                                                                [EXECUTION COPY]




                                CREDIT AGREEMENT

                           Dated as of March 24, 2000

                                      among

                         AMERICAN MEDICAL SYSTEMS, INC.,
                                  as Borrower,

                                       and

                        THE SUBSIDIARIES OF THE BORROWER
                         FROM TIME TO TIME PARTY HERETO,
                                 as Guarantors,

                                   THE LENDERS
                         FROM TIME TO TIME PARTY HERETO,

                             BANK OF AMERICA, N. A.,
                                    as Agent

                                       and

                         BANC OF AMERICA SECURITIES LLC,
                   as Sole Lead Arranger and Sole Book Manager

                                TABLE OF CONTENTS



SECTION 1  DEFINITIONS.......................................................1

   1.1   DEFINITIONS.........................................................1
   1.2   COMPUTATION OF TIME PERIODS........................................28
   1.3   ACCOUNTING TERMS...................................................28

SECTION 2  CREDIT FACILITIES................................................29

   2.1   REVOLVING LOANS....................................................29
   2.2   LETTER OF CREDIT SUBFACILITY.......................................31
   2.3   TRANCHE A TERM LOAN................................................36
   2.4   TRANCHE B TERM LOAN................................................38

SECTION 3  OTHER PROVISIONS RELATING TO CREDIT FACILITIES...................40

   3.1   DEFAULT RATE.......................................................40
   3.2   EXTENSION AND CONVERSION...........................................40
   3.3   PREPAYMENTS........................................................41
   3.4   TERMINATION AND REDUCTION OF COMMITMENTS...........................44
   3.5   FEES...............................................................45
   3.6   CAPITAL ADEQUACY...................................................46
   3.7   LIMITATION ON EURODOLLAR LOANS.....................................46
   3.8   ILLEGALITY.........................................................46
   3.9   REQUIREMENTS OF LAW................................................47
   3.10  TREATMENT OF AFFECTED LOANS........................................48
   3.11  TAXES..............................................................48
   3.12  COMPENSATION.......................................................50
   3.13  PRO RATA TREATMENT.................................................51
   3.14  SHARING OF PAYMENTS................................................51
   3.15  PAYMENTS, COMPUTATIONS, ETC........................................52
   3.16  EVIDENCE OF DEBT...................................................54
   3.17  REPLACEMENT OF AFFECTED LENDERS....................................55

SECTION 4  GUARANTY.........................................................55

   4.1   THE GUARANTY.......................................................55
   4.2   OBLIGATIONS UNCONDITIONAL..........................................56
   4.3   REINSTATEMENT......................................................57
   4.4   CERTAIN ADDITIONAL WAIVERS.........................................57
   4.5   REMEDIES...........................................................57
   4.6   RIGHTS OF CONTRIBUTION.............................................58
   4.7   GUARANTEE OF PAYMENT; CONTINUING GUARANTEE.........................59

SECTION 5  CONDITIONS.......................................................59

   5.1   CLOSING CONDITIONS.................................................59
   5.2   CONDITIONS TO INITIAL EXTENSIONS OF CREDIT.........................59
   5.3   CONDITIONS TO ALL EXTENSIONS OF CREDIT.............................65


SECTION 6  REPRESENTATIONS AND WARRANTIES...................................66

   6.1   FINANCIAL CONDITION................................................66
   6.2   NO MATERIAL CHANGE.................................................68
   6.3   ORGANIZATION AND GOOD STANDING.....................................68
   6.4   POWER; AUTHORIZATION; ENFORCEABLE OBLIGATIONS......................68
   6.5   NO CONFLICTS.......................................................68
   6.6   NO DEFAULT.........................................................69

                                       i

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   6.7   OWNERSHIP..........................................................69
   6.8   INDEBTEDNESS.......................................................69
   6.9   LITIGATION.........................................................69
   6.10  TAXES..............................................................69
   6.11  COMPLIANCE WITH LAW................................................70
   6.12  ERISA..............................................................70
   6.13  CORPORATE STRUCTURE; CAPITAL STOCK, ETC............................71
   6.14  GOVERNMENTAL REGULATIONS, ETC......................................72
   6.15  PURPOSE OF LOANS AND LETTERS OF CREDIT.............................72
   6.16  ENVIRONMENTAL MATTERS..............................................72
   6.17  INTELLECTUAL PROPERTY..............................................73
   6.18  SOLVENCY...........................................................74
   6.19  INVESTMENTS........................................................74
   6.20  BUSINESS LOCATIONS.................................................74
   6.21  DISCLOSURE.........................................................74
   6.22  NO BURDENSOME RESTRICTIONS.........................................74
   6.23  BROKERS' FEES......................................................74
   6.24  LABOR MATTERS......................................................74
   6.25  NATURE OF BUSINESS.................................................75
   6.26  YEAR 2000 COMPLIANCE...............................................75

SECTION 7  AFFIRMATIVE COVENANTS............................................75

   7.1   INFORMATION COVENANTS..............................................75
   7.2   PRESERVATION OF EXISTENCE AND FRANCHISES...........................78
   7.3   BOOKS AND RECORDS..................................................79
   7.4   COMPLIANCE WITH LAW................................................79
   7.5   PAYMENT OF TAXES AND OTHER INDEBTEDNESS............................79
   7.6   INSURANCE..........................................................79
   7.7   MAINTENANCE OF PROPERTY............................................80
   7.8   PERFORMANCE OF OBLIGATIONS.........................................80
   7.9   USE OF PROCEEDS....................................................80
   7.10  AUDITS/INSPECTIONS.................................................81
   7.11  FINANCIAL COVENANTS................................................81
   7.12  NEW SUBSIDIARIES...................................................82
   7.13  PLEDGED ASSETS.....................................................82
   7.14  INTEREST RATE PROTECTION...........................................83
   7.15  YEAR 2000 COMPLIANCE...............................................83

SECTION 8  NEGATIVE COVENANTS...............................................83

   8.1   INDEBTEDNESS.......................................................84
   8.2   LIENS..............................................................85
   8.3   NATURE OF BUSINESS.................................................87
   8.4   CONSOLIDATION, MERGER, DISSOLUTION, ETC............................87
   8.5   ASSET DISPOSITIONS.................................................87
   8.6   INVESTMENTS........................................................88
   8.7   RESTRICTED PAYMENTS................................................90
   8.8   OTHER INDEBTEDNESS.................................................90
   8.9   TRANSACTIONS WITH AFFILIATES.......................................91
   8.10  FISCAL YEAR; ORGANIZATIONAL DOCUMENTS..............................91
   8.11  LIMITATION ON RESTRICTED ACTIONS...................................91
   8.12  OWNERSHIP OF SUBSIDIARIES; LIMITATIONS ON PARENT...................92
   8.13  SALE LEASEBACKS....................................................92
   8.14  CAPITAL EXPENDITURES...............................................92
   8.15  NO FURTHER NEGATIVE PLEDGES........................................92
   8.16  OPERATING LEASE OBLIGATIONS........................................93
   8.17  LIMITATION ON FOREIGN OPERATIONS...................................93

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

SECTION 9  EVENTS OF DEFAULT................................................93

   9.1      EVENTS OF DEFAULT...............................................93
   9.2      ACCELERATION; REMEDIES..........................................96

SECTION 10  AGENCY PROVISIONS...............................................97

   10.1     APPOINTMENT, POWERS AND IMMUNITIES..............................97
   10.2     RELIANCE BY AGENT...............................................97
   10.3     DEFAULTS........................................................98
   10.4     RIGHTS AS A LENDER..............................................98
   10.5     INDEMNIFICATION.................................................98
   10.6     NON-RELIANCE ON AGENT AND OTHER LENDERS.........................99
   10.7     SUCCESSOR AGENT.................................................99

SECTION 11  MISCELLANEOUS..................................................100

   11.1     NOTICES........................................................100
   11.2     RIGHT OF SET-OFF; ADJUSTMENTS..................................101
   11.3     BENEFIT OF AGREEMENT...........................................101
   11.4     NO WAIVER; REMEDIES CUMULATIVE.................................103
   11.5     EXPENSES; INDEMNIFICATION......................................104
   11.6     AMENDMENTS, WAIVERS AND CONSENTS...............................105
   11.7     COUNTERPARTS...................................................107
   11.8     HEADINGS.......................................................107
   11.9     SURVIVAL.......................................................107
   11.10    GOVERNING LAW; SUBMISSION TO JURISDICTION; VENUE...............107
   11.11    SEVERABILITY...................................................108
   11.12    ENTIRETY.......................................................108
   11.13    TERMINATION....................................................108
   11.14    CONFIDENTIALITY................................................108
   11.15    SOURCE OF FUNDS................................................109
   11.16    REGULATION D...................................................110
   11.17    CONFLICT.......................................................110

SCHEDULES

Schedule 2.1(a)            Lenders
Schedule 6.1(a)            Disclosed Liabilities
Schedule 6.4 Required Consents, Authorizations, Notices and Filings
Schedule 6.9               Litigation
Schedule 6.12              ERISA
Schedule 6.13A             Corporate Structure
Schedule 6.13B             Subsidiaries
Schedule 6.16              Environmental Disclosures
Schedule 6.17              Intellectual Property
Schedule 6.20(a)           Mortgaged Properties
Schedule 6.20(b)           Collateral Locations
Schedule 6.20(c) Chief Executive Offices/Principal Places of Business
Schedule 7.6               Insurance
Schedule 8.1(b)            Indebtedness
Schedule 8.1(m)            Terms of Subordination
Schedule 8.2               Liens
Schedule 8.6               Investments

                                    EXHIBITS

Exhibit 1.1A               Form of Pledge Agreement
Exhibit 1.1B               Form of Security Agreement
Exhibit 1.1C               Form of Warburg Guaranty
Exhibit 2.1(b)(i)          Form of Notice of Borrowing
Exhibit 2.1(e)             Form of Revolving Note
Exhibit 2.3(f)             Form of Tranche A Term Note
Exhibit 2.4(f)             Form of Tranche B Term Note
Exhibit 3.2                Form of Notice of Extension/Conversion
Exhibit 5.2                Form of Parent Joinder Agreement
Exhibit 7.1(c)             Form of Officer's Compliance Certificate
Exhibit 7.12               Form of Joinder Agreement
Exhibit 11.3(b)            Form of Assignment and Acceptance


AMERICAN MEDICAL SYSTEMS HOLDINGS, INC. WILL FILE A COPY OF THE EXHIBITS (TO THE EXTENT NOT PREVIOUSLY FILED) AND THE SCHEDULES SUPPLEMENTALLY WITH THE SECURITIES EXCHANGE COMMISSION UPON THEIR REQUEST.

                                CREDIT AGREEMENT


         THIS CREDIT AGREEMENT, dated as of March 24, 2000 (as amended, modified, restated or supplemented from time to time, the "Credit Agreement"), is by and among AMERICAN MEDICAL SYSTEMS, INC., a Delaware corporation (the "Borrower"), the Subsidiary Guarantors (as defined herein), the Lenders (as defined herein) and BANK OF AMERICA, N. A., as Agent for the Lenders (in such capacity, the "Agent").

                               W I T N E S S E T H

         WHEREAS, the Borrower has requested that the Lenders provide credit facilities in an aggregate amount of up to $115,000,000 (the "Credit Facilities") for the purposes hereinafter set forth; and

         WHEREAS, the Lenders have agreed to make the requested Credit Facilities available to the Borrower on the terms and conditions hereinafter set forth;

         NOW, THEREFORE, IN CONSIDERATION of the premises and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:


                                    SECTION 1

                                   DEFINITIONS

                  1.1 DEFINITIONS.

         As used in this Credit Agreement, the following terms shall have the meanings specified below unless the context otherwise requires:

                  "Acquisition", by any Person, means the acquisition by such Person of (a) all of the Capital Stock, (b) all or substantially all of the Property of another Person or (c) all or substantially all of a line of business of another Person, in each case whether or not involving a merger or consolidation with such other Person.

                  "Adjusted Base Rate" means the Base Rate plus the Applicable Percentage.

                  "Adjusted Eurodollar Rate" means the Eurodollar Rate plus the Applicable Percentage.

                  "Affiliate" means, with respect to any Person, any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such Person. For purposes of this definition, "control" when used with respect to any Person means the power (i) to vote 10% or more of the securities having ordinary voting power for the election of directors of such corporation or (ii) to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

                  "Agency Services Address" means Bank of America, N. A., NC1-001-15-04, 101 North Tryon Street, Charlotte, North Carolina 28255,
         Attn: Agency Services, or such other address as may be identified by written notice from the Agent to the Borrower.

                  "Agent" shall have the meaning assigned to such term in the heading hereof, together with any successors or assigns.

                  "Agent's Fee Letter" means that certain letter agreement, dated as of December 22, 1999, between the Agent and the Borrower, as amended, modified, restated or supplemented from time to time.

                  "Applicable Lending Office" means, for each Lender, the office of such Lender (or of an Affiliate of such Lender) as such Lender may from time to time specify to the Agent and the Borrower by written notice as the office by which its Eurodollar Loans are made and maintained.

                  "Applicable Percentage" means, for purposes of calculating the applicable interest rate for any day for any Loan, the applicable rate of the Unused Fee for any day for purposes of Section 3.5(a), the applicable rate of the Standby Letter of Credit Fee for any day for purposes of Section 3.5(b)(i) or the applicable rate of the Trade Letter of Credit Fee for any day for purposes of Section 3.5(b)(ii), the appropriate applicable percentage corresponding to the Leverage Ratio in effect as of the most recent Calculation Date:

                                                                         APPLICABLE PERCENTAGES
                                  -------------------------------------------------------------------------------------------------
                                       FOR TRANCHE A TERM         FOR REVOLVING LOANS
                                             LOANS                 AND TRANCHE B TERM
                                                                          LOANS
                                  ---------------------------- -------------------------
                                                                                          FOR STANDBY     FOR TRADE    FOR UNUSED
     PRICING     LEVERAGE RATIO    EURODOLLAR     BASE RATE     EURODOLLAR     BASE RATE   LETTER OF      LETTER OF       FEE
      LEVEL                           LOANS         LOANS          LOANS         LOANS     CREDIT FEE     CREDIT FEE
  -------------- ---------------- -------------- ------------- -------------- ---------- ------------- -------------- -------------
        I         > 3.0 to 1.0        3.00%         2.00%         0.875%           0%        0.875%        0.4375%       0.125%
  -------------- ---------------- -------------- ------------- -------------- ---------- ------------- -------------- -------------
                  < 3.0 to 1.0
                  -
       II         but > 2.5 to        2.50%         1.50%         0.875%           0%        0.875%        0.4375%       0.125%
                       1.0
  -------------- ---------------- -------------- ------------- -------------- ---------- ------------- -------------- -------------
       III        < 2.5 to 1.0        2.00%         1.00%         0.875%           0%        0.875%        0.4375%       0.125%
                  -


         The Applicable Percentages shall be determined and adjusted quarterly on the date (each a "Calculation Date") five Business Days after the date by which the Credit Parties are required to provide the officer's certificate in accordance with the provisions of

         Section 7.1(c) for the most recently ended fiscal quarter of the Consolidated Parties; provided, however, that (i) the initial Applicable Percentages shall be based on Pricing Level I (as shown above) and shall remain at Pricing Level I until the Calculation Date for the fiscal quarter of the Consolidated Parties ending on September 30, 2000, on and after which time the Pricing Level shall be determined by the Leverage Ratio as of the last day of the most recently ended fiscal quarter of the Consolidated Parties preceding the applicable Calculation Date and (ii) if the Credit Parties fail to provide the officer's certificate to the Agency Services Address as required by
         Section 7.1(c) for the last day of the most recently ended fiscal quarter of the Consolidated Parties preceding the applicable Calculation Date, the Applicable Percentage from such Calculation Date shall be based on Pricing Level I until such time as an appropriate officer's certificate is provided, whereupon the Pricing Level shall be determined by the Leverage Ratio as of the last day of the most recently ended fiscal quarter of the Consolidated Parties preceding such Calculation Date. Each Applicable Percentage shall be effective from one Calculation Date until the next Calculation Date. Any adjustment in the Applicable Percentages shall be applicable to all existing Loans and Letters of Credit as well as any new Loans and Letters of Credit made or issued.

                  "Application Period", in respect of any Asset Disposition, shall have the meaning assigned to such term in Section 8.5.

                  "Asset Disposition" means any disposition (including pursuant to a Sale and Leaseback Transaction) of any or all of the Property (including without limitation the Capital Stock of a Subsidiary) of any Consolidated Party whether by sale, lease, transfer or otherwise, but other than pursuant to any casualty or condemnation event.

                  "Asset Disposition Prepayment Event" means, with respect to any Asset Disposition other than an Excluded Asset Disposition, the failure of the Credit Parties to apply (or cause to be applied) the Net Cash Proceeds of such Asset Disposition to Eligible Reinvestments during the Application Period for such Asset Disposition.

                  "Assignment and Acceptance" shall have the meaning to such term in Section 11.3(b).

                  "Bank of America" means Bank of America, N. A. and its successors.

                  "Bankruptcy Code" means the Bankruptcy Code in Title 11 of the United States Code, as amended, modified, succeeded or replaced from time to time.

                  "Bankruptcy Event" means, with respect to any Person, the occurrence of any of the following with respect to such Person: (i) the entry of a decree or order for relief in respect of such Person by a court or governmental agency having jurisdiction in the premises in an involuntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or the appointment by a court or governmental agency having jurisdiction in the premises of a receiver, liquidator, assignee, custodian, trustee, sequestrator (or similar official) of such Person or for any substantial part of its Property or ordering the winding up or liquidation of its affairs; or (ii) the commencement against such Person of an involuntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or of any case, proceeding or other action for the appointment of a receiver, liquidator, assignee, custodian, trustee, sequestrator (or similar official) of such Person or for any substantial part of its Property or for the winding up or liquidation of its affairs, and such involuntary case or other case, proceeding or other action shall remain undismissed for a period of sixty (60) consecutive days; or (iii) such Person shall commence a voluntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or consent to the entry of an order for relief in an involuntary case under any such law, or consent to the appointment or taking possession by a receiver, liquidator, assignee, custodian, trustee, sequestrator (or similar official) of such Person or for any substantial part of its Property or make any general assignment for the benefit of creditors; or (iv) such Person shall be unable to, or shall admit in writing its inability to, pay its debts generally as they become due.

                  "Base Rate" means, for any day, the rate per annum equal to the higher of (a) the Federal Funds Rate for such day plus one-half of one percent (0.5%) and (b) the Prime Rate for such day. Any change in the Base Rate due to a change in the Prime Rate or the Federal Funds Rate shall be effective on the effective date of such change in the Prime Rate or Federal Funds Rate.

                  "Base Rate Loan" means any Loan bearing interest at a rate determined by reference to the Base Rate.

                  "Borrower" means the Person identified as such in the heading hereof, together with any permitted successors and assigns.

                  "Business Day" means a day other than a Saturday, Sunday or other day on which commercial banks in Charlotte, North Carolina or New York, New York are authorized or required by law to close, except that, when used in connection with a Eurodollar Loan, such day shall also be a day on which dealings between banks are carried on in Dollar deposits in London, England.

                  "Businesses" means, at any time, a collective reference to the businesses operated by the Consolidated Parties at such time.

                  "Calculation Date" shall have the meaning assigned to such term in the definition of "Applicable Percentage" set forth in this
         Section 1.1.

                  "Capital Lease" means, as applied to any Person, any lease of any Property (whether real, personal or mixed) by that Person as lessee which, in accordance with GAAP, is required to be accounted for as a capital lease on the balance sheet of that Person.

                  "Capital Stock" means (i) in the case of a corporation, capital stock, (ii) in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of capital stock, (iii) in the case of a partnership, partnership interests (whether general or limited), (iv) in the case of a limited liability company, membership interests and
         (v) any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person.

                  "Cash Equivalents" means, as at any date, (a) securities issued or directly and fully guaranteed or insured by the United States or any agency or instrumentality thereof (provided that the full faith and credit of the United States is pledged in support thereof) having maturities of not more than twelve months from the date of acquisition,
         (b) Dollar denominated time deposits and certificates of deposit of (i) any Lender, (ii) any domestic commercial bank of recognized standing having capital and surplus in excess of $500,000,000 or (iii) any bank whose short-term commercial paper rating from S&P is at least A-1 or the equivalent thereof or from Moody's is at least P-1 or the equivalent thereof (any such bank being an "Approved Bank"), in each case with maturities of not more than 270 days from the date of acquisition, (c) commercial paper and variable or fixed rate notes issued by any Approved Bank (or by the parent company thereof) or any variable rate notes issued by, or guaranteed by, any domestic corporation rated A-1 (or the equivalent thereof) or better by S&P or P-1 (or the equivalent thereof) or better by Moody's and maturing within six months of the date of acquisition, (d) repurchase agreements entered into by any Person with a bank or trust company (including any of the Lenders) or recognized securities dealer having capital and surplus in excess of $500,000,000 for direct obligations issued by or fully guaranteed by the United States in which such Person shall have a perfected first priority security interest (subject to no other Liens) and having, on the date of purchase thereof, a fair market value of at least 100% of the amount of the repurchase obligations and (e) Investments, classified in accordance with GAAP as current assets, in money market investment programs registered under the Investment Company Act of 1940, as amended, which are administered by reputable financial institutions having capital of at least $500,000,000 and the portfolios of which are limited to Investments of the character described in the foregoing subdivisions (a) through (d).

                  "Change of Control" means any of the following events: (a) the sale, lease, transfer or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the assets of the Borrower and its Subsidiaries taken as a whole to any "person" or "group" (within the meaning of Sections 13(d) and 14(d)(2) of the Securities Exchange Act) other than the WPEP Entities, (b) prior to a Qualifying IPO, the WPEP Entities shall fail to own beneficially, directly or indirectly, at least 50% of the outstanding Voting Stock of the Parent, (c) after a Qualifying IPO, the WPEP Entities shall fail to own beneficially, directly or indirectly, (1) at least 30% of the outstanding Voting Stock of the Parent and (2) a greater percentage of the outstanding Voting Stock of the Parent than the percentage of such outstanding Voting Stock which any other "person" or "group" (within the meaning of Sections 13(d) and 14(d)(2) of the Securities Exchange Act) other than the WPEP Entities
         (A) shall have acquired beneficial ownership, directly or indirectly, of or (B) shall have acquired by contract or otherwise, or shall have entered into a contract or arrangement that, upon consummation, will result in its or their acquisition of, control over, (d) the failure of the WPEP Entities and the Co-Investor to control, whether through ownership of Voting Stock, by contract or otherwise, a majority of the seats (excluding vacant seats) on the Parent's Board of Directors. As used herein, "beneficial ownership" shall have the meaning provided in Rule 13d-3 of the Securities and Exchange Commission under the Securities Exchange Act, or (e) the Parent shall fail to own directly 100% of the outstanding Capital Stock of the Borrower.

                  "Closing Date" means the date hereof.

                  "Co-Investor" means the Vertical Fund Associates, L.P., a Delaware limited partnership.

                  "Code" means the Internal Revenue Code of 1986, as amended, and any successor statute thereto, as interpreted by the rules and regulations issued thereunder, in each case as in effect from time to time. References to sections of the Code shall be construed also to refer to any successor sections.

                  "Collateral" means a collective reference to all real and personal Property (other than Excluded Property) with respect to which Liens in favor of the Agent are purported to be granted pursuant to and in accordance with the terms of the Collateral Documents.

                  "Collateral Documents" means a collective reference to the Security Agreement, the Pledge Agreement and the Mortgage Instruments.

                  "Commitment" means (i) with respect to each Lender, the Revolving Commitment of such Lender, the Tranche A Term Loan Commitment and the Tranche B Term Loan Commitment of such Lender and (ii) with respect to the Issuing Lender, the LOC Commitment.

                  "Commitment Percentage" means, for any Lender, the percentage identified as its Commitment Percentage on Schedule 2.1(a), as such percentage may be modified in connection with any assignment made in accordance with the provisions of Section 11.3.

                  "Consolidated Capital Expenditures" means, as of any date for the four fiscal quarter period ending on such date with respect to the Consolidated Parties on a consolidated basis, all capital expenditures, as determined in accordance with GAAP, but in any event excluding (i) Eligible Reinvestments made with proceeds of any Involuntary Disposition and (ii) any capital expenditures to the extent financed with the proceeds of (a) Investor Subordinated Debt or (b) any Equity Issuance by any member of the Initial Investor Group; provided, however, that (1) Consolidated Capital Expenditures for the four fiscal quarter period ending as of June 30, 2000 shall be based on Consolidated Capital Expenditures for the one fiscal-quarter period then ended multiplied by 4, (2) Consolidated Capital Expenditures for the four fiscal quarter period ending as of September 30, 2000 shall be based on Consolidated Capital Expenditures for the two fiscal-quarter period then ended multiplied by 2 and (3) Consolidated Capital Expenditures for the four fiscal quarter period ending as of December 31, 2000 shall be based on Consolidated Capital Expenditures for the three fiscal-quarter period then ended multiplied by 1.33. Notwithstanding any other provisions of this Credit Agreement to the contrary, Consolidated Capital Expenditures shall not include any payments of Holdback Merger Consideration or Contingent Merger Consideration by or on behalf of the Borrower.

                  "Consolidated Cash Taxes" means, as of any date for the four fiscal quarter period ending on such date with respect to the Consolidated Parties on a consolidated basis, the aggregate of all taxes, as determined in accordance with GAAP, to the extent the same are paid in cash during such period; provided, however, that (i) Consolidated Cash Taxes for the four fiscal quarter period ending as of June 30, 2000 shall be based on Consolidated Cash Taxes for the one fiscal-quarter period then ended multiplied by 4, (ii) Consolidated Cash Taxes for the four fiscal quarter period ending as of September 30, 2000 shall be based on Consolidated Cash Taxes for the two fiscal-quarter period then ended multiplied by 2 and (iii) Consolidated Cash Taxes for the four fiscal quarter period ending as of December 31, 2000 shall be based on Consolidated Cash Taxes for the three fiscal-quarter period then ended multiplied by 1.33.

                  "Consolidated EBITDA" means, as of any date for the four fiscal quarter period ending on such date with respect to the Consolidated Parties on a consolidated basis, the sum of (i) Consolidated Net Income, plus (ii) an amount which, in the determination of Consolidated Net Income, has been deducted for (A) Consolidated Interest Expense, (B) total Federal, state, local and foreign income, value added and similar taxes, (C) depreciation and amortization expense, (D) recognition of accruals for pension plan obligations which did not require cash funding during such period, (E) to the extent incurred during fiscal year 2000 of the Consolidated Parties, one-time expenses in an aggregate amount not to exceed $1,000,000 associated with the restructuring of the business acquired under the Purchase Agreement, including, but not limited to severance obligations incurred as a result of such restructuring, (F) one-time expenses associated with the restructuring of the business acquired under that certain Asset Purchase Agreement dated as of July 21, 1998 among Pfizer Inc. and the Borrower, including, but not limited to severance obligations incurred as a result of such restructuring, in an aggregate amount of up to (1) to the extent incurred during the first fiscal quarter of 1999, $3,000,000, (2) to the extent incurred during the second fiscal quarter of 1999, $400,000 and (3) to the extent incurred during the third fiscal quarter of 1999, $200,000 and (G) the recognition of expense for the write-off of purchased research and development, all as determined in accordance with GAAP.

                  "Consolidated Interest Expense" means, as of any date for the four fiscal quarter period ending on such date with respect to the Consolidated Parties on a consolidated basis, interest expense (including the amortization of debt discount and premium, the interest component under Capital Leases and the implied interest component under Synthetic Leases), as determined in accordance with GAAP; provided, however, that (i) Consolidated Interest Expense for the four fiscal-quarter period ending as of March 31, 2000 shall be calculated on a pro forma basis assuming that (a) the Indebtedness of the Consolidated Parties outstanding on March 31, 2000 was the only Indebtedness outstanding during such four fiscal-quarter period and (b) all Indebtedness of the Consolidated Parties outstanding on March 31, 2000 was outstanding on every day of such four fiscal-quarter period and was bearing interest for each such day at the rate which is in effect with respect to such Indebtedness on March 31, 2000, (ii) Consolidated Interest Expense for the four fiscal quarter period ending as of June 30, 2000 shall be based on Consolidated Interest Expense for the one fiscal-quarter period then ended multiplied by 4, (iii) Consolidated Interest Expense for the four fiscal quarter period ending as of September 30, 2000 shall be based on Consolidated Interest Expense for the two fiscal-quarter period then ended multiplied by 2 and (iv) Consolidated Interest Expense for the four fiscal quarter period ending as of December 31, 2000 shall be based on Consolidated Interest Expense for the three fiscal-quarter period then ended multiplied by 1.33.

                  "Consolidated Net Income" means, as of any date for the four fiscal quarter period ending on such date with respect to the Consolidated Parties on a consolidated basis, net income (excluding extraordinary items) after interest expense, income taxes and depreciation and amortization, all as determined in accordance with GAAP.

                  "Consolidated Parties" means a collective reference to the Parent and its Subsidiaries, and "Consolidated Party" means any one of them.

                  "Consolidated Scheduled Funded Debt Payments" means, as of any date for the four fiscal quarter period ending on such date with respect to the Consolidated Parties on a consolidated basis, the sum of all scheduled payments of principal on Funded Indebtedness (including the implied principal component of payments due on Capital Leases and Synthetic Leases, but excluding voluntary prepayments or mandatory prepayments required pursuant to Section 3.3), as determined in accordance with GAAP.

                  "Contingent Merger Consideration" shall have the meaning assigned to such term in Section 2.8(c) of the Purchase Agreement.

                  "Continue", "Continuation" and "Continued" shall refer to the continuation pursuant to Section 3.2 hereof of a Eurodollar Loan from one Interest Period to the next Interest Period.

                  "Convert", "Conversion" and "Converted" shall refer to a conversion pursuant to Section 3.2 or Sections 3.7 through 3.12, inclusive, of a Base Rate Loan into a Eurodollar Loan.

                  "Credit Documents" means a collective reference to this Credit Agreement, the Notes, the LOC Documents, each Joinder Agreement, the Agent's Fee Letter and the Collateral Documents (in each case as the same may be amended, modified, restated, supplemented, extended, renewed or replaced from time to time), and "Credit Document" means any one of them.

                  "Credit Facilities" shall have the meaning assigned to such term in the recitals hereto.

                  "Credit Parties" means a collective reference to the Borrower and the Guarantors, and "Credit Party" means any one of them.

                  "Credit Party Obligations" means, without duplication, (i) all of the obligations of the Credit Parties to the Lenders (including the Issuing Lender) and the Agent, whenever arising, under this Credit Agreement, the Notes, the Collateral Documents or any of the other Credit Documents (including, but not limited to, any interest accruing after the occurrence of a Bankruptcy Event with respect to any Credit Party, regardless of whether such interest is an allowed claim under the Bankruptcy Code) and (ii) unless otherwise agreed to by a Credit Party in the documentation evidencing same, all liabilities and obligations, whenever arising, owing from any Credit Party to any Lender, or any Affiliate of a Lender, arising under any Hedging Agreement.

                  "Debt Issuance" means the issuance of any Indebtedness for borrowed money by any Consolidated Party other than Indebtedness permitted under Section 8.1.

                  "Default" means any event, act or condition which with notice or lapse of time, or both, would constitute an Event of Default.

                  "Defaulting Lender" means, at any time, any Lender that (a) has failed to make a Loan or purchase a Participation Interest required pursuant to the term of this Credit Agreement within one Business Day of when due, (b) other than as set forth in (a) above, has failed to pay to the Agent or any Lender an amount owed by such Lender pursuant to the terms of this Credit Agreement within one Business Day of when due, unless such amount is subject to a good faith dispute or (c) has been deemed insolvent or has become subject to a bankruptcy or insolvency proceeding or with respect to which (or with respect to any of the assets of which) a receiver, trustee or similar official has been appointed.

                  "Dollar Equivalent" means, on any date, (i) with respect to an amount denominated in Dollars, such amount, and (ii) with respect to an amount denominated in any currency other than Dollars, the amount of Dollars into which such amount could be converted at its spot rate of exchange in the interbank foreign exchange market applicable to the relevant transaction on such date.

                  "Dollars" and "$" means dollars in lawful currency of the United States.

                  "Domestic Subsidiary" means any direct or indirect Subsidiary of the Borrower which is incorporated or organized under the laws of any State of the United States or the District of Columbia.

                  "Eligible Assignee" means (i) a Lender; (ii) an Affiliate of a Lender or any fund that invests in bank loans and is managed by an investment advisor to a Lender; and (iii) any commercial bank, financial institution or any institutional "accredited investor" (as defined in Regulation D) approved by the Agent and, unless an Event of Default has occurred and is continuing at the time any assignment is effected in accordance with Section 11.3, the Borrower (such approval by the Agent or the Borrower not to be unreasonably withheld or delayed and such approval to be deemed given by the Borrower if no objection is received by the assigning Lender and the Agent from the Borrower within two (2) Business Days after confirmation (such confirmation not to be unreasonably withheld or delayed) by an Executive Officer of the Borrower of receipt of notice of such proposed assignment by the assigning Lender); provided, however, that neither the Borrower nor an Affiliate of the Borrower shall qualify as an Eligible Assignee.

                  "Eligible Prepayment Proceeds" means, (i) at any time after the Agent has received the Required Financial Information for any fiscal year end, the portion of Excess Cash Flow for such fiscal year not required to be applied to prepay the Loans pursuant to the terms of
         Section 3.3(b)(ii), (ii) the cash proceeds from any Equity Issuance by any Consolidated Party to any member of the Initial Investor Group,
         (iii) the cash proceeds from a Qualifying IPO, (iv) the portion of Net Cash Proceeds from an Equity Issuance (other than an Excluded Equity Issuance) not required to be applied to prepay the Loans pursuant to the terms of Section 3.3(b)(v) and (v) the cash proceeds of Investor Subordinated Debt.

                  "Eligible Reinvestment" means (i) any acquisition (whether or not constituting a capital expenditure, but not constituting an Acquisition) of assets or any business (or any substantial part thereof) used or useful in the same or a similar line of business as the Borrower and its Subsidiaries were engaged in on the Closing Date (or any reasonable extensions or expansions thereof) and (ii) any Permitted Acquisition.

                  "Environmental Laws" means any and all lawful and applicable Federal, state, local and foreign statutes, laws (including, without limitation, the Comprehensive Environmental Response, Compensation and Liability Act of 1980, the Resource Conservation and Recovery Act of 1976, the Toxic Substances Control Act, the Water Pollution Control Act, the Clean Air Act and the Hazardous Materials Transportation Act), regulations, ordinances, rules, judgments, orders, decrees, permits, concessions, grants, franchises, licenses, agreements or other governmental restrictions relating to the environment or to emissions, discharges, releases or threatened releases of pollutants, contaminants, chemicals, or industrial, toxic or hazardous substances or wastes into the environment including, without limitation, ambient air, surface water, ground water, or land, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport, or handling of pollutants, contaminants, chemicals, or industrial, toxic or hazardous substances or wastes.

                  "Equity Issuance" means any issuance by any Consolidated Party to any Person of (a) shares of its Capital Stock, (b) any shares of its Capital Stock pursuant to the exercise of options or warrants, (c) any shares of its Capital Stock pursuant to the conversion of any debt securities to equity or (d) any options or warrants relating to its Capital Stock. The term "Equity Issuance" shall not include any Asset Disposition.

                  "ERISA" means the Employee Retirement Income Security Act of 1974, as amended, and any successor statute thereto, as interpreted by the rules and regulations thereunder, all as the same may be in effect from time to time. References to sections of ERISA shall be construed also to refer to any successor sections.

                  "ERISA Affiliate" means an entity which is under common control with any Consolidated Party within the meaning of Section 4001(a)(14) of ERISA, or is a member of a group which includes any Consolidated Party and which is treated as a single employer under Sections 414(b) or (c) of the Code.

                  "ERISA Event" means (i) with respect to any Plan, the occurrence of a Reportable Event or the substantial cessation of operations (within the meaning of Section 4062(e) of ERISA); (ii) the withdrawal by any Consolidated Party or any ERISA Affiliate from a Multiple Employer Plan during a plan year in which it was a substantial employer (as such term is defined in Section 4001(a)(2) of ERISA), or the termination of a Multiple Employer Plan; (iii) the distribution of a notice of intent to terminate or the actual termination of a Plan pursuant to Section 4041(a)(2) or 4041A of ERISA; (iv) the institution of proceedings to terminate or the actual termination of a Plan by the PBGC under Section 4042 of ERISA; (v) any event or condition which might constitute grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Plan; (vi) the complete or partial withdrawal of any Consolidated Party or any ERISA Affiliate from a Multiemployer Plan; (vii) the conditions for imposition of a lien under Section 302(f) of ERISA exist with respect to any Plan; or (viii) the adoption of an amendment to any Plan requiring the provision of security to such Plan pursuant to Section 307 of ERISA.

                  "Eurodollar Loan" means any Loan that bears interest at a rate based upon the Eurodollar Rate.

                  "Eurodollar Rate" means, for any Eurodollar Loan for any Interest Period therefor, the rate per annum (rounded upwards, if necessary, to the nearest 1/100 of 1%) determined by the Agent to be equal to the quotient obtained by dividing (a) the Interbank Offered Rate for such Eurodollar Loan for such Interest Period by (b) 1 minus the Eurodollar Reserve Requirement for such Eurodollar Loan for such Interest Period.

                  "Eurodollar Reserve Requirement" means, at any time, the maximum rate at which reserves (including, without limitation, any marginal, special, supplemental, or emergency reserves) are required to be maintained under regulations issued from time to time by the Board of Governors of the Federal Reserve System (or any successor) by member banks of the Federal Reserve System against "Eurocurrency liabilities" (as such term is used in Regulation D). Without limiting the effect of the foregoing, the Eurodollar Reserve Requirement shall reflect any other reserves required to be maintained by such member banks with respect to (i) any category of liabilities which includes deposits by reference to which the Adjusted Eurodollar Rate is to be determined, or
         (ii) any category of extensions of credit or other assets which include Eurodollar Loans. The Adjusted Eurodollar Rate shall be adjusted automatically on and as of the effective date of any change in the Eurodollar Reserve Requirement.

                  "Event of Default" shall have the meaning assigned to such term in Section 9.1.

                  "Excess Cash Flow" means, with respect to any fiscal year period of the Consolidated Parties on a consolidated basis, an amount equal to (a) Consolidated EBITDA minus (b) Consolidated Capital Expenditures minus (c) Consolidated Interest Expense minus (d) Federal, state and other income taxes payable by the Consolidated Parties on a consolidated basis minus (e) Consolidated Scheduled Funded Debt Payments minus (f) the amount of any voluntary prepayments of the Tranche A Term Loan or (to the extent accompanied by a reduction in the Revolving Committed Amount) the Revolving Loans.

                  "Excess Proceeds" shall have the meaning assigned to such term in Section 7.6(b).

                  "Excluded Asset Disposition" means, with respect to any Consolidated Party, (i) the disposition of inventory or other assets sold, leased, licensed or disposed of or replaced in the ordinary course of such Consolidated Party's business, (ii) the disposition of machinery and equipment no longer used or useful in the conduct of such Consolidated Party's business, (iii) any Equity Issuance by such Consolidated Party, (iv) any Involuntary Disposition by such Consolidated Party, (v) any sale, lease, transfer or other disposition of Property by such Consolidated Party to any Credit Party, provided that the Credit Parties shall cause to be executed and delivered such documents, instruments and certificates as the Agent may request so as to cause the Credit Parties to be in compliance with the terms of
         Section 7.13 after giving effect to such transaction and (vi) if such Consolidated Party is not a Credit Party, any sale, lease, transfer or other disposition of Property by such Consolidated Party to any Consolidated Party that is not a Credit Party.

                  "Excluded Equity Issuance" means (i) any Equity Issuance by any Consolidated Party to any Credit Party or any member of the Initial Investor Group, (ii) any Equity Issuance by the Parent in connection with a Permitted Acquisition, (iii) any Equity Issuance by the Parent the proceeds of which are used to finance a Permitted Acquisition, (iv) any Equity Issuance pursuant to the exercise of options issued to management of the Parent or the Borrower and (v) any Equity Issuance constituting a Qualifying IPO.

                  "Excluded Property" means, with respect to any Consolidated Party, including any Person that becomes a Consolidated Party after the Closing Date as contemplated by Section 7.12, (i) any owned or leased real or personal Property of such Consolidated Party which is located outside of the United States, (ii) any owned real Property of such Consolidated Party which has a net book value of less than $100,000, provided that the aggregate net book value of all real Property of all of the Consolidated Parties excluded pursuant to this clause (ii) shall not exceed $500,000, (iii) any leased real Property of such Credit Party which, at the written request of the Borrower, the Agent has agreed in writing in its sole reasonable discretion is not material,
         (iv) any leased personal Property of such Consolidated Party, (v) any personal Property of such Consolidated Party (including, without limitation, motor vehicles) in respect of which perfection of a Lien is not either (A) governed by the Uniform Commercial Code or (B) effected by appropriate evidence of the Lien being filed in either the United States Copyright Office or the United States Patent and Trademark Office and (vi) any Property of such Consolidated Party which, subject to the terms of Section 8.11 and Section 8.15, is subject to a Lien of the type described in Section 8.2(g) pursuant to documents which prohibit such Consolidated Party from granting any other Liens in such Property.

                  "Executive Officer" of any Person means any of the chief executive officer, chief operating officer, president, vice president, chief financial officer or treasurer of such Person.

                  "Federal Funds Rate" means, for any day, the rate per annum (rounded upwards, if necessary, to the nearest 1/100 of 1%) equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published by the Federal Reserve Bank of New York on the Business Day next succeeding such day; provided that (a) if such day is not a Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Business Day as so published on the next succeeding Business Day, and
         (b) if no such rate is so published on such next succeeding Business Day, the Federal Funds Rate for such day shall be the average rate charged to the Agent (in its individual capacity) on such day on such transactions as determined by the Agent.

                  "Fees" means all fees payable pursuant to Section 3.5.

                  "Fixed Charge Coverage Ratio" means, as of the end of any fiscal quarter of the Consolidated Parties for the four fiscal quarter period ending on such date with respect to the Consolidated Parties on a consolidated basis, the ratio of (a) the sum of (i) Consolidated EBITDA for such period minus (ii) Consolidated Capital Expenditures for such period minus (iii) Consolidated Cash Taxes for such period to (b) the sum of (i) Consolidated Interest Expense for such period plus (ii) Consolidated Scheduled Funded Debt Payments for such period.

                  "Foreign Subsidiary" means any direct or indirect Subsidiary of the Borrower which is not a Domestic Subsidiary.

                  "Fully Satisfied" means, with respect to the Credit Party Obligations as of any date, that, as of such date, (a) all principal of and interest accrued to such date which constitute Credit Party Obligations shall have been paid in full in cash, (b) all fees, expenses and other amounts then due and payable which constitute Credit Party Obligations shall have been paid in cash, (c) all outstanding Letters of Credit shall have been (i) terminated, (ii) fully cash collateralized or (iii) secured by one or more letters of credit on terms and conditions, and with one or more financial institutions, reasonably satisfactory to the Issuing Lender and (d) the Commitments shall have been expired or terminated in full.

                  "Funded Indebtedness" means, with respect to any Person, without duplication, (i) all Indebtedness of such Person other than Indebtedness of the types referred to in clauses (e), (f), (g), (i) and
         (n) of the definition of "Indebtedness" set forth in this Section 1.1,
         (ii) all Funded Indebtedness of others of the type referred to in clause (i) above secured by (or for which the holder of such Funded Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien on, or payable out of the proceeds of production from, Property owned or acquired by such Person, whether or not the obligations secured thereby have been assumed (or, if less, the aggregate net book value of all Property securing such Funded Indebtedness of others), (iii) all Guaranty Obligations of such Person with respect to Funded Indebtedness of the type referred to in clause (i) above of another Person and (iv) Funded Indebtedness of the type referred to in clause (i) above of any partnership or unincorporated joint venture in which such Person is a general partner or a joint venturer to the extent such Funded Indebtedness is recourse to such Person. Notwithstanding any other provisions of this Credit Agreement to the contrary, the Funded Indebtedness of the Consolidated Parties shall not include the obligations of the Borrower in respect of Holdback Merger Consideration or Contingent Merger Consideration.

                  "GAAP" means generally accepted accounting principles in the United States applied on a consistent basis and subject to the terms of
         Section 1.3 (except, in respect of Synthetic Leases, as otherwise treated herein).

                  "General Partner" means Warburg, Pincus & Co., a New York general partnership, as general partner of each of the WPEP Entities.

                  "Governmental Authority" means any Federal, state, local or foreign court or governmental agency, authority, instrumentality or regulatory body.

                  "Guaranteed Lenders" means, at any time, Lenders holding any of (i) the Revolving Commitments (and Participation Interests therein) (or, if the Revolving Commitments have been terminated, the outstanding Revolving Loans, LOC Obligations and Participation Interests (including the Participation Interests of the Issuing Lender in any Letters of Credit) or (ii) the outstanding Tranche B Term Loans (and Participation Interests therein).

                  "Guarantors" means a collective reference to the Parent and each of the Subsidiary Guarantors, together with their successors and permitted assigns, and "Guarantor " means any one of them.

                  "Guaranty Obligations" means, with respect to any Person, without duplication, any obligations of such Person (other than endorsements in the ordinary course of business of negotiable instruments for deposit or collection) guaranteeing or intended to guarantee any Indebtedness of any other Person in any manner, whether direct or indirect, and including without limitation any obligation, whether or not contingent, (i) to purchase any such Indebtedness or any Property constituting security therefor, (ii) to advance or provide funds or other support for the payment or purchase of any such Indebtedness or to maintain working capital, solvency or other balance sheet condition of such other Person (including without limitation keep well agreements, maintenance agreements, comfort letters or similar agreements or arrangements) for the benefit of any holder of Indebtedness of such other Person, (iii) to lease or purchase Property, securities or services primarily for the purpose of assuring the holder of such Indebtedness, or (iv) to otherwise assure or hold harmless the holder of such Indebtedness against loss in respect thereof. The amount of any Guaranty Obligation hereunder shall (subject to any limitations set forth therein) be deemed to be an amount equal to the outstanding principal amount (or maximum principal amount, if larger) of the Indebtedness in respect of which such Guaranty Obligation is made. Notwithstanding any other provisions of this Credit Agreement to the contrary, the Guaranty Obligations of the Consolidated Parties shall not include the obligations of the Borrower in respect of Holdback Merger Consideration or Contingent Merger Consideration.

                  "Hedging Agreements" means any interest rate protection agreement, foreign currency exchange agreement or commodity price hedging agreement or, in each case, other similar agreement.

                  "Holdback Merger Consideration" shall have the meaning assigned to such term in Section 2.8(b) of the Purchase Agreement.

                  "Indebtedness" means, with respect to any Person, without duplication, (a) all obligations of such Person for borrowed money, (b) all obligations of such Person evidenced by bonds, debentures, notes or similar instruments, (c) all obligations of such Person under conditional sale or other title retention agreements relating to Property purchased by such Person (other than customary reservations or retentions of title under agreements with suppliers entered into in the ordinary course of business), (d) all obligations of such Person issued or assumed as the deferred purchase price of Property or services purchased by such Person (other than trade debt incurred in the ordinary course of business and due within six months of the incurrence thereof) which would appear as liabilities on a balance sheet of such Person, (e) all obligations of such Person under take-or-pay or similar arrangements or under commodities agreements, (f) all Indebtedness of others secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien on, or payable out of the proceeds of production from, Property owned or acquired by such Person, whether or not the obligations secured thereby have been assumed, (g) all Guaranty Obligations of such Person with respect to Indebtedness of another Person, (h) the implied principal component of all obligations of such Person under Capital Leases, (i) all obligations of such Person under Hedging Agreements, (j) the maximum amount of all performance and standby letters of credit issued or bankers' acceptances facilities created for the account of such Person and, without duplication, all drafts drawn thereunder (to the extent unreimbursed), (k) all preferred Capital Stock issued by such Person and which by the terms thereof could be (at the request of the holders thereof or otherwise) subject to mandatory sinking fund payments, redemption or other acceleration (other than as a result of a Change of Control or an Asset Disposition that does not in fact result in a redemption of such preferred Capital Stock) at any time prior to the Maturity Date, (l) the principal portion of all obligations of such Person under Synthetic Leases, (m) all obligations of such Person to repurchase any securities issued by such Person at any time prior to the Maturity Date which repurchase obligations are related to the issuance thereof, including, without limitation, obligations commonly known as residual equity appreciation potential shares, (n) the Indebtedness of any partnership or unincorporated joint venture in which such Person is a general partner or a joint venturer to the extent such Funded Indebtedness is recourse to such Person and (o) the aggregate amount of uncollected accounts receivable of such Person subject at such time to a sale of receivables (or similar transaction) to the extent such transaction is effected with recourse to such Person (whether or not such transaction would be reflected on the balance sheet of such Person in accordance with
         GAAP). Notwithstanding any other provisions of this Credit Agreement to the contrary, the Indebtedness of the Consolidated Parties shall not include the obligations of the Borrower in respect of Holdback Merger Consideration or Contingent Merger Consideration.

                  "Indemnified Party" shall have the meaning assigned to such term in Section 11.5(b).

                  "Influence" means Influence, Inc., a Delaware corporation.

                  "Initial Funding Date" means the date on which the conditions set forth in Section 5.2 to the making of the initial Loans and/or the issuance of the initial Letter of Credit, as applicable, shall have been fulfilled (or waived in the sole discretion of the Lenders) and on which the initial Loans shall have been made and/or the initial Letters of Credit shall have been issued.

                  "Initial Investor Group" means the WPEP Entities and their Affiliates, the Management Investors and the Co-Investor.

                  "Interbank Offered Rate" means, for any Eurodollar Loan for any Interest Period therefor, the rate per annum (rounded upwards, if necessary, to the nearest 1/100 of 1%) appearing on Page 3750 (or any successor page) of the Dow Jones Market Service as the London interbank offered rate for deposits in Dollars at approximately 11:00 a.m. (London time) two Business Days prior to the first day of such Interest Period for a term comparable to such Interest Period. If for any reason such rate is not available, the term "Interbank Offered Rate" shall mean, for any Eurodollar Loan for any Interest Period therefor, the rate per annum (rounded upwards, if necessary, to the nearest 1/100 of 1%) appearing on Reuters Screen LIBO Page as the London interbank offered rate for deposits in Dollars at approximately 11:00 a.m. (London time) two Business Days prior to the first day of such Interest Period for a term comparable to such Interest Period; provided, however, if more than one rate is specified on Reuters Screen LIBO Page, the applicable rate shall be the arithmetic mean of all such rates (rounded upwards, if necessary, to the nearest 1/100 of 1%).

                  "Interest Coverage Ratio" means, as of the end of any fiscal quarter of the Consolidated Parties for the four fiscal quarter period ending on such date with respect to the Consolidated Parties on a consolidated basis, the ratio of (a) Consolidated EBITDA for such period to (b) Consolidated Interest Expense for such period.

                  "Interest Payment Date" means (a) as to Base Rate Loans, the last Business Day of each March, June, September and December, the date of repayment of principal of such Loan and the Maturity Date, and (b) as to Eurodollar Loans, the last day of each applicable Interest Period, the date of repayment of principal of such Loan and the Maturity Date, and in addition where the applicable Interest Period for a Eurodollar Loan is greater than three months, then also the date three months from the beginning of the Interest Period and each three months thereafter.

                  "Interest Period" means, as to Eurodollar Loans, a period of one, two, three or six months' duration, as the Borrower may elect, commencing, in each case, on the date of the borrowing (including continuations and conversions thereof); provided, however, (a) if any Interest Period would end on a day which is not a Business Day, such Interest Period shall be extended to the next succeeding Business Day (except that where the next succeeding Business Day falls in the next succeeding calendar month, then on the next preceding Business Day),
         (b) no Interest Period shall extend beyond the Maturity Date and (c) where an Interest Period begins on a day for which there is no numerically corresponding day in the calendar month in which the Interest Period is to end, such Interest Period shall end on the last Business Day of such calendar month.

                  "Investment" in any Person means (a) the acquisition (whether for cash, property, services, assumption of Indebtedness, securities or otherwise) of assets (other than equipment, inventory, supplies and general intangibles in the ordinary course of business and other than any acquisition of assets constituting a Consolidated Capital Expenditure), Capital Stock, bonds, notes, debentures, partnership, joint ventures or other ownership interests or other securities of such other Person, (b) any deposit with, or advance, loan or other extension of credit to, such Person (other than deposits made in connection with the purchase of equipment inventory, supplies and general intangibles in the ordinary course of business) or (c) any other capital contribution to or investment in such Person, including, without limitation, any Guaranty Obligations (including any support for a letter of credit issued on behalf of such Person) incurred for the benefit of such Person and any Asset Disposition to such Person for consideration less than the fair market value of the Property disposed in such transaction, but excluding any Restricted Payment to such Person. Investments which are capital contributions or purchases of Capital Stock which have a right to participate in the profits of the issuer thereof shall be valued at the amount actually contributed or paid to purchase such Capital Stock as of the date of such contribution or payment. Investments which are loans, advances, extensions of credit or Guaranty Obligations shall be valued at the principal amount of such loan, advance or extension of credit outstanding as of the date of determination or, as applicable, the principal amount of the loan or advance outstanding as of the date of determination actually guaranteed by such Guaranty Obligation.

                  "Investor Subordinated Debt" means any Indebtedness of the Parent or the Borrower incurred pursuant to, and in accordance with the terms of, Section 8.1(m).

                  "Involuntary Disposition" shall have the meaning assigned to such term in Section 7.6(b).

                  "Issuing Lender" means Bank of America.

                  "Joinder Agreement" means a Joinder Agreement substantially in the form of Exhibit 7.12 hereto, executed and delivered by a new Guarantor in accordance with the provisions of Section 7.12.

                  "Lender" means any of the Persons identified as a "Lender" on the signature pages hereto, and any Person which may become a Lender by way of assignment in accordance with the terms hereof, together with their successors and permitted assigns.

                  "Lending Party" shall have the meaning assigned to such term in Section 11.14.

                  "Letter of Credit" means any letter of credit issued by the Issuing Lender for the account of the Borrower in accordance with the terms of Section 2.2.

                  "Leverage Ratio" means, as of the end of any fiscal quarter of the Consolidated Parties for the four fiscal quarter period ending on such date with respect to the Consolidated Parties on a consolidated basis, the ratio of (a) Funded Indebtedness of the Consolidated Parties on a consolidated basis on the last day of such period less Revolving Loans and Tranche B Term Loans to (b) Consolidated EBITDA for such period.

                  "Lien" means any mortgage, pledge, hypothecation, assignment, deposit arrangement, security interest, encumbrance, lien (statutory or otherwise), preference, priority or charge of any kind (including any agreement to give any of the foregoing, any conditional sale or other title retention agreement, any financing or similar statement or notice filed under the Uniform Commercial Code as adopted and in effect in the relevant jurisdiction or other similar recording or notice statute, and any lease in the nature thereof).

                  "Loan" or "Loans" means the Revolving Loans, the Tranche A Term Loans and/or the Tranche B Term Loans (or a portion of any Revolving Loan, any Tranche A Term Loan or Tranche B Term Loan bearing interest at the Adjusted Base Rate or the Adjusted Eurodollar Rate and referred to as a Base Rate Loan or a Eurodollar Loan), individually or collectively, as appropriate.

                  "LOC Commitment" means the commitment of the Issuing Lender to issue Letters of Credit in an aggregate face amount at any time outstanding (together with the amounts of any unreimbursed drawings thereon) of up to the LOC Committed Amount.

                  "LOC Committed Amount" shall have the meaning assigned to such term in Section 2.2.

                  "LOC Documents" means, with respect to any Letter of Credit, such Letter of Credit, any amendments thereto, any documents delivered in connection therewith, any application therefor, and any agreements, instruments, guarantees or other documents (whether general in application or applicable only to such Letter of Credit) governing or providing for (i) the rights and obligations of the parties concerned or at risk or (ii) any collateral security for such obligations.

                  "LOC Obligations" means, at any time, the sum of (i) the maximum amount which is, or at any time thereafter may become, available to be drawn under Letters of Credit then outstanding, assuming compliance with all requirements for drawings referred to in such

         Letters of Credit plus (ii) the aggregate amount of all drawings under Letters of Credit honored by the Issuing Lender but not theretofore reimbursed by the Borrower.

                  "Management Agreement" means that certain management agreement between U.S. Warburg and the Manager dated as of June 11, 1998.

                  "Management Investors" means each of Douglas W. Kohrs and Samuel B. Humphries.

                  "Manager" means E.M. Warburg, Pincus & Co., LLC, a New York limited liability company, as manager of each of the WPEP Entities.

                  "Material Adverse Effect" means a material adverse effect on
         (i) after taking into account any applicable insurance and any applicable indemnification (to the extent the provider of such insurance or indemnification has the financial ability to support is obligations with respect thereto and is not disputing or refusing to acknowledge the same), the operations, financial condition or business of the Consolidated Parties taken as a whole, (ii) the ability of any Credit Party to perform any material obligation under the Credit Documents to which it is a party or (iii) the material rights and remedies of the Agent and the Lenders under the Credit Documents.

                  "Material Foreign Subsidiary" means, at any time, any direct Foreign Subsidiary of the Borrower or any Domestic Subsidiary having
         (i) 5% or more of Consolidated Total Assets at such time or (ii) 5% or more of Consolidated EBITDA for the most recently ended four fiscal quarters; provided, however, Influence Medical Technologies Ltd. shall not be eligible for classification as a Material Foreign Subsidiary prior to July 31, 2000.

                  "Materials of Environmental Concern" means any gasoline or petroleum (including crude oil or any fraction thereof) or petroleum products or any hazardous or toxic substances, materials or wastes, defined or regulated as such in or under any Environmental Laws, including, without limitation, asbestos, polychlorinated biphenyls and urea-formaldehyde insulation.

                  "Maturity Date" means the earlier of (a) if the audited financial statements described in Section 5.2(q) are not delivered to the Agent prior to April 30, 2000, April 30, 2000 or (b) March 24, 2006.

                  "Moody's" means Moody's Investors Service, Inc., or any successor or assignee of the business of such company in the business of rating securities.

                  "Mortgage Instruments" shall have the meaning assigned such term in Section 5.2(f).

                  "Mortgage Policies" shall have the meaning assigned such term in Section 5.2(f).

                  "Mortgaged Properties" shall have the meaning assigned such term in Section 5.2(f).

                  "Multiemployer Plan" means a Plan which is a "multiemployer plan" as defined in Sections 3(37) or 4001(a)(3) of ERISA.

                  "Multiple Employer Plan" means a Plan (other than a Multiemployer Plan) which any Consolidated Party or any ERISA Affiliate and at least one employer other than the Consolidated Parties or any ERISA Affiliate are contributing sponsors.

                  "Net Cash Proceeds" means the aggregate proceeds paid in cash or Cash Equivalents received by any Consolidated Party in respect of any Asset Disposition, Equity Issuance, Debt Issuance or Involuntary Disposition, net of (a) direct costs (including, without limitation, legal, accounting and investment banking fees, and sales commissions) and (b) a good faith estimate of the taxes payable with respect to such proceeds, including, without duplication, withholding taxes and any taxes payable to a third party in connection with a distribution of such proceeds from a Subsidiary of the Borrower to the Borrower, directly or indirectly, (c) with respect to an Asset Disposition, any reserve for adjustment in respect of the sale price of such asset or assets established in accordance with the terms of the applicable agreements governing such Asset Disposition so long as such reserve amounts are placed in escrow with a third party and reserves established by the Borrower to fund contingent liabilities reasonably estimated to be payable during the year that such Asset Disposition occurred or the next succeeding year and that are directly attributable to such Asset Disposition (as determined reasonably and in good faith by the chief financial officer of the Borrower) (d) with respect to an Asset Disposition, any payments to be made by the Borrower or any of its Subsidiaries, as agreed to between the Borrower or such Subsidiary and the purchaser of such asset or assets, in connection with such sale or disposition; it being understood that "Net Cash Proceeds" shall include, without limitation, any cash or Cash Equivalents received upon the sale or other disposition of any non-cash consideration received by any such Consolidated Party in any Asset Disposition, Equity Issuance, Debt Issuance or Involuntary Disposition.

                  "Note" or "Notes" means the Revolving Notes, the Tranche A Term Notes and/or the Tranche B Term Notes, individually or collectively, as appropriate.

                  "Notice of Borrowing" means a written notice of borrowing in substantially the form of Exhibit 2.1(b)(i), as required by Section 2.1(b)(i), Section 2.3(b) or Section 2.4(b).

                  "Notice of Extension/Conversion" means the written notice of extension or conversion in substantially the form of Exhibit 3.2, as required by Section 3.2.

                  "Operating Lease" means, as applied to any Person, any lease (including, without limitation, leases which may be terminated by the lessee at any time) of any Property (whether real, personal or mixed) which is not a Capital Lease other than any such lease in which that Person is the lessor.

                  "Other Taxes" shall have the meaning assigned to such term in
         Section 3.11(b).

                  "Parent" means American Medical Systems Holdings, Inc., a Delaware corporation, together with any permitted successors and assigns.

                  "Parent Joinder Agreement" means a Joinder Agreement substantially in the form of Exhibit 5.2 hereto, executed and delivered by the Parent.

                  "Participation Interest" means a purchase by a Lender of a participation in Letters of Credit or LOC Obligations as provided in
         Section 2.2 or in any Loans as provided in Section 3.14.

                  "PBGC" means the Pension Benefit Guaranty Corporation established pursuant to Subtitle A of Title IV of ERISA and any successor thereof.

                  "Permitted Acquisition" means an Acquisition by the Borrower or any Subsidiary of the Borrower permitted pursuant to the terms of
         Section 8.6(j).

                  "Permitted Asset Disposition" means (i) any Asset Disposition permitted by Section 8.5 and (ii) any Excluded Asset Disposition.

                  "Permitted Investments" means, at any time, Investments by the Consolidated Parties permitted to exist at such time pursuant to the terms of Section 8.6.

                  "Permitted Liens" means, at any time, Liens in respect of Property of the Consolidated Parties permitted to exist at such time pursuant to the terms of Section 8.2.

                  "Person" means any individual, partnership, joint venture, firm, corporation, limited liability company, association, trust or other enterprise (whether or not incorporated) or any Governmental Authority.

                  "Plan" means any employee benefit plan (as defined in Section 3(3) of ERISA) which is covered by ERISA and with respect to which any Consolidated Party or any ERISA Affiliate is (or, if such plan were terminated at such time, would under Section 4069 of ERISA be deemed to
         be) an "employer" within the meaning of Section 3(5) of ERISA.

                  "Pledge Agreement" means the pledge agreement dated as of the Initial Funding Date in the form of Exhibit 1.1A to be executed in favor of the Agent by each of the Credit Parties, as amended, modified, restated or supplemented from time to time.

                  "Prime Rate" means the per annum rate of interest established from time to time by Bank of America as its prime rate, which rate may not be the lowest rate of interest charged by Bank of America to its customers.

                  "Principal Amortization Payment" means a principal payment on the Tranche A Term Loans as set forth in Section 2.3(d) or on the Tranche B Term Loans as set forth in Section 2.4(d).

                  "Principal Amortization Payment Date" means the date a Principal Amortization Payment is due.

                  "Principal Office" means the principal office of Bank of America, presently located at Charlotte, North Carolina.

                  "Pro Forma Basis" means, for purposes of calculating (utilizing the principles set forth in the second paragraph of Section 1.3) compliance with each of the financial covenants set forth in
         Section 7.11(a) and (b) in respect of a proposed transaction, that such transaction shall be deemed to have occurred as of the first day of the four fiscal-quarter period ending as of the most recent fiscal quarter end preceding the date of such transaction with respect to which the Agent has received the Required Financial Information. As used herein, "transaction" shall mean (i) any Asset Disposition as referred to in
         Section 8.5 or (ii) any Acquisition as referred to in Section 8.6(j). In connection with any calculation of the financial covenants set forth in 7.11(a) and (b) upon giving effect to a transaction on a Pro Forma
         Basis:

         (A) for purposes of any such calculation in respect of any Asset Disposition as referred to in Section 8.5, (1) income statement items (whether positive or negative) and capital expenditures attributable to the Property disposed of shall be excluded and (2) any Indebtedness which is retired in connection with such transaction shall be excluded and deemed to have been retired as of the first day of the applicable period; and

         (B) for purposes of any such calculation in respect of any Acquisition as referred to in Section 8.6(j), (1) any Indebtedness incurred by any Consolidated Party in connection with such transaction (x) shall be deemed to have been incurred as of the first day of the applicable period and (y) if such Indebtedness has a floating or formula rate, shall have an implied rate of interest for the applicable period for purposes of this definition determined by utilizing the rate which is or would be in effect with respect to such Indebtedness as at the relevant date of determination, (2) income statement items (whether positive or negative) and capital expenditures attributable to the Person or Property acquired shall be included beginning as of the first day of the applicable period and (3) pro forma adjustments may be included to the extent that such adjustments would be permitted under GAAP and give effect to events that are (x) directly attributable to such transaction, (y) expected to have a continuing impact on the Consolidated Parties and (z) factually supportable.

                  "Pro Forma Compliance Certificate" means a certificate of an Executive Officer of the Borrower delivered to the Agent in connection with (i) any Asset Disposition as referred to in Section 8.5 or (ii) any Acquisition as referred to in Section 8.6(j), as applicable, and containing reasonably detailed calculations, upon giving effect to the applicable transaction on a Pro Forma Basis, of the Leverage Ratio and the Interest Coverage Ratio as of the most recent fiscal quarter end preceding the date of the applicable transaction with respect to which the Agent shall have received the Required Financial Information.

                  "Property" means any interest in any kind of property or asset, whether real, personal or mixed, or tangible or intangible.

                  "Purchase Agreement" means Agreement and Plan of Merger, dated as of November 12, 1999, by and among the Borrower, Persuade Merger Corp., a Delaware corporation, Influence, Globerman Engineering Ltd., an Israeli company, Urotek Ltd., an Israeli company, Katsumi Oneda and Lewis C. Pell, as the same may be amended, modified, restated or supplemented prior to the Closing Date.

                  "Qualifying IPO" means an Equity Issuance by the Parent consisting of an underwritten primary public offering (other than a public offering pursuant to a registration statement on Form S-8) of the common Capital Stock of the Parent (i) pursuant to an effective registration statement filed with the Securities and Exchange Commission in accordance with the Securities Act (whether alone or in connection with a secondary public offering) and (ii) resulting in proceeds to the Parent of at least $30,000,000.

                  "Real Properties" means, at any time, a collective reference to each of the facilities and real properties owned, leased or operated by the Consolidated Parties at such time.

                  "Refinancing" means the refinancing on the Initial Funding Date of certain existing Funded Indebtedness of the Borrower and its Subsidiaries.

                  "Register" shall have the meaning assigned to such term in
         Section 11.3(c).

                  "Regulation D, T, U, or X" means Regulation D, T, U or X, respectively, of the Board of Governors of the Federal Reserve System as from time to time in effect and any successor to all or a portion thereof.

                  "Reportable Event" means any of the events set forth in
         Section 4043(c) of ERISA, other than those events as to which the notice requirement has been waived by regulation.

                  "Required Financial Information" means, with respect to the applicable Calculation Date, (i) the financial statements of the Consolidated Parties required to be delivered pursuant to Section 7.1(a) or (b) for the fiscal period or quarter ending as of such Calculation Date, and (ii) the certificate of an Executive Officer of the Borrower required by Section 7.1(c) to be delivered with the financial statements described in clause (i) above.

                  "Required Guaranteed Lenders" means, at any time, Lenders (other than Defaulting Lenders) holding in the aggregate at least a majority of (i) the Revolving Commitments (and Participation Interests therein) and the outstanding Tranche B Term Loans (and Participation Interests therein) or (ii) if the Revolving Commitments have been terminated, the outstanding Loans, LOC Obligations and Participation Interests (including the Participation Interests of the Issuing Lender in any Letters of Credit).

                  "Required Lenders" means, at any time, Lenders (other than Defaulting Lenders) holding in the aggregate at least a majority of (i) the Revolving Commitments (and Participation Interests therein), the outstanding Tranche A Term Loans (and Participation Interests therein) and the outstanding Tranche B Term Loans (and Participation Interests therein) or (ii) if the Revolving Commitments have been terminated, the outstanding Loans, LOC Obligations and Participation Interests (including the Participation Interests of the Issuing Lender in any Letters of Credit).

                  "Required Tranche A Term Lenders" means, at any time, Lenders (other than Defaulting Lenders) holding in the aggregate at least a majority of the outstanding Tranche A Term Loans (and Participation Interests therein).

                  "Requirement of Law" means, as to any Person, the certificate of incorporation and by-laws or other organizational or governing documents of such Person, and any law, treaty, rule or regulation or final, non-appealable determination of an arbitrator or a court or other Governmental Authority, in each case applicable to or binding upon such Person or to which any of its material property is subject.

                  "Restricted Payment" means (i) any dividend or other payment or distribution, direct or indirect, on account of any shares of any class of Capital Stock of any Consolidated Party, now or hereafter outstanding (including without limitation any payment in connection with any dissolution, merger, consolidation or disposition involving any Consolidated Party), or to the holders, in their capacity as such, of any shares of any class of Capital Stock of any Consolidated Party, now or hereafter outstanding (other than dividends or distributions payable in Capital Stock of the applicable Person and dividends or distributions payable (directly or indirectly through Subsidiaries) to any Credit Party other than the Parent), (ii) any redemption, retirement, sinking fund or similar payment, purchase or other acquisition for value, direct or indirect, of any shares of any class of Capital Stock of any Consolidated Party, now or hereafter outstanding, (iii) any payment made to retire, or to obtain the surrender of, any outstanding warrants, options or other rights to acquire shares of any class of Capital Stock of any Consolidated Party, now or hereafter outstanding, (iv) any payment or prepayment of principal of, premium, if any, or interest on, including any redemption, purchase, retirement, defeasance, sinking fund or similar payment with respect to, any Investor Subordinated Debt and (v) any loan or advance to the Parent.

                  "Revolving Commitment" means, with respect to each Lender, the commitment of such Lender in an aggregate principal amount at any time outstanding of up to such Lender's Commitment Percentage of the Revolving Committed Amount, (i) to make Revolving

         Loans in accordance with the provisions of Section 2.1(a) and (ii) to purchase Participation Interests in Letters of Credit in accordance with the provisions of Section 2.2(c).

                  "Revolving Committed Amount" shall have the meaning assigned to such term in Section 2.1(a).

                  "Revolving Loans" shall have the meaning assigned to such term in Section 2.1(a).

                  "Revolving Note" or "Revolving Notes" means the promissory notes of the Borrower in favor of each Lender provided pursuant to
         Section 2.1(e) and evidencing the Revolving Loans of such Lender, individually or collectively, as appropriate, as such promissory notes may be amended, modified, restated, supplemented, extended, renewed or replaced from time to time.

                  "S&P" means Standard & Poor's Ratings Group, a division of The McGraw Hill Companies, Inc., or any successor or assignee of the business of such division in the business of rating securities.

                  "Sale and Leaseback Transaction" means any arrangement pursuant to which any Consolidated Party, directly or indirectly, becomes liable as lessee, guarantor or other surety with respect to any lease, whether an Operating Lease or a Capital Lease, of any Property
         (a) which such Consolidated Party has sold or transferred (or is to sell or transfer) to a Person which is not a Consolidated Party or (b) which such Consolidated Party intends to use for substantially the same purpose as any other Property which has been sold or transferred (or is to be sold or transferred) by such Consolidated Party to another Person which is not a Consolidated Party in connection with such lease.

                  "Securities Act" means the Securities Act of 1933, as amended, and all regulations issued pursuant thereto.

                  "Securities Exchange Act" means the Securities Exchange Act of 1934, as amended, and all regulations issued pursuant thereto.

                  "Security Agreement" means the security agreement dated as of the Initial Funding Date in the form of Exhibit 1.1B to be executed in favor of the Agent by each of the Credit Parties, as amended, modified, restated or supplemented from time to time.

                  "Single Employer Plan" means any Plan which is covered by Title IV of ERISA, but which is not a Multiemployer Plan or a Multiple Employer Plan.

                  "Solvent" or "Solvency" means, with respect to any Person as of a particular date, that on such date (i) such Person is able to pay its debts and other liabilities, contingent obligations and other commitments as they mature in the normal course of business, (ii) such Person does not intend to, and does not believe that it will, incur debts or liabilities beyond such Person's ability to pay as such debts and liabilities mature in their ordinary course, (iii) such Person is not engaged in a business or a transaction, and is not about to engage in a business or a transaction, for which such Person's Property would constitute unreasonably small capital after giving due consideration to the prevailing practice in the industry in which such Person is engaged or is to engage, (iv) the fair value of the Property of such Person is greater than the total amount of liabilities, including, without limitation, contingent liabilities, of such Person and (v) the present fair salable value of the assets of such Person is not less than the amount that will be required to pay the probable liability of such Person on its debts as they become absolute and matured. In computing the amount of contingent liabilities at any time, it is intended that such liabilities will be computed at the amount which, in light of all the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability.

                  "Standby Letter of Credit Fee" shall have the meaning assigned to such term in Section 3.5(b)(i).

                  "Subsidiary" means, as to any Person at any time, (a) any corporation more than 50% of whose Capital Stock of any class or classes having by the terms thereof ordinary voting power to elect a majority of the directors of such corporation (irrespective of whether or not at such time, any class or classes of such corporation shall have or might have voting power by reason of the happening of any contingency) is at such time owned by such Person directly or indirectly through Subsidiaries, and (b) any partnership, association, joint venture or other entity of which such Person directly or indirectly through Subsidiaries owns at such time more than 50% of the Capital Stock.

                  "Subsidiary Guarantor" means each of the Persons identified as a "Subsidiary Guarantor" on the signature pages hereto and each Person which may hereafter execute a Joinder Agreement pursuant to Section 7.12, together with their successors and permitted assigns, and "Subsidiary Guarantor" means any one of them.

                  "Synthetic Lease" means any synthetic lease, tax retention operating lease, off-balance sheet loan or similar off-balance sheet financing product where such transaction is considered borrowed money indebtedness for tax purposes but is classified as an Operating Lease under GAAP.

                  "Taxes" shall have the meaning assigned to such term in
         Section 3.11(a).

                  "Trade Letter of Credit Fee" shall have the meaning assigned to such term in Section 3.5(b)(ii).

                  "Tranche A Obligations" all of the obligations of the Credit Parties to the Lenders and the Agent, whenever arising, with respect to the Tranche A Term Loans made pursuant to Section 2.3 of this Credit Agreement and the Tranche A Term Notes (including, but not limited to, any interest accruing after the occurrence of a Bankruptcy Event with respect to any Credit Party, regardless of whether such interest is an allowed claim under the Bankruptcy Code).

                  "Tranche A Term Lenders" means, at any time, Lenders holding any of the outstanding Tranche A Term Loans (or Participation Interests therein).

                  "Tranche A Term Loan" shall have the meaning assigned to such term in Section 2.3(a).

                  "Tranche A Term Loan Commitment" means, with respect to each Lender, the commitment of such Lender to make its portion of the Tranche A Term Loan in a principal amount equal to such Lender's Commitment Percentage of the Tranche A Term Loan Committed Amount.

                  "Tranche A Term Loan Committed Amount" shall have the meaning assigned to such term in Section 2.3(a).

                  "Tranche A Term Note" or "Tranche A Term Notes" means the promissory notes of the Borrower in favor of each Lender provided pursuant to Section 2.3(f) and evidencing the Tranche A Term Loans of such Lender, individually or collectively, as appropriate, as such promissory notes may be amended, modified, restated, supplemented, extended, renewed or replaced from time to time.

                  "Tranche B Term Loan" shall have the meaning assigned to such term in Section 2.4(a).

                  "Tranche B Term Loan Commitment" means, with respect to each Lender, the commitment of such Lender to make its portion of the Tranche B Term Loan in a principal amount equal to such Lender's Commitment Percentage of the Tranche B Term Loan Committed Amount.

                  "Tranche B Term Loan Committed Amount" shall have the meaning assigned to such term in Section 2.4(a).

                  "Tranche B Term Note" or "Tranche B Term Notes" means the promissory notes of the Borrower in favor of each Lender provided pursuant to Section 2.4(f) and evidencing the Tranche B Term Loans of such Lender, individually or collectively, as appropriate, as such promissory notes may be amended, modified, restated, supplemented, extended, renewed or replaced from time to time.

                  "Unused Fee" shall have the meaning assigned to such term in
         Section 3.5(a).

                  "Unused Fee Calculation Period" shall have the meaning assigned to such term in Section 3.5(a).

                  "Unused Revolving Committed Amount" means, for any period, the amount by which (a) the then applicable Revolving Committed Amount exceeds (b) the daily average sum for such period of (i) the outstanding aggregate principal amount of all Revolving Loans plus (ii) the outstanding aggregate principal amount of all LOC Obligations.

                  "US Warburg" means Warburg, Pincus Equity Partners, L.P., a Delaware limited partnership.

                  "Voting Stock" means, with respect to any Person, Capital Stock issued by such Person the holders of which are ordinarily, in the absence of contingencies, entitled to vote for the election of directors (or persons performing similar functions) of such Person, even though the right so to vote has been suspended by the happening of such a contingency.

                  "Warburg Guaranty" means that certain Guaranty and Investment Agreement as of the Initial Funding Date in the form of Exhibit 1.1C hereof to be executed in favor of the Agent by each of the WPEP Entities, as guarantors, as amended, modified, restated or supplemented from time to time.

                  "Wholly Owned Subsidiary" means any Person 100% of whose Voting Stock (other than director's qualifying shares) is at the time owned by the Borrower directly or indirectly through other Persons 100% of whose Voting Stock (other than director's qualifying shares) is at the time owned, directly or indirectly, by the Borrower.

                  "WPEP Entities" means US Warburg, Warburg, Pincus Netherlands Equity Partners I, C.V., a commanditaire vennootschap, Warburg, Pincus Netherlands Equity Partners II, C.V., a commanditaire vennootschap, and Warburg, Pincus Netherlands Equity Partners III, C.V., a commanditaire vennootschap.

                  "Year 2000 Problem" shall have the meaning assigned to such term in Section 6.27.

                  1.2      COMPUTATION OF TIME PERIODS.

         For purposes of computation of periods of time hereunder, the word "from" means "from and including" and the words "to" and "until" each mean "to but excluding."

                  1.3      ACCOUNTING TERMS.

         Except as otherwise expressly provided herein, all accounting terms used herein shall be interpreted, and all financial statements and certificates and reports as to financial matters required to be delivered to the Lenders hereunder shall be prepared, in accordance with GAAP applied on a consistent basis; provided, however, that calculations of the implied principal component of all obligations under any Synthetic Lease or the implied interest component of any rent paid under any Synthetic Lease shall be made by the Borrower in accordance with accepted financial practice and consistent with the terms of such Synthetic Lease. All calculations made for the purposes of determining compliance with this Credit Agreement shall (except as otherwise expressly provided herein) be made by application of GAAP applied on a basis consistent with the most recent annual or quarterly financial statements delivered pursuant to Section 7.1 (or, prior to the delivery of the first financial statements pursuant to Section 7.1, consistent with the financial statements as at December 31, 1998), but, in any event, after elimination for minority interests; provided, however, if (a) the Borrower shall object to determining such compliance on such basis at the time of delivery of such financial statements due to any change in GAAP or the rules promulgated with respect thereto or (b) the Agent or the Required Lenders shall so object in writing within 60 days after delivery of such financial statements, then such calculations shall be made on a basis consistent with the most recent financial statements delivered by the Credit Parties to the Lenders as to which no such objection shall have been made.

         Notwithstanding the above, the parties hereto acknowledge and agree that, for purposes of all calculations made under the financial covenants set forth in Section 7.11 (including without limitation for purposes of the definitions of "Applicable Percentage" and "Pro Forma Basis" set forth in
Section 1.1), (i) after consummation of any Asset Disposition occurring after the Closing Date (A) income statement items (whether positive or negative) and capital expenditures attributable to the Property disposed of shall be excluded to the extent relating to any period occurring prior to the date of such transaction and (B) Indebtedness which is retired shall be excluded and deemed to have been retired as of the first day of the applicable period and (ii) after consummation of any Acquisition occurring after the Closing Date (A) income statement items (whether positive or negative) and capital expenditures attributable to the Person or Property acquired shall, to the extent not otherwise included in such income statement items for the Consolidated Parties in accordance with GAAP or in accordance with any defined terms set forth in
Section 1.1, be included to the extent relating to any period applicable in such calculations, (B) to the extent not retired in connection with such Acquisition, Indebtedness of the Person or Property acquired shall be deemed to have been incurred as of the first day of the applicable period and (C) pro forma adjustments may be included to the extent that such adjustments would be permitted under GAAP and give effect to items that are (x) directly attributable to such transaction, (y) expected to have a continuing impact on the Consolidated Parties and (z) factually supportable.


                                    SECTION 2

                                CREDIT FACILITIES

                  2.1      REVOLVING LOANS.

                  (a) Revolving Commitment. Subject to the terms and conditions hereof and in reliance upon the representations and warranties set forth herein, each Lender severally agrees to make available to the Borrower such Lender's Commitment Percentage of revolving credit loans requested by the Borrower in Dollars ("Revolving Loans") from time to time from the Initial Funding Date until the Maturity Date, or such earlier date as the Revolving Commitments shall have been terminated as provided herein; provided, however, that the sum of the aggregate outstanding principal amount of Revolving Loans shall not exceed FIFTEEN MILLION DOLLARS ($15,000,000) (as such aggregate maximum amount may be reduced from time to time as provided in Section 3.4, the "Revolving Committed Amount"); provided, further, (A) with regard to each Lender individually, such Lender's outstanding Revolving Loans shall not exceed such Lender's Commitment Percentage of the Revolving Committed Amount, and (B) the sum of the aggregate outstanding principal amount of Revolving Loans plus LOC Obligations shall not exceed the Revolving Committed Amount. Revolving Loans may consist of Base Rate Loans or Eurodollar Loans, or a combination thereof, as the Borrower may request; provided, however, that no more than 5 Eurodollar Loans which are Revolving Loans shall be outstanding hereunder at any time (it being understood that, for purposes hereof, Eurodollar Loans with different Interest Periods shall be considered as separate Eurodollar Loans, even if they begin on the same date, although borrowings, extensions and conversions may, in accordance with the provisions hereof, be combined at the end of existing Interest Periods to constitute a new Eurodollar Loan with a single Interest Period). Revolving Loans hereunder may be repaid and reborrowed in accordance with the provisions hereof.

                  (b)      Revolving Loan Borrowings.

                           (i) Notice of Borrowing. The Borrower shall request a
                  Revolving Loan borrowing by written notice (or telephonic notice promptly confirmed in writing) to the Agent not later than 10:00 A.M. (Charlotte, North Carolina time) on the Business Day of the requested borrowing in the case of Base Rate Loans, and on the third Business Day prior to the date of the requested borrowing in the case of Eurodollar Loans. Each such request for borrowing shall be irrevocable and shall specify (A) that a Revolving Loan is requested, (B) the date of the requested borrowing (which shall be a Business Day),
                  (C) the aggregate principal amount to be borrowed, and (D) whether the borrowing shall be comprised of Base Rate Loans, Eurodollar Loans or a combination thereof, and if Eurodollar Loans are requested, the Interest Period(s) therefor. If the Borrower shall fail to specify in any such Notice of Borrowing
                  (I) an applicable Interest Period in the case of a Eurodollar Loan, then such notice shall be deemed to be a request for an Interest Period of one month, or (II) the type of Revolving Loan requested, then such notice shall be deemed to be a request for a Base Rate Loan hereunder. The Agent shall give notice to each affected Lender promptly upon receipt of each Notice of Borrowing pursuant to this Section 2.1(b)(i), the contents thereof and each such Lender's share of any borrowing to be made pursuant thereto.

                           (ii) Minimum Amounts. Each Eurodollar Loan or Base
                  Rate Loan that is a Revolving Loan shall be in a minimum aggregate principal amount of $1,000,000 and integral multiples of $100,000 in excess thereof (or the remaining amount of the Revolving Committed Amount, if less).

                           (iii) Advances. Each Lender will make its Commitment
                  Percentage of each Revolving Loan borrowing available to the Agent for the account of the Borrower as specified in Section 3.15(a), or in such other manner as the Agent may specify in writing, by 1:00 P.M. (Charlotte, North Carolina time) on the date specified in the applicable Notice of Borrowing in Dollars and in funds immediately available to the Agent. Such borrowing will then be made available to the Borrower by the Agent by crediting the account of the Borrower on the books of such office with the aggregate of the amounts made available to the Agent by the Lenders and in like funds as received by the Agent.

                  (c) Repayment. The principal amount of all Revolving Loans shall be due and payable in full on the Maturity Date, unless accelerated sooner pursuant to Section 9.2.

                  (d)      Interest.  Subject to the provisions of Section 3.1,

                           (i) Base Rate Loans. During such periods as Revolving
                  Loans shall be comprised in whole or in part of Base Rate Loans, such Base Rate Loans shall bear interest at a per annum rate equal to the Adjusted Base Rate.

                           (ii) Eurodollar Loans. During such periods as
                  Revolving Loans shall be comprised in whole or in part of Eurodollar Loans, such Eurodollar Loans shall bear interest at a per annum rate equal to the Adjusted Eurodollar Rate.

         Interest on Revolving Loans shall be payable in arrears on each applicable Interest Payment Date (or at such other times as may be specified herein).

                  (e) Revolving Notes. The Revolving Loans made by each Lender shall be evidenced by a duly executed promissory note of the Borrower to such Lender in an original principal amount equal to such Lender's Commitment Percentage of the Revolving Committed Amount and in substantially the form of Exhibit 2.1(e).

                  2.2      LETTER OF CREDIT SUBFACILITY.

                  (a) Issuance. Subject to the terms and conditions hereof and in reliance upon the representations and warranties set forth herein, the Issuing Lender agrees to issue, and each Lender severally agrees to participate in the issuance by the Issuing Lender of, standby and trade Letters of Credit in Dollars from time to time from the Initial Funding Date until the date thirty (30) days prior to the Maturity Date as the Borrower may request, in a form reasonably acceptable to the Issuing Lender; provided, however, that (i) the LOC Obligations outstanding shall not at any time exceed FIVE MILLION DOLLARS ($5,000,000) (the "LOC Committed Amount") and (ii) the sum of the aggregate outstanding principal amount of Revolving Loans plus LOC Obligations shall not at any time exceed the Revolving Committed Amount. No Letter of Credit shall (x) have an original expiry date more than one year from the date of issuance (provided that any such Letter of Credit may contain customary "evergreen" provisions pursuant to which the expiry date is automatically extended by a specific time period unless the Issuing Lender gives notice to the beneficiary of such Letter of Credit at least a specified time period prior to the expiry date then in effect) or (y) as originally issued or as extended, have an expiry date extending beyond the date thirty (30) days prior to the Maturity Date. Each Letter of Credit shall comply with the related LOC Documents. The issuance and expiry dates of each Letter of Credit shall be a Business Day.

                  (b) Notice and Reports. The request for the issuance of a Letter of Credit shall be submitted by the Borrower to the Issuing Lender at least three (3) Business Days prior to the requested date of issuance. The Issuing Lender will, at least quarterly and more frequently upon request, disseminate to each of the Lenders a detailed report specifying the

         Letters of Credit which are then issued and outstanding and any activity with respect thereto which may have occurred since the date of the prior report, and including therein, among other things, the beneficiary, the face amount and the expiry date, as well as any payment or expirations which may have occurred.

                  (c) Participation. Each Lender, upon issuance of a Letter of Credit, shall be deemed to have purchased without recourse a Participation Interest from the Issuing Lender in such Letter of Credit and the obligations arising thereunder and any collateral relating thereto, in each case in an amount equal to its pro rata share of the obligations under such Letter of Credit (based on the respective Commitment Percentages of the Lenders) and shall absolutely, unconditionally and irrevocably assume and be obligated to pay to the Issuing Lender and discharge when due, its pro rata share of the obligations arising under such Letter of Credit. Without limiting the scope and nature of each Lender's Participation Interest in any Letter of Credit, to the extent that the Issuing Lender has not been reimbursed as required hereunder or under any such Letter of Credit, each such Lender shall pay to the Issuing Lender its pro rata share of such unreimbursed drawing in same day funds on the day of notification by the Issuing Lender of an unreimbursed drawing pursuant to the provisions of subsection (d) below. The obligation of each Lender to so reimburse the Issuing Lender shall be absolute and unconditional and shall not be affected by the occurrence of a Default, an Event of Default or any other occurrence or event. Any such reimbursement shall not relieve or otherwise impair the obligation of the Borrower to reimburse the Issuing Lender under any Letter of Credit, together with interest as hereinafter provided.

                  (d) Reimbursement. In the event of any drawing under any Letter of Credit, the Issuing Lender will promptly notify the Borrower. Unless the Borrower shall immediately notify the Issuing Lender that the Borrower intends to otherwise reimburse the Issuing Lender for such drawing, the Borrower shall be deemed to have requested that the Lenders make a Revolving Loan in the amount of the drawing as provided in subsection (e) below on the related Letter of Credit, the proceeds of which will be used to satisfy the related reimbursement obligations. The Borrower promises to reimburse the Issuing Lender on the day of drawing under any Letter of Credit (either with the proceeds of a Revolving Loan obtained hereunder or otherwise) in same day funds. If the Borrower shall fail to reimburse the Issuing Lender as provided hereinabove, the unreimbursed amount of such drawing shall bear interest at a per annum rate equal to the Adjusted Base Rate plus 2%. The Borrower's reimbursement obligations hereunder shall be absolute and unconditional under all circumstances irrespective of (but without waiver of) any rights of setoff, counterclaim or defense to payment that the applicable account party or the Borrower may claim or have against the Issuing Lender, the Agent, the Lenders, the beneficiary of the Letter of Credit drawn upon or any other Person, including without limitation any defense based on any failure of the applicable account party or the Borrower or any other Credit Party to receive consideration or the legality, validity, regularity or unenforceability of the Letter of Credit. The Issuing Lender will promptly notify the other Lenders of the amount of any unreimbursed drawing and each Lender shall promptly pay to the Agent for the account of the Issuing Lender in Dollars and in immediately available funds, the amount of such Lender's pro rata share of such unreimbursed drawing. Such payment shall be made on the day such notice is received by such Lender from the Issuing Lender if such notice is received at or before 2:00 P.M. (Charlotte, North Carolina time), and otherwise such payment shall be made at or before 12:00 Noon (Charlotte, North Carolina time) on the Business Day next succeeding the day such notice is received. If such Lender does not pay such amount to the Issuing Lender in full upon such request, such Lender shall, on demand, pay to the Agent for the account of the Issuing Lender interest on the unpaid amount during the period from the date of such drawing until such Lender pays such amount to the Issuing Lender in full at a rate per annum equal to, if paid within two (2) Business Days of the date that such Lender is required to make payments of such amount pursuant to the preceding sentence, the Federal Funds Rate and thereafter at a rate equal to the Base Rate. Each Lender's obligation to make such payment to the Issuing Lender, and the right of the Issuing Lender to receive the same, shall be absolute and unconditional, shall not be affected by any circumstance whatsoever and without regard to the termination of this Credit Agreement or the Commitments hereunder, the existence of a Default or Event of Default or the acceleration of the obligations of the Borrower hereunder and shall be made without any offset, abatement, withholding or reduction whatsoever. Simultaneously with the making of each such payment by a Lender to the Issuing Lender, such Lender shall, automatically and without any further action on the part of the Issuing Lender or such Lender, acquire a Participation Interest in an amount equal to such payment (excluding the portion of such payment constituting interest owing to the Issuing Lender) in the related unreimbursed drawing portion of the LOC Obligation and in the interest thereon and in the related LOC Documents, and shall have a claim against the Borrower with respect thereto.

                  (e) Repayment with Revolving Loans. On any day on which the Borrower shall have requested, or been deemed to have requested, a Revolving Loan advance to reimburse a drawing under a Letter of Credit, the Agent shall give notice to the Lenders that a Revolving Loan has been requested or deemed requested by the Borrower to be made in connection with a drawing under a Letter of Credit, in which case a Revolving Loan advance comprised of Base Rate Loans (or Eurodollar Loans to the extent the Borrower has complied with the procedures of
         Section 2.1(b)(i) with respect thereto) shall be immediately made to the Borrower by all Lenders (notwithstanding any termination of the Commitments pursuant to Section 9.2) pro rata based on the respective Commitment Percentages of the Lenders (determined before giving effect to any termination of the Commitments pursuant to Section 9.2) and the proceeds thereof shall be paid directly to the Issuing Lender for application to the respective LOC Obligations. Each such Lender hereby irrevocably agrees to make its pro rata share of each such Revolving Loan immediately upon any such request or deemed request in the amount, in the manner and on the date specified in the preceding sentence notwithstanding (i) the amount of such borrowing may not comply with the minimum amount for advances of Revolving Loans otherwise required hereunder, (ii) whether any conditions specified in Section 5.3 are then satisfied, (iii) whether a Default or an Event of Default then exists, (iv) failure for any such request or deemed request for Revolving Loan to be made by the time otherwise required hereunder, (v) whether the date of such borrowing is a date on which Revolving Loans are otherwise permitted to be made hereunder or (vi) any termination of the Commitments relating thereto immediately prior to or contemporaneously with such borrowing. In the event that any Revolving Loan cannot for any reason be made on the date otherwise required above (including, without limitation, as a result of the commencement of a proceeding under the Bankruptcy Code with respect to the Borrower or any other Credit Party), then each such Lender hereby agrees that it shall forthwith purchase (as of the date such borrowing would otherwise have occurred, but adjusted for any payments received from the Borrower on or after such date and prior to such purchase) from the Issuing Lender such Participation Interests in the outstanding LOC Obligations as shall be necessary to cause each such Lender to share in such LOC Obligations ratably (based upon the respective Commitment Percentages of the Lenders (determined before giving effect to any termination of the Commitments pursuant to Section 9.2)), provided that at the time any purchase of Participation Interests pursuant to this sentence is actually made, the purchasing Lender shall be required to pay to the Issuing Lender, to the extent not paid to the Issuing Lender by the Borrower in accordance with the terms of subsection (d) above, interest on the principal amount of Participation Interests purchased for each day from and including the day upon which such borrowing would otherwise have occurred to but excluding the date of payment for such Participation Interests, at the rate equal to, if paid within two (2) Business Days of the date of the Revolving Loan advance, the Federal Funds Rate, and thereafter at a rate equal to the Base Rate.

                  (f) Designation of Consolidated Parties as Account Parties. Notwithstanding anything to the contrary set forth in this Credit Agreement, including without limitation Section 2.2(a), a Letter of Credit issued hereunder may contain a statement to the effect that such Letter of Credit is issued for the account of any Subsidiary of the Borrower, provided that notwithstanding such statement, the Borrower shall be the actual account party for all purposes of this Credit Agreement for such Letter of Credit and such statement shall not affect the Borrower's reimbursement obligations hereunder with respect to such Letter of Credit.

                  (g) Renewal, Extension. The renewal or extension of any Letter of Credit shall, for purposes hereof, be treated in all respects the same as the issuance of a new Letter of Credit hereunder.

                  (h) Uniform Customs and Practices. The Issuing Lender may have the Letters of Credit be subject to The Uniform Customs and Practice for Documentary Credits (the "UCP") or the International Standby Practices 1998 (the "ISP98"), in either case as published as of the date of issue by the International Chamber of Commerce, in which case the UCP or the ISP98, as applicable, may be incorporated therein and deemed in all respects to be a part thereof.

                  (i) Indemnification; Nature of Issuing Lender's Duties.

                           (i) In addition to its other obligations under this
                  Section 2.2, the Borrower hereby agrees to pay, and protect, indemnify and save each Lender harmless from and against, any and all claims, demands, liabilities, damages, losses, costs, charges and expenses (including reasonable attorneys' fees) that such Lender may incur or be subject to as a consequence, direct or indirect, of (A) the issuance of any Letter of Credit or (B) the failure of such Lender to honor a drawing under a

                  Letter of Credit as a result of any act or omission, whether rightful or wrongful, of any present or future de jure or de facto government or Governmental Authority (all such acts or omissions, herein called "Government Acts").

                           (ii) As between the Borrower and the Lenders
                  (including the Issuing Lender), the Borrower shall assume all risks of the acts, omissions or misuse of any Letter of Credit by the beneficiary thereof. No Lender (including the Issuing Lender) shall be responsible: (A) for the form, validity, sufficiency, accuracy, genuineness or legal effect of any document submitted by any party in connection with the application for and issuance of any Letter of Credit, even if it should in fact prove to be in any or all respects invalid, insufficient, inaccurate, fraudulent or forged; (B) for the validity or sufficiency of any instrument transferring or assigning or purporting to transfer or assign any Letter of Credit or the rights or benefits thereunder or proceeds thereof, in whole or in part, that may prove to be invalid or ineffective for any reason; (C) for errors, omissions, interruptions or delays in transmission or delivery of any messages, by mail, cable, telegraph, telex or otherwise, whether or not they be in cipher; (D) for any loss or delay in the transmission or otherwise of any document required in order to make a drawing under a Letter of Credit or of the proceeds thereof; and (E) for any consequences arising from causes beyond the control of such Lender, including, without limitation, any Government Acts. None of the above shall affect, impair, or prevent the vesting of the Issuing Lender's rights or powers hereunder.

                           (iii) In furtherance and extension and not in
                  limitation of the specific provisions hereinabove set forth, any action taken or omitted by any Lender (including the Issuing Lender), under or in connection with any Letter of Credit or the related certificates, if taken or omitted in good faith, shall not put such Lender under any resulting liability to the Borrower or any other Credit Party. It is the intention of the parties that this Credit Agreement shall be construed and applied to protect and indemnify each Lender (including the Issuing Lender) against any and all risks involved in the issuance of the Letters of Credit, all of which risks are hereby assumed by the Borrower (on behalf of itself and each of the other Credit Parties), including, without limitation, any and all Government Acts. No Lender (including the Issuing Lender) shall, in any way, be liable for any failure by such Lender or anyone else to pay any drawing under any Letter of Credit as a result of any Government Acts or any other cause beyond the control of such Lender.

                           (iv) Nothing in this subsection (i) is intended to
                  limit the reimbursement obligations of the Borrower contained in subsection (d) above. The obligations of the Borrower under this subsection (i) shall survive the termination of this Credit Agreement. No act or omission of any current or prior beneficiary of a Letter of Credit shall in any way affect or impair the rights of the Lenders (including the Issuing Lender) to enforce any right, power or benefit under this Credit Agreement.

                           (v) Notwithstanding anything to the contrary
                  contained in this subsection (i), the Borrower shall have no obligation to indemnify any Lender

                  (including the Issuing Lender) in respect of any liability incurred by such Lender (A) arising solely out of the gross negligence or willful misconduct of such Lender, as determined by a court of competent jurisdiction, or (B) caused by such Lender's failure to pay under any Letter of Credit after presentation to it of a request strictly complying with the terms and conditions of such Letter of Credit, as determined by a court of competent jurisdiction, unless such payment is prohibited by any law, regulation, court order or decree. Nothing in this Credit Agreement shall relieve the Issuing Lender of any liability to the Borrower in respect of any action taken by the Issuing Lender which action constitutes gross negligence or willful misconduct of the Issuing Lender or a violation of the UCP, ISP98 or Uniform Commercial Code (as applicable), as determined by a court of competent jurisdiction.

                  (j) Responsibility of Issuing Lender. It is expressly understood and agreed that the obligations of the Issuing Lender hereunder to the Lenders are only those expressly set forth in this Credit Agreement and that the Issuing Lender shall be entitled to assume that the conditions precedent set forth in Section 5.3 have been satisfied unless it shall have acquired actual knowledge that any such condition precedent has not been satisfied; provided, however, that nothing set forth in this Section 2.2 shall be deemed to prejudice the right of any Lender to recover from the Issuing Lender any amounts made available by such Lender to the Issuing Lender pursuant to this Section
         2.2 in the event that it is determined by a court of competent jurisdiction that the payment with respect to a Letter of Credit constituted gross negligence or willful misconduct on the part of the Issuing Lender.

                  (k) Conflict with LOC Documents. In the event of any conflict between this Credit Agreement and any LOC Document (including any letter of credit application), this Credit Agreement shall control.

                  2.3 TRANCHE A TERM LOAN.

                  (a) Tranche A Term Commitment. Subject to the terms and conditions hereof and in reliance upon the representations and warranties set forth herein each Lender severally agrees to make available to the Borrower on the Initial Funding Date such Lender's Commitment Percentage of a term loan in Dollars (the "Tranche A Term Loan") in the aggregate principal amount of SIXTY-FIVE MILLION DOLLARS ($65,000,000) (the "Tranche A Term Loan Committed Amount"). The Tranche A Term Loan may consist of Base Rate Loans or Eurodollar Loans, or a combination thereof, as the Borrower may request; provided, however, that no more than 5 Eurodollar Loans which are Tranche A Term Loans shall be outstanding hereunder at any time (it being understood that, for purposes hereof, Eurodollar Loans with different Interest Periods shall be considered as separate Eurodollar Loans, even if they begin on the same date, although borrowings, extensions and conversions may, in accordance with the provisions hereof, be combined at the end of existing Interest Periods to constitute a new Eurodollar Loan with a single Interest Period). Amounts repaid on the Tranche A Term Loan may not be reborrowed.

                  (b) Borrowing Procedures. The Borrower shall submit an appropriate Notice of Borrowing to the Agent not later than 11:00 A.M. (Charlotte, North Carolina time) on the Initial Funding Date, with respect to the portion of the Tranche A Term Loan initially consisting of a Base Rate Loan, or on the third Business Day prior to the Initial Funding Date, with respect to the portion of the Tranche A Term Loan initially consisting of one or more Eurodollar Loans. Such Notice of Borrowing shall be irrevocable and shall specify (i) that the funding of a Tranche A Term Loan is requested and (ii) whether the funding of the Tranche A Term Loan shall be comprised of Base Rate Loans, Eurodollar Loans or a combination thereof, and if Eurodollar Loans are requested, the Interest Period(s) therefor. If the Borrower shall fail to deliver such Notice of Borrowing to the Agent by 11:00 A.M. (Charlotte, North Carolina time) on the third Business Day prior to the Initial Funding Date, then the full amount of the Tranche A Term Loan shall be disbursed on the Initial Funding Date as a Base Rate Loan. Each Lender shall make its Commitment Percentage of the Tranche A Term Loan available to the Agent for the account of the Borrower at the office of the Agent specified in Schedule 2.1(a), or at such other office as the Agent may designate in writing, by 1:00 P.M. (Charlotte, North Carolina time) on the Initial Funding Date in Dollars and in funds immediately available to the Agent.

                  (c) Minimum Amounts. Each Eurodollar Loan or Base Rate Loan that is part of the Tranche A Term Loan shall be in an aggregate principal amount that is not less than $1,000,000 and integral multiples of $25,000 (or the then remaining principal balance of the Tranche A Term Loan, if less).

                  (d) Repayment of Tranche A Term Loan. The principal amount of the Tranche A Term Loan shall be repaid in twenty-four (24) consecutive quarterly installments as follows unless accelerated sooner pursuant to
         Section 9.2:

            ================================ ==============================
                                                     TRANCHE A TERM
                        PRINCIPAL                    LOAN PRINCIPAL
                       AMORTIZATION                   AMORTIZATION
                       PAYMENT DATES                    PAYMENT
            ================================ ==============================
                      June 30, 2000,
                    September 30, 2000,
                   December 31,2000 and               $2,000,000
                      March 31, 2001
            ================================ ==============================
                      June 30, 2001,
                    September 30, 2001,
                   December 31,2001 and
                      March 31, 2002                  $2,000,000
            ================================ ==============================
                      June 30, 2002,
                    September 30, 2002,
                   December 31,2002 and
                      March 31, 2003                  $2,500,000


            ================================ ==============================
                      June 30, 2003,
                    September 30, 2003,
                   December 31,2003 and
                      March 31, 2004                  $3,000,000
            ================================ ==============================
                      June 30, 2004,
                   September 30, 2004,
                   December 31,2004 and
                     March 31, 2005                   $3,375,000
            ================================ ==============================
                      June 30, 2005,
                    September 30, 2005,
                   December 31,2005 and
                      Maturity Date                   $3,375,000
            ================================ ==============================

                  (e) Interest. Subject to the provisions of Section 3.1, the Tranche A Term Loan shall bear interest at a per annum rate equal to:

                       (i) Base Rate Loans. During such periods as the Tranche A
                  Term Loan shall be comprised in whole or in part of Base Rate Loans, such Base Rate Loans shall bear interest at a per annum rate equal to the Adjusted Base Rate.

                       (ii) Eurodollar Loans. During such periods as the Tranche
                  A Term Loan shall be comprised in whole or in part of Eurodollar Loans, such Eurodollar Loans shall bear interest at a per annum rate equal to the Adjusted Eurodollar Rate.

         Interest on the Tranche A Term Loan shall be payable in arrears on each applicable Interest Payment Date (or at such other times as may be specified herein).

                  (f) Tranche A Term Notes. The portion of the Tranche A Term Loan made by each Lender shall be evidenced by a duly executed promissory note of the Borrower to such Lender in an original principal amount equal to such Lender's Commitment Percentage of the Tranche A Term Loan and substantially in the form of Exhibit 2.3(f).

                  2.4  TRANCHE B TERM LOAN.

                  (a) Tranche B Term Commitment. Subject to the terms and conditions hereof and in reliance upon the representations and warranties set forth herein, each Lender severally agrees to make available to the Borrower on the Initial Funding Date such Lender's Commitment Percentage of a term loan in Dollars (the "Tranche B Term Loan") in the aggregate principal amount of THIRTY-FIVE MILLION DOLLARS ($35,000,000) (the "Tranche B Term Loan Committed Amount"). The Tranche B Term Loan may consist of Base Rate Loans or Eurodollar Loans, or a combination thereof, as the Borrower may request; provided, however, that no more than 5 Eurodollar Loans which are Tranche B Term Loans shall be outstanding hereunder at any time (it being understood that, for purposes hereof, Eurodollar Loans with different Interest Periods shall be considered as separate Eurodollar Loans, even if they begin on the same date, although borrowings, extensions and conversions may, in accordance with the provisions hereof, be combined at the end of existing Interest Periods to constitute a new Eurodollar Loan with a single Interest Period). Amounts repaid on the Tranche B Term Loan may not be reborrowed.

                  (b) Borrowing Procedures. The Borrower shall submit an appropriate Notice of Borrowing to the Agent not later than 11:00 A.M. (Charlotte, North Carolina time) on the Initial Funding Date, with respect to the portion of the Tranche B Term Loan initially consisting of a Base Rate Loan, or on the third Business Day prior to the Initial Funding Date, with respect to the portion of the Tranche B Term Loan initially consisting of one or more Eurodollar Loans. Such Notice of Borrowing shall be irrevocable and shall specify (i) that the funding of a Tranche B Term Loan is requested and (ii) whether the funding of the Tranche B Term Loan shall be comprised of Base Rate Loans, Eurodollar Loans or a combination thereof, and if Eurodollar Loans are requested, the Interest Period(s) therefor. If the Borrower shall fail to deliver such Notice of Borrowing to the Agent by 11:00 A.M. (Charlotte, North Carolina time) on the third Business Day prior to the Initial Funding Date, then the full amount of the Tranche B Term Loan shall be disbursed on the Initial Funding Date as a Base Rate Loan. Each Lender shall make its Commitment Percentage of the Tranche B Term Loan available to the Agent for the account of the Borrower at the office of the Agent specified in Schedule 2.1(a), or at such other office as the Agent may designate in writing, by 1:00 P.M. (Charlotte, North Carolina time) on the Initial Funding Date in Dollars and in funds immediately available to the Agent.

                  (c) Minimum Amounts. Each Eurodollar Loan or Base Rate Loan that is part of the Tranche B Term Loan shall be in an aggregate principal amount that is not less than $1,000,000 and integral multiples of $25,000 (or the then remaining principal balance of the Tranche B Term Loan, if less).

                  (d) Repayment of Tranche B Term Loan. The principal amount of the Tranche B Term Loan shall be repaid in four (4) consecutive quarterly installments as follows unless accelerated sooner pursuant to
         Section 9.2:

              ================================ ==============================
                                                   TRANCHE B TERM LOAN
               PRINCIPAL AMORTIZATION PAYMENT      PRINCIPAL AMORTIZATION
                           DATES                          PAYMENT
              ================================ ==============================
                June 30, 2005, September 30,
                 2005, December 31,2005 and
                        Maturity Date                    $8,750,000
              ================================ ==============================

                  (e) Interest. Subject to the provisions of Section 3.1, the Tranche B Term Loan shall bear interest at a per annum rate equal to:

                       (i) Base Rate Loans. During such periods as the Tranche B
                  Term Loan shall be comprised in whole or in part of Base Rate Loans, such Base Rate Loans shall bear interest at a per annum rate equal to the Adjusted Base Rate.

                       (ii) Eurodollar Loans. During such periods as the Tranche
                  B Term Loan shall be comprised in whole or in part of Eurodollar Loans, such Eurodollar Loans shall bear interest at a per annum rate equal to the Adjusted Eurodollar Rate.

         Interest on the Tranche B Term Loan shall be payable in arrears on each applicable Interest Payment Date (or at such other times as may be specified herein).

                  (f) Tranche B Term Notes. The portion of the Tranche B Term Loan made by each Lender shall be evidenced by a duly executed promissory note of the Borrower to such Lender in an original principal amount equal to such Lender's Commitment Percentage of the Tranche B Term Loan and substantially in the form of Exhibit 2.4(f).


                                    SECTION 3

                 OTHER PROVISIONS RELATING TO CREDIT FACILITIES

                 3.1   DEFAULT RATE.

         Upon the occurrence, and during the continuance, of an Event of Default, (i) the principal of and, to the extent permitted by law, interest on the Loans and any other amounts owing hereunder or under the other Credit Documents shall bear interest, payable on demand, at a per annum rate 2% greater than the rate which would otherwise be applicable (or if no rate is applicable, whether in respect of interest, fees or other amounts, then the Adjusted Base Rate plus 2%) and (ii) the Standby Letter of Credit Fee and the Trade Letter of Credit shall accrue at a per annum rate 2% greater than the rate which would otherwise be applicable.

                 3.2   EXTENSION AND CONVERSION.

         The Borrower shall have the option, on any Business Day, to extend existing Loans into a subsequent permissible Interest Period or to convert Loans into Loans of another interest rate type; provided, however, that (i) except as provided in Section 3.8, Eurodollar Loans may be converted into Base Rate Loans or extended as Eurodollar Loans for new Interest Periods only on the last day of the Interest Period applicable thereto, (ii) Loans extended as, or converted into, Eurodollar Loans shall be subject to the terms of the definition of "Interest Period" set forth in Section 1.1 and shall be in such minimum amounts as provided in, with respect to Revolving Loans, Section 2.1(b)(ii), with respect to the Tranche A Term Loan, Section 2.3(c), or, with respect to the Tranche B Term Loan, Section 2.4(c), (iii) no more than 5 Eurodollar Loans which are Revolving Loans, 5 Eurodollar Loans which are Tranche A Term Loans and 5 Eurodollar Loans which are Tranche B Term Loans shall be outstanding hereunder at any time (it being understood that, for purposes hereof, Eurodollar Loans with different Interest Periods shall be considered as separate Eurodollar Loans, even if they begin on the same date, although borrowings, extensions and conversions may, in accordance with the provisions hereof, be combined at the end of existing Interest Periods to constitute a new Eurodollar Loan with a single Interest Period) and (iv) any request for extension or conversion of a Eurodollar Loan which shall fail to specify an Interest Period shall be deemed to be a request for an Interest Period of one month. Each such extension or conversion shall be effected by the Borrower by giving a Notice of Extension/Conversion (or telephonic notice promptly confirmed in writing) to the office of the Agent specified in Schedule 2.1(a), or at such other office as the Agent may designate in writing, prior to 11:00 A.M. (Charlotte, North Carolina time) on the Business Day of, in the case of the conversion of a Eurodollar Loan into a Base Rate Loan, and on the third Business Day prior to, in the case of the extension of a Eurodollar Loan as, or conversion of a Base Rate Loan into, a Eurodollar Loan, the date of the proposed extension or conversion, specifying the date of the proposed extension or conversion, the Loans to be so extended or converted, the types of Loans into which such Loans are to be converted and, if appropriate, the applicable Interest Periods with respect thereto. Each request for extension or conversion shall be irrevocable and shall constitute a representation and warranty by the Borrower of the matters specified in subsections (b), (c), (d) and (e) of
Section 5.3. In the event the Borrower fails to request extension or conversion of any Eurodollar Loan in accordance with this Section 3.2, or any such conversion or extension is not permitted or required by this Section 3.2, then such Eurodollar Loan shall be automatically converted into a Base Rate Loan at the end of the Interest Period applicable thereto. The Agent shall give each Lender notice as promptly as practicable of any such proposed extension or conversion affecting any Loan.

                  3.3      PREPAYMENTS.

                  (a)      Voluntary Prepayments.

                                    (i) Revolving Loans and Tranche A Term Loan.
                           The Borrower shall have the right to prepay Revolving Loans and the Tranche A Term Loan in whole or in part from time to time; provided, however, that each partial prepayment of Revolving Loans or the Tranche A Term Loan shall be in an integral multiple of $500,000 (or the then remaining principal balance of the Revolving Loans or the Tranche A Term Loan, as applicable, if less). Prepayments of the Tranche A Term Loan shall be applied pro rata to remaining Principal Amortization Payments. Subject to the foregoing terms, amounts prepaid under this Section 3.3(a)(i) shall be applied as the Borrower may elect; provided that if the Borrower shall fail to specify with respect to any voluntary prepayment, such voluntary prepayment shall be applied first to Revolving Loans and then to the Tranche A Term Loan (pro rata to remaining Principal Amortization Payments), in each case first to Base Rate Loans and then to Eurodollar Loans in direct order of Interest Period maturities. All prepayments under this Section 3.3(a)(i) shall be subject to Section 3.12, but otherwise without premium or penalty, and shall be accompanied by interest on the principal amount prepaid through the date of prepayment.

                                    (ii) Tranche B Term Loan. The Borrower shall
                           not have the right to prepay the Tranche B Term Loan unless all amounts outstanding hereunder in respect of the Tranche A Term Loan shall have been paid in full and the Revolving Commitments shall have been terminated; provided, however, that, so long as there are no outstanding Revolving Loans or LOC Obligations at the time of such prepayment, the Borrower shall have the right to prepay the Tranche B Term Loan in whole or in part from time to time with Eligible Prepayment Proceeds. Each partial prepayment of the Tranche B Term Loan shall be in an integral multiple of $500,000 (or the then remaining principal balance of the Tranche B Term Loan, if less) and shall be applied pro rata to remaining Principal Amortization Payments. Subject to the foregoing terms, amounts prepaid under this Section 3.3(a)(ii) shall be applied as the Borrower may elect; provided that if the Borrower shall fail to specify with respect to any voluntary prepayment, such voluntary prepayment shall be applied first to Base Rate Loans and then to Eurodollar Loans in direct order of Interest Period maturities. All prepayments under this Section 3.3(a)(ii) shall be subject to Section 3.12, but otherwise without premium or penalty, and shall be accompanied by interest on the principal amount prepaid through the date of prepayment.

              (b)   Mandatory Prepayments.

                    (i) (A) Revolving Committed Amount. If at any time, the sum of the aggregate outstanding principal amount of Revolving Loans plus LOC Obligations shall exceed the Revolving Committed Amount, the Borrower immediately shall prepay the Revolving Loans and (after all Revolving Loans have been repaid) cash collateralize the LOC Obligations, in an amount sufficient to eliminate such excess.

                        (B) LOC Committed Amount. If at any time, the sum of the
                    aggregate principal amount of LOC Obligations shall exceed the LOC Committed Amount, the Borrower immediately shall cash collateralize the LOC Obligations in an amount sufficient to eliminate such excess.

                    (ii) Excess Cash Flow. Within 90 days after the end of each fiscal year (commencing with the fiscal year ending December 31, 2000), the Borrower shall prepay the Loans in an amount equal to 75% (if the Leverage Ratio as of the end of such fiscal year is greater than 3.0 to 1.0), 50% (if the Leverage Ratio as of the end of such fiscal year is less than or equal to 3.0 to 1.0 but greater than 2.5 to 1.0) or 25% (if the Leverage Ratio as of the end of such fiscal year is less than or equal to 2.5 to 1.0 but greater than 2.0 to 1.0) of Excess Cash Flow for such prior fiscal year (such prepayment to be applied as set forth in clause (vi) below).

                    (iii) (A) Asset Dispositions. Immediately upon the occurrence of any Asset Disposition Prepayment Event, the Borrower shall prepay the Loans in an aggregate amount equal to 100% of the Net Cash Proceeds of the related Asset Disposition not applied (or caused to be applied) by the Credit Parties during the related Application Period to make Eligible Reinvestments as contemplated by the terms of Section 8.5(g) (such prepayment to be applied as set forth in clause (vi) below).

                          (B) Casualty and Condemnation Events. Immediately upon
                    the occurrence of any event requiring application of any insurance proceeds to the prepayment of Loans (and cash collateralization of LOC Obligations) pursuant to Section 7.6(b), the Borrower shall prepay the Loans in the amount required by such Section 7.6(b) (such prepayment to be applied as set forth in clause (vi) below).

                    (iv) Debt Issuances. Immediately upon receipt by any Consolidated Party of proceeds from any Debt Issuance, the Borrower shall prepay the Loans in an aggregate amount equal to 100% of the Net Cash Proceeds of such Debt Issuance (such prepayment to be applied as set forth in clause (vi) below).

                    (v) Equity Issuances. Immediately upon receipt by a Consolidated Party of proceeds from any Equity Issuance other than an Excluded Equity Issuance, the Borrower shall prepay the Loans in an aggregate amount equal to 50% of the Net Cash Proceeds of such Equity Issuance (such prepayment to be applied as set forth in clause (vi) below).

                    (vi) Application of Mandatory Prepayments. All amounts required to be paid pursuant to this Section 3.3(b) shall be applied as follows: (A) with respect to all amounts prepaid pursuant to Section 3.3(b)(i)(A), to Revolving Loans and (after all Revolving Loans have been repaid) to a cash collateral account in respect of LOC Obligations, (B) with respect to all amounts prepaid pursuant to Section 3.3(b)(i)(B), to a cash collateral account in respect of LOC Obligations and (C) with respect to all amounts prepaid pursuant to Section 3.3(b)(ii), (iii), (iv) and
              (v), to the Tranche A Term Loan (pro rata to remaining Principal Amortization Payments). Within the parameters of the applications set forth above, prepayments shall be applied first to Base Rate Loans and then to Eurodollar Loans unless otherwise directed by the Borrower. No prepayments under Sections 3.3(b)(ii) through (v) shall be required after the Tranche A Term Loan has been repaid in full. All prepayments under this Section 3.3(b) shall be subject to Section 3.12, but otherwise without premium or penalty, and shall be accompanied by interest on the principal amount prepaid through the date of prepayment.

                    (vii) Prepayment Account. If the Borrower is required to
              make a mandatory prepayment of Eurodollar Loans under this Section 3.3(b), the Borrower shall have the right, in lieu of making such prepayment in full, to deposit an amount equal to such mandatory prepayment with the Agent in a cash collateral account maintained (pursuant to documentation reasonably satisfactory to the Agent) by and in the sole dominion and control of the Agent. Any amounts so deposited shall be held by the Agent as collateral for the prepayment of such Eurodollar Loans and shall be applied to the prepayment of the applicable Eurodollar Loans at the end of the current Interest Periods applicable thereto. At the request of the Borrower, amounts so deposited shall be invested by the Agent in Cash Equivalents maturing prior to the date or dates on which it is anticipated that such amounts will be applied to prepay such Eurodollar Loans; any interest earned on such Cash Equivalents will be for the account of the Borrower and the Borrower will deposit with the Agent the amount of any loss on any such Cash Equivalents to the extent necessary in order that the amount of the prepayment to be made with the deposited amounts may not be reduced.

                    3.4 TERMINATION AND REDUCTION OF COMMITMENTS.

                    (a) Voluntary Reductions. The Borrower may from time to time permanently reduce or terminate the Revolving Committed Amount in whole or in part (in minimum aggregate amounts of $1,000,000 or in integral multiples of $100,000 in excess thereof (or, if less, the full remaining amount of the then applicable Revolving Committed Amount)) upon five Business Days' prior written notice to the Agent; provided, however, (i) prior to payment in full of all amounts outstanding hereunder in respect of the Tranche A Term Loan, no such termination or reduction shall be made which would cause the Revolving Committed Amount to be less than $10,000,000 and (ii) no such termination or reduction shall be made which would cause the sum of the aggregate outstanding principal amount of Revolving Loans plus LOC Obligations to exceed the Revolving Committed Amount, unless, concurrently with such termination or reduction, the Revolving Loans are repaid to the extent necessary to eliminate such excess. The Agent shall promptly notify each affected Lender of receipt by the Agent of any notice from the Borrower pursuant to this Section 3.4(a).

                    (b) Term Loan Commitments. The Tranche A Term Loan Commitment of each Lender shall automatically terminate at such time as such Lender shall have made available to the Borrower such Lender's share of the Tranche A Term Loan, and the Tranche B Term Loan Commitment of each Lender shall automatically terminate at such time as such Lender shall have made available to the Borrower such Lender's share of the Tranche B Term Loan.

                    (c) Mandatory Reductions. The Revolving Committed Amount automatically shall be permanently reduced from time to time in accordance with the terms of Section 3.3(b)(vi).

                    (d) Maturity Date. The Revolving Commitments of the Lenders and the LOC Commitment of the Issuing Lender shall automatically terminate on the Maturity Date.

                    (e) General. The Borrower shall pay to the Agent for the account of the Lenders in accordance with the terms of Section 3.5(a), on the date of each termination or reduction of the Revolving Committed Amount, the Unused Fee accrued through the date of such termination or reduction on the amount of the Revolving Committed Amount so terminated or reduced.

                    3.5  FEES.

                    (a) Unused Fee. In consideration of the Revolving Commitments of the Lenders hereunder, the Borrower promises to pay to the Agent for the account of each Lender a fee (the "Unused Fee") on the Unused Revolving Committed Amount computed at a per annum rate for each day during the applicable Unused Fee Calculation Period (hereinafter defined) at a rate equal to the Applicable Percentage in effect from time to time. The Unused Fee shall commence to accrue on the Initial Funding Date and shall be due and payable in arrears on the last Business Day of each March, June, September and December (and on any date that the Revolving Committed Amount is reduced and on the Maturity Date) for the immediately preceding quarter (or portion thereof) (each such quarter or portion thereof for which the Unused Fee is payable hereunder being herein referred to as an "Unused Fee Calculation Period"), beginning with the first of such dates to occur after the Initial Funding Date.

                  (b)    Letter of Credit Fees.

                         (i) Standby Letter of Credit Issuance Fee. In consideration of the issuance of standby Letters of Credit hereunder, the Borrower promises to pay to the Agent for the account of each Lender a fee (the "Standby Letter of Credit Fee") on such Lender's Commitment Percentage of the average daily maximum amount available to be drawn under each such standby Letter of Credit computed at a per annum rate for each day from the date of issuance to the date of expiration equal to the Applicable Percentage. The Standby Letter of Credit Fee will be payable quarterly in arrears on the last Business Day of each March, June, September and December for the immediately preceding quarter (or a portion thereof).

                         (ii)  Trade Letter of Credit Drawing Fee. In
                  consideration of the issuance of trade Letters of Credit hereunder, the Borrower promises to pay to the Agent for the account of each Lender a fee (the "Trade Letter of Credit Fee") on such Lender's Commitment Percentage of the average daily maximum amount available to be drawn under each such trade Letter of Credit computed at a per annum rate for each day from the date of issuance to the date of expiration equal to the Applicable Percentage. The Trade Letter of Credit Fee will be payable quarterly in arrears on the last Business Day of each March, June, September and December for the immediately preceding quarter (or a portion thereof).

                         (iii) Issuing Lender Fees. In addition to the Standby
                  Letter of Credit Fee payable pursuant to clause (i) above and the Trade Letter of Credit Fee payable pursuant to clause (ii) above, the Borrower promises to pay to the Agent for the account of the Issuing Lender without sharing by the other Lenders (i) a letter of credit fronting fee of 0.125% on the average daily maximum amount available to be drawn under each Letter of Credit computed at a per annum rate for each day from the date of issuance to the date of expiration (which fronting fee shall be payable quarterly in arrears on the last Business Day of each March, June, September and December for the immediately preceding quarter (or a portion thereof)) and
                  (ii) the
                  customary charges from time to time of the Issuing Lender with respect to the issuance, amendment, transfer, administration, cancellation and conversion of, and drawings under, such Letters of Credit.

                  (c) Agent's Fees. The Borrower promises to pay to the Agent, for its own account, for the account of the Issuing Lender and for the account of Banc of America Securities LLC, as applicable, the fees referred to in the Agent's Fee Letter; provided that no such fees shall be payable prior to the Initial Funding Date.

                  3.6 CAPITAL ADEQUACY.

         If any Lender has determined, after the date hereof, that the adoption or the becoming effective of, or any change in, or any change by any Governmental Authority, central bank or comparable agency charged with the interpretation or administration thereof in the interpretation or administration of, any applicable law, rule or regulation regarding capital adequacy, or compliance by such Lender with any request or directive regarding capital adequacy (whether or not having the force of law) of any such authority, central bank or comparable agency, has or would have the effect of reducing the rate of return on such Lender's capital or assets as a consequence of its commitments or obligations hereunder to a level below that which such Lender could have achieved but for such adoption, effectiveness, change or compliance (taking into consideration such Lender's policies with respect to capital adequacy), then, upon notice from such Lender to the Borrower, the Borrower shall be obligated to pay to such Lender such additional amount or amounts as will compensate such Lender for such reduction. Each determination by any such Lender of amounts owing under this Section shall, absent manifest error, be conclusive and binding on the parties hereto. No Lender shall be entitled to receive compensation pursuant to this Section 3.6 for such amounts incurred more than 180 days prior to delivery of a certificate requesting compensation and providing a reasonably detailed explanation of the calculation thereof.

                  3.7 LIMITATION ON EURODOLLAR LOANS.

         If on or prior to the first day of any Interest Period for any Eurodollar Loan the Agent determines (which determination shall be conclusive) that by reason of circumstances affecting the relevant market, adequate and reasonable means do not exist for ascertaining the Eurodollar Rate for such Interest Period, then the Agent shall give the Borrower prompt notice thereof, and so long as such condition remains in effect, the Lenders shall be under no obligation to make additional Eurodollar Loans, Continue Eurodollar Loans, or to Convert Base Rate Loans into Eurodollar Loans and the Borrower shall, on the last day(s) of the then current Interest Period(s) for the outstanding Eurodollar Loans, either prepay such Eurodollar Loans or Convert such Eurodollar Loans into Base Rate Loans in accordance with the terms of this Credit Agreement.

                  3.8 ILLEGALITY.

         Notwithstanding any other provision of this Credit Agreement, in the event that it becomes unlawful for any Lender or its Applicable Lending Office to make, maintain, or fund Eurodollar Loans hereunder, then such Lender shall promptly notify the Borrower thereof and such Lender's obligation to make or Continue Eurodollar Loans and to Convert Base Rate Loans into Eurodollar

Loans shall be suspended until such time as such Lender may again make, maintain, and fund Eurodollar Loans (in which case the provisions of Section
3.10 shall be applicable).

                  3.9 REQUIREMENTS OF LAW.

         If, after the date hereof, the adoption of any applicable law, rule, or regulation, or any change in any applicable law, rule, or regulation, or any change in the interpretation or administration thereof by any Governmental Authority, central bank, or comparable agency charged with the interpretation or administration thereof, or compliance by any Lender (or its Applicable Lending Office) with any request or directive (whether or not having the force of law) of any such Governmental Authority, central bank, or comparable agency:

                  (i) shall subject such Lender (or its Applicable Lending Office) to any tax, duty, or other charge with respect to any Eurodollar Loans, its Notes, or its obligation to make Eurodollar Loans, or change the basis of taxation of any amounts payable to such Lender (or its Applicable Lending Office) under this Credit Agreement or its Notes in respect of any Eurodollar Loans (other than taxes imposed on the overall net income of such Lender by the jurisdiction in which such Lender has its principal office or such Applicable Lending Office);

                  (ii) shall impose, modify, or deem applicable any reserve, special deposit, assessment, or similar requirement (other than the Eurodollar Reserve Requirement utilized in the determination of the Adjusted Eurodollar Rate) relating to any extensions of credit or other assets of, or any deposits with or other liabilities or commitments of, such Lender (or its Applicable Lending Office), including the Commitment of such Lender hereunder; or

                  (iii) shall impose on such Lender (or its Applicable Lending Office) or the London interbank market any other condition affecting this Credit Agreement or its Notes or any of such extensions of credit or liabilities or commitments;

and the result of any of the foregoing is to increase the cost to such Lender (or its Applicable Lending Office) of making, Converting into, Continuing, or maintaining any Eurodollar Loans or to reduce any sum received or receivable by such Lender (or its Applicable Lending Office) under this Credit Agreement or its Notes with respect to any Eurodollar Loans, then the Borrower shall pay to such Lender on demand such amount or amounts as will compensate such Lender for such increased cost or reduction. If any Lender requests compensation by the Borrower under this Section 3.9, the Borrower may, by notice to such Lender (with a copy to the Agent), suspend the obligation of such Lender to make or Continue Eurodollar Loans, or to Convert Base Rate Loans into Eurodollar Loans, until the event or condition giving rise to such request ceases to be in effect (in which case the provisions of Section 3.10 shall be applicable); provided that such suspension shall not affect the right of such Lender to receive the compensation so requested. Each Lender shall promptly notify the Borrower and the Agent of any event of which it has knowledge, occurring after the date hereof, which will entitle such Lender to compensation pursuant to this Section
3.9 and will designate a different Applicable Lending Office if such designation will avoid the need for, or reduce the amount of, such compensation and will not, in the judgment of such Lender, be otherwise disadvantageous to it. Any Lender claiming compensation under this Section 3.9 shall furnish to the Borrower and the Agent a statement setting forth the additional amount or amounts to be paid to it hereunder which shall be conclusive in the absence of manifest error. In determining such amount, such Lender may use any reasonable averaging and attribution methods.

                  3.10 TREATMENT OF AFFECTED LOANS.

         If the obligation of any Lender to make any Eurodollar Loan or to Continue, or to Convert Base Rate Loans into, Eurodollar Loans shall be suspended pursuant to Section 3.7, 3.8 or 3.9 hereof, such Lender's Eurodollar Loans shall be automatically Converted into Base Rate Loans on the last day(s) of the then current Interest Period(s) for such Eurodollar Loans (or, in the case of a Conversion, on such earlier date as such Lender may specify to the Borrower with a copy to the Agent) and, unless and until such Lender gives notice as provided below that the circumstances specified in Section 3.7, 3.8 or
3.9 hereof that gave rise to such Conversion no longer exist:

                  (a) to the extent that such Lender's Eurodollar Loans have been so Converted, all payments and prepayments of principal that would otherwise be applied to such Lender's Eurodollar Loans shall be applied instead to its Base Rate Loans; and

                  (b) all Loans that would otherwise be made or Continued by such Lender as Eurodollar Loans shall be made or Continued instead as Base Rate Loans, and all Base Rate Loans of such Lender that would otherwise be Converted into Eurodollar Loans shall remain as Base Rate Loans.

If such Lender gives notice to the Borrower (with a copy to the Agent) that the circumstances specified in Section 3.7, 3.8 or 3.9 hereof that gave rise to the Conversion of such Lender's Eurodollar Loans pursuant to this Section 3.10 no longer exist (which such Lender agrees to do promptly upon such circumstances ceasing to exist) at a time when Eurodollar Loans made by other Lenders are outstanding, such Lender's Base Rate Loans shall be automatically Converted, on the first day(s) of the next succeeding Interest Period(s) for such outstanding Eurodollar Loans, to the extent necessary so that, after giving effect thereto, all Loans held by the Lenders holding Eurodollar Loans and by such Lender are held pro rata (as to principal amounts, interest rate basis, and Interest Periods) in accordance with their respective Commitments.

                  3.11 TAXES.

                  (a) Any and all payments by any Credit Party to or for the account of any Lender or the Agent hereunder or under any other Credit Document shall be made free and clear of and without deduction for any and all present or future taxes, duties, levies, imposts, deductions, charges or withholdings, and all liabilities with respect thereto, excluding, in the case of each Lender and the Agent, taxes imposed on its income, and franchise taxes imposed on it, by the jurisdiction under the laws of which such Lender (or its Applicable Lending Office) or the Agent (as the case may be) is organized or any political subdivision thereof (all such non-excluded taxes, duties, levies, imposts, deductions, charges, withholdings, and liabilities being hereinafter referred to as "Taxes"). If any Credit Party shall be required by law to deduct any Taxes from or in respect of any sum payable under this Credit Agreement or any other Credit Document to any Lender or the Agent, (i) the sum payable shall be increased as necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section 3.11) such Lender or the Agent receives an amount equal to the sum it would have received had no such deductions been made, (ii) such Credit Party shall make such deductions, (iii) such Credit Party shall pay the full amount deducted to the relevant taxation authority or other authority in accordance with applicable law, and (iv) such Credit Party shall furnish to the Agent, at its address referred to in Section 11.1, the original or a certified copy of a receipt evidencing payment thereof.

                  (b) In addition, the Borrower agrees to pay any and all present or future stamp or documentary taxes and any other excise or property taxes or charges or similar levies which arise from any payment made under this Credit Agreement or any other Credit Document or from the execution or delivery of, or otherwise with respect to, this Credit Agreement or any other Credit Document (hereinafter referred to as "Other Taxes").

                  (c) The Borrower agrees to indemnify each Lender and the Agent for the full amount of Taxes and Other Taxes (including, without limitation, any Taxes or Other Taxes imposed or asserted by any jurisdiction on amounts payable under this Section 3.11) paid by such Lender or the Agent (as the case may be) and any liability (including penalties, interest, and expenses) arising therefrom or with respect thereto.

                  (d) Each Lender that is not a United States person under
         Section 7701(a)(30) of the Code, on or prior to the date of its execution and delivery of this Credit Agreement in the case of each Lender listed on the signature pages hereof and on or prior to the date on which it becomes a Lender in the case of each other Lender, and from time to time thereafter if requested in writing by the Borrower or the Agent (but only so long as such Lender remains lawfully able to do so), shall provide the Borrower and the Agent with (i) Internal Revenue Service Form W-8 BEN or W-8 ECI, as appropriate, or any successor form prescribed by the Internal Revenue Service, certifying that such Lender is entitled to benefits under an income tax treaty to which the United States is a party which reduces to zero the rate of withholding tax on payments of interest or certifying that the income receivable pursuant to this Credit Agreement is effectively connected with the conduct of a trade or business in the United States, (ii) Internal Revenue Service Form W-8 or W-9, as appropriate, or any successor form prescribed by the Internal Revenue Service, and/or (iii) any other form or certificate required by any taxing authority (including any certificate required by Sections 871(h) and 881(c) of the Internal Revenue Code), certifying that such Lender is entitled to an exemption from tax on payments pursuant to this Credit Agreement or any of the other Credit Documents.

                  (e) For any period with respect to which a Lender has failed to provide the Borrower and the Agent with the appropriate form pursuant to Section 3.11(d) (unless such failure is due to a change in treaty, law, or regulation occurring subsequent to the date on which a form originally was required to be provided), such Lender shall not be entitled to indemnification under Section 3.11(a) or 3.11(b) with respect to Taxes imposed by the United States; provided, however, that should a Lender, which is otherwise exempt from withholding tax, become subject to Taxes because of its failure to deliver a form required hereunder, the Borrower shall take such steps as such Lender shall reasonably request to assist such Lender to recover such Taxes.

                  (f) If any Credit Party is required to pay additional amounts to or for the account of any Lender pursuant to this Section 3.11, then such Lender will agree to use reasonable efforts to change the jurisdiction of its Applicable Lending Office so as to eliminate or reduce any such additional payment which may thereafter accrue if such change, in the judgment of such Lender, is not otherwise disadvantageous to such Lender.

                  (g) Within thirty (30) days after the date of any payment of Taxes, the applicable Credit Party shall furnish to the Agent the original or a certified copy of a receipt evidencing such payment.

                  (h) Without prejudice to the survival of any other agreement of the Credit Parties hereunder, the agreements and obligations of the Credit Parties contained in this Section 3.11 shall survive the repayment of the Loans, LOC Obligations and other obligations under the Credit Documents and the termination of the Commitments hereunder.

                  3.12 COMPENSATION.

         Upon the request of any Lender, the Borrower shall pay to such Lender such amount or amounts as shall be sufficient (in the reasonable opinion of such Lender) to compensate it for any loss, cost, or expense (excluding loss of anticipated profits (including loss of Applicable Margin)) incurred by it as a result of:

                  (a) any payment, prepayment, or Conversion of a Eurodollar Loan for any reason (including, without limitation, (i) in connection with any assignment by Bank of America pursuant to Section 11.3(b) as part of the primary syndication of the Loans during the 180-day period immediately following the Initial Funding Date and (ii) the acceleration of the Loans pursuant to Section 9.2) on a date other than the last day of the Interest Period for such Loan; or

                  (b) any failure by the Borrower for any reason (including, without limitation, the failure of any condition precedent specified in
         Section 5 to be satisfied) to borrow, Convert, Continue, or prepay a Eurodollar Loan on the date for such borrowing, Conversion, Continuation, or prepayment specified in the relevant notice of borrowing, prepayment, Continuation, or Conversion under this Credit Agreement.

With respect to Eurodollar Loans, such indemnification may include an amount equal to the excess, if any, of (a) the amount of interest which would have accrued on the amount so prepaid, or not so borrowed, Converted or Continued, for the period from the date of such prepayment or of such failure to borrow, Convert or Continue to the last day of the applicable Interest Period (or, in the case of a failure to borrow, Convert or Continue, the Interest Period that would have commenced on the date of such failure) in each case at the applicable rate of interest for such Eurodollar Loans provided for herein (excluding, however, the Applicable Percentage included therein, if any) over (b) the amount of interest (as reasonably determined by such Lender) which would have accrued to such Lender on such amount by placing such amount on deposit for a comparable period with leading banks in the interbank Eurodollar market. The covenants of the Borrower set forth in this Section 3.12 shall survive the repayment of the Loans, LOC Obligations and other obligations under the Credit Documents and the termination of the Commitments hereunder.

                  3.13 PRO RATA TREATMENT.

         Except to the extent otherwise provided herein:

                  (a) Loans. Each Loan, each payment or (subject to the terms of Section 3.3) prepayment of principal of any Loan or reimbursement obligations arising from drawings under Letters of Credit, each payment of interest on the Loans or reimbursement obligations arising from drawings under Letters of Credit, each payment of Unused Fees, each payment of the Standby Letter of Credit Fee, each payment of the Trade Letter of Credit Fee, each reduction of the Revolving Committed Amount and each conversion or extension of any Loan, shall be allocated pro rata among the Lenders in accordance with the respective principal amounts of their outstanding Loans of the applicable type and Participation Interests in Loans of the applicable type and Letters of Credit.

                  (b) Advances. No Lender shall be responsible for the failure or delay by any other Lender in its obligation to make its ratable share of a borrowing hereunder; provided, however, that the failure of any Lender to fulfill its obligations hereunder shall not relieve any other Lender of its obligations hereunder. Unless the Agent shall have been notified by any Lender prior to the date of any requested borrowing that such Lender does not intend to make available to the Agent its ratable share of such borrowing to be made on such date, the Agent may assume that such Lender has made such amount available to the Agent on the date of such borrowing, and the Agent in reliance upon such assumption, may (in its sole discretion but without any obligation to do so) make available to the Borrower a corresponding amount. If such corresponding amount is not in fact made available to the Agent, the Agent shall be able to recover such corresponding amount from such Lender. If such Lender does not pay such corresponding amount forthwith upon the Agent's demand therefor, the Agent will promptly notify the Borrower, and the Borrower shall immediately pay such corresponding amount to the Agent. The Agent shall also be entitled to recover from the Lender or the Borrower, as the case may be, interest on such corresponding amount in respect of each day from the date such corresponding amount was made available by the Agent to the Borrower to the date such corresponding amount is recovered by the Agent at a per annum rate equal to (i) from the Borrower at the applicable rate for the applicable borrowing pursuant to the Notice of Borrowing and (ii) from a Lender at the Federal Funds Rate.

                  3.14 SHARING OF PAYMENTS.

         The Lenders agree among themselves that, in the event that any Lender shall obtain payment in respect of any Loan, LOC Obligations or any other obligation owing to such Lender under this Credit Agreement through the exercise of a right of setoff, banker's lien or counterclaim, or pursuant to a secured claim under Section 506 of Title 11 of the United States Code or other security or interest arising from, or in lieu of, such secured claim, received by such Lender under any applicable bankruptcy, insolvency or other similar law or otherwise, or by any other means, in excess of its pro rata share of such payment as provided for in this Credit Agreement, such Lender shall promptly purchase from the other Lenders a Participation Interest in such Loans, LOC Obligations and other obligations in such amounts, and make such other adjustments from time to time, as shall be equitable to the end that all Lenders share such payment in accordance with their respective ratable shares as provided for in this Credit Agreement. The Lenders further agree among themselves that if payment to a Lender obtained by such Lender through the exercise of a right of setoff, banker's lien, counterclaim or other event as aforesaid shall be rescinded or must otherwise be restored, each Lender which shall have shared the benefit of such payment shall, by repurchase of a Participation Interest theretofore sold, return its share of that benefit (together with its share of any accrued interest payable with respect thereto) to each Lender whose payment shall have been rescinded or otherwise restored. The Borrower agrees that any Lender so purchasing such a Participation Interest may, to the fullest extent permitted by law, exercise all rights of payment, including setoff, banker's lien or counterclaim, with respect to such Participation Interest as fully as if such Lender were a holder of such Loan, LOC Obligations or other obligation in the amount of such Participation Interest. Except as otherwise expressly provided in this Credit Agreement, if any Lender shall fail to remit to the Agent or any other Lender an amount payable by such Lender to the Agent or such other Lender pursuant to this Credit Agreement on the date when such amount is due, such payments shall be made together with interest thereon for each date from the date such amount is due until the date such amount is paid to the Agent or such other Lender at a rate per annum equal to the Federal Funds Rate. If under any applicable bankruptcy, insolvency or other similar law, any Lender receives a secured claim in lieu of a setoff to which this Section 3.14 applies, such Lender shall, to the extent practicable, exercise its rights in respect of such secured claim in a manner consistent with the rights of the Lenders under this Section 3.14 to share in the benefits of any recovery on such secured claim.

                  3.15 PAYMENTS, COMPUTATIONS, ETC.

                  (a) Generally. Except as otherwise specifically provided herein, all payments hereunder shall be made to the Agent in Dollars in immediately available funds, without setoff, deduction, counterclaim or withholding of any kind, at the Agent's office specified in Schedule 2.1(a) not later than 2:00 P.M. (Charlotte, North Carolina time) on the date when due. Payments received after such time shall be deemed to have been received on the next succeeding Business Day. The Agent may (but shall not be obligated to) debit the amount of any such payment which is not made by such time to any ordinary deposit account of the Borrower or any other Credit Party maintained with the Agent (with notice to the Borrower or such other Credit Party). The Borrower shall, at the time it makes any payment under this Credit Agreement, specify to the Agent the Loans, LOC Obligations, Fees, interest or other amounts payable by the Borrower hereunder to which such payment is to be applied (and in the event that it fails so to specify, or if such application would be inconsistent with the terms hereof, the Agent shall distribute such payment to the Lenders in such manner as the Agent may determine to be appropriate in respect of obligations owing by the Borrower hereunder, subject to the terms of Section 3.13(a)). The Agent will distribute such payments to such Lenders, if any such payment is received prior to 2:00 P.M. (Charlotte, North Carolina time) on a Business Day in like funds as received prior to the end of such Business

         Day and otherwise the Agent will distribute such payment to such Lenders on the next succeeding Business Day. Whenever any payment hereunder shall be stated to be due on a day which is not a Business Day, the due date thereof shall be extended to the next succeeding Business Day (subject to accrual of interest and Fees for the period of such extension), except that in the case of Eurodollar Loans, if the extension would cause the payment to be made in the next following calendar month, then such payment shall instead be made on the next preceding Business Day. Except as expressly provided otherwise herein, all computations of interest and fees shall be made on the basis of actual number of days elapsed over a year of 360 days, except with respect to computation of interest on Base Rate Loans which shall be calculated based on a year of 365 or 366 days, as appropriate. Interest shall accrue from and include the date of borrowing, but exclude the date of payment.

                  (b) Allocation of Payments After Event of Default. Notwithstanding any other provisions of this Credit Agreement to the contrary, after the occurrence and during the continuance of an Event of Default (but subject to the terms of Section 3.3(b)(vi)), all amounts collected or received by the Agent or any Lender on account of the Credit Party Obligations or any other amounts outstanding under any of the Credit Documents or in respect of the Collateral shall be paid over or delivered as follows:

                       FIRST, to the payment of all reasonable out-of-pocket
                  costs and expenses (including without limitation reasonable attorneys' fees) of the Agent in connection with enforcing the rights of the Lenders under the Credit Documents and any protective advances made by the Agent with respect to the Collateral under or pursuant to the terms of the Collateral Documents;

                       SECOND, to payment of any fees owed to the Agent;

                       THIRD, to the payment of all of the Tranche A Obligations
                  consisting of accrued fees and interest;

                       FOURTH, to the payment of the outstanding principal
                  amount of the Tranche A Obligations;

                       FIFTH, to the payment of all of the other Credit Party
                  Obligations consisting of accrued fees and interest;

                       SIXTH, to the payment of the outstanding principal amount
                  of the other Credit Party Obligations (including the payment or cash collateralization of the outstanding LOC Obligations);

                       SEVENTH, to the payment of all reasonable out-of-pocket
                  costs and expenses (including without limitation, reasonable attorneys' fees) of each of the Lenders in connection with enforcing its rights under the Credit Documents or otherwise with respect to the Credit Party Obligations owing to such Lender;

                           EIGHTH, to all other Credit Party Obligations and
                  other obligations which shall have become due and payable under the Credit Documents or otherwise and not repaid pursuant to clauses "FIRST" through "SEVENTH" above; and

                           NINTH, to the payment of the surplus, if any, to
                  whomever may be lawfully entitled to receive such surplus.

         In carrying out the foregoing, (i) amounts received shall be applied in the numerical order provided until exhausted prior to application to the next succeeding category; (ii) each of the Lenders shall receive an amount equal to its pro rata share (based on the proportion that the then outstanding Loans and LOC Obligations held by such Lender bears to the aggregate then outstanding Loans and LOC Obligations) of amounts available to be applied pursuant to clauses "THIRD", "FOURTH", "FIFTH", "SIXTH", "SEVENTH" and "EIGHTH" above; and (iii) to the extent that any amounts available for distribution pursuant to clause "SEVENTH" above are attributable to the issued but undrawn amount of outstanding Letters of Credit, such amounts shall be held by the Agent in a cash collateral account and applied (A) first, to reimburse the Issuing Lender from time to time for any drawings under such Letters of Credit and (B) then, following the expiration of all Letters of Credit, to all other obligations of the types described in clauses "SEVENTH" and "EIGHTH" above in the manner provided in this Section 3.15(b).

                  3.16 EVIDENCE OF DEBT.

                  (a) Each Lender shall maintain an account or accounts evidencing each Loan made by such Lender to the Borrower from time to time, including the amounts of principal and interest payable and paid to such Lender from time to time under this Credit Agreement. Each Lender will make reasonable efforts to maintain the accuracy of its account or accounts and to promptly update its account or accounts from time to time, as necessary.

                  (b) The Agent shall maintain the Register pursuant to Section 11.3(c), and a subaccount for each Lender, in which Register and subaccounts (taken together) shall be recorded (i) the amount, type and Interest Period of each such Loan hereunder, (ii) the amount of any principal or interest due and payable or to become due and payable to each Lender hereunder and (iii) the amount of any sum received by the Agent hereunder from or for the account of any Credit Party and each Lender's share thereof. The Agent will make reasonable efforts to maintain the accuracy of the subaccounts referred to in the preceding sentence and to promptly update such subaccounts from time to time, as necessary.

                  (c) The entries made in the accounts, Register and subaccounts maintained pursuant to clause (b) of this Section 3.16 (and, if consistent with the entries of the Agent, clause (a)) shall be prima facie evidence of the existence and amounts of the obligations of the Credit Parties therein recorded; provided, however, that the failure of any Lender or the Agent to maintain any such account, such Register or such subaccount, as applicable, or any error therein, shall not in any manner affect the obligation of the Credit Parties to repay the Credit Party Obligations owing to such Lender.

                  3.17  REPLACEMENT OF AFFECTED LENDERS.

         If (i) any Lender having a Revolving Commitment becomes a Defaulting Lender or (ii) any Credit Party is required to make any payments to any Lender under Section 3.6, Section 3.8, Section 3.9 or Section 3.11 in an amount reasonably deemed material by the Borrower, the Borrower shall have the right, if no Event of Default then exists, to replace such Lender (the "Replaced Lender") with one or more other Eligible Assignee or Eligible Assignees, none of whom shall constitute a Defaulting Lender at the time of such replacement (collectively, the "Replacement Lender"), provided that (a) at the time of any replacement pursuant to this Section 3.17, the Replaced Lender and Replacement Lender shall enter into an Assignment and Acceptance pursuant to which the Replacement Lender shall acquire all or a portion, as the case may be, of the Commitments and outstanding Loans of, and participation in Letters of Credit by, the Replaced Lender and (b) all obligations of the Borrower owing to the Replaced Lender relating to the Loans so replaced (including, without limitation, such increased costs and excluding those specifically described in clause (a) above in respect of which the assignment purchase price has been, or is concurrently being paid) shall be paid in full to such Replaced Lender concurrently with such replacement. Upon the execution of the appropriate Assignment and Acceptance, the payment of amounts referred to in clauses (a) and
(b) above and, if so requested by the Replacement Lender, delivery to the Replacement Lender of the appropriate Note or Notes executed by the Borrower, the Replacement Lender shall become a Lender hereunder and the Replaced Lender shall cease to constitute a Lender hereunder with respect to such replaced Loans, except with respect to indemnification provisions under this Agreement, which shall survive as to such Replaced Lender. Notwithstanding anything to the contrary contained above, (1) the Lender that acts as the Issuing Lender may not be replaced hereunder at any time that it has Letters of Credit outstanding hereunder unless arrangements satisfactory to the Issuing Lender (including the furnishing of a back-up standby letter of credit in form and substance, and issued by an issuer satisfactory to such Issuing Lender or the depositing of cash collateral into a cash collateral account maintained with the Agent in amounts and pursuant to arrangements satisfactory to such Issuing Lender) have been made with respect to such outstanding Letters of Credit and (2) the Lender that acts as the Agent may not be replaced hereunder except in accordance with the terms of Section 10.7. The Replaced Lender shall be required to deliver for cancellation its applicable Notes to be canceled on the date of replacement, or if any such Note is lost or unavailable, such other assurances or indemnification therefor as the Borrower may reasonably request.


                                    SECTION 4

                                    GUARANTY

                  4.1  THE GUARANTY.

         Each of the Guarantors hereby jointly and severally guarantees to each Lender, each Affiliate of a Lender that enters into a Hedging Agreement, and the Agent as hereinafter provided, as primary obligor and not as surety, the prompt payment of the Credit Party Obligations in full when due (whether at stated maturity, as a mandatory prepayment, by acceleration, as a mandatory



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cash collateralization or otherwise) strictly in accordance with the terms thereof. The Guarantors hereby further agree that if any of the Credit Party Obligations are not paid in full when due (whether at stated maturity, as a mandatory prepayment, by acceleration, as a mandatory cash collateralization or otherwise), the Guarantors will, jointly and severally, promptly pay the same, without any demand or notice whatsoever, and that in the case of any extension of time of payment or renewal of any of the Credit Party Obligations, the same will be promptly paid in full when due (whether at extended maturity, as a mandatory prepayment, by acceleration, as a mandatory cash collateralization or otherwise) in accordance with the terms of such extension or renewal.

         Notwithstanding any provision to the contrary contained herein or in any other of the Credit Documents or Hedging Agreements, the obligations of each Guarantor under this Credit Agreement and the other Credit Documents shall be limited to an aggregate amount equal to the largest amount that would not render such obligations subject to avoidance under Section 548 of the Bankruptcy Code or any comparable provisions of any applicable state law.

                  4.2 OBLIGATIONS UNCONDITIONAL.

         The obligations of the Guarantors under Section 4.1 are joint and several, absolute and unconditional, irrespective of the value, genuineness, validity, regularity or enforceability of any of the Credit Documents or Hedging Agreements, or any other agreement or instrument referred to therein, or any substitution, release, impairment or exchange of any other guarantee of or security for any of the Credit Party Obligations, and, to the fullest extent permitted by applicable law, irrespective of any other circumstance whatsoever which might otherwise constitute a legal or equitable discharge or defense of a surety or guarantor, it being the intent of this Section 4.2 that the obligations of the Guarantors hereunder shall be absolute and unconditional under any and all circumstances. Each Guarantor agrees that such Guarantor shall have no right of subrogation, indemnity, reimbursement or contribution against the Borrower or any other Guarantor for amounts paid under this Section 4 until such time as the Credit Party Obligations have been Fully Satisfied. Without limiting the generality of the foregoing, it is agreed that, to the fullest extent permitted by law, the occurrence of any one or more of the following shall not alter or impair the liability of any Guarantor hereunder which shall remain absolute and unconditional as described above:

                  (a) at any time or from time to time, without notice to any Guarantor, the time for any performance of or compliance with any of the Credit Party Obligations shall be extended, or such performance or compliance shall be waived;

                  (b) any of the acts mentioned in any of the provisions of any of the Credit Documents, any Hedging Agreement between any Consolidated Party and any Lender, or any Affiliate of a Lender, or any other agreement or instrument referred to in the Credit Documents or such Hedging Agreements shall be done or omitted;

                  (c) the maturity of any of the Credit Party Obligations shall be accelerated, or any of the Credit Party Obligations shall be modified, supplemented or amended in any respect, or any right under any of the Credit Documents, any Hedging Agreement between any Consolidated Party and any Lender, or any Affiliate of a Lender, or any other agreement or instrument referred to in the Credit Documents or such Hedging Agreements shall be


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


         waived or any other guarantee of any of the Credit Party Obligations or any security therefor shall be released, impaired or exchanged in whole or in part or otherwise dealt with;

                  (d) any Lien granted to, or in favor of, the Agent or any Lender or Lenders as security for any of the Credit Party Obligations shall fail to attach or be perfected; or

                  (e) any of the Credit Party Obligations shall be determined to be void or voidable (including, without limitation, for the benefit of any creditor of any Guarantor) or shall be subordinated to the claims of any Person (including, without limitation, any creditor of any Guarantor).

With respect to its obligations hereunder, each Guarantor hereby expressly waives diligence, presentment, demand of payment, protest and all notices whatsoever, and any requirement that the Agent or any Lender exhaust any right, power or remedy or proceed against any Person under any of the Credit Documents, any Hedging Agreement between any Consolidated Party and any Lender, or any Affiliate of a Lender, or any other agreement or instrument referred to in the Credit Documents or such Hedging Agreements, or against any other Person under any other guarantee of, or security for, any of the Credit Party Obligations.

                  4.3 REINSTATEMENT.

         The obligations of the Guarantors under this Section 4 shall be automatically reinstated if and to the extent that for any reason any payment by or on behalf of any Person in respect of the Credit Party Obligations is rescinded or must be otherwise restored by any holder of any of the Credit Party Obligations, whether as a result of any proceedings in bankruptcy or reorganization or otherwise, and each Guarantor agrees that it will indemnify the Agent and each Lender on demand for all reasonable costs and expenses (including, without limitation, fees and expenses of counsel) incurred by the Agent or such Lender in connection with such rescission or restoration, including any such costs and expenses incurred in defending against any claim alleging that such payment constituted a preference, fraudulent transfer or similar payment under any bankruptcy, insolvency or similar law.

                  4.4 CERTAIN ADDITIONAL WAIVERS.

         Without limiting the generality of the provisions of this Section 4, each Guarantor hereby specifically waives the benefits of N.C. Gen. Stat. ss.ss. 26-7 through 26-9, inclusive, to the extent applicable. Each Guarantor further agrees that such Guarantor shall have no right of recourse to security for the Credit Party Obligations, except through the exercise of rights of subrogation pursuant to Section 4.2 and through the exercise of rights of contribution pursuant to Section 4.6.

                  4.5 REMEDIES.

         The Guarantors agree that, to the fullest extent permitted by law, as between the Guarantors, on the one hand, and the Agent and the Lenders, on the other hand, the Credit Party Obligations may be declared to be forthwith due and payable as provided in Section 9.2 (and shall be deemed to have become automatically due and payable in the circumstances provided in said Section 9.2) for

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


purposes of Section 4.1 notwithstanding any stay, injunction or other prohibition preventing such declaration (or preventing the Credit Party Obligations from becoming automatically due and payable) as against any other Person and that, in the event of such declaration (or the Credit Party Obligations being deemed to have become automatically due and payable), the Credit Party Obligations (whether or not due and payable by any other Person) shall forthwith become due and payable by the Guarantors for purposes of Section
4.1. The Guarantors acknowledge and agree that their obligations hereunder are secured in accordance with the terms of the Collateral Documents and that the Lenders may exercise their remedies thereunder in accordance with the terms thereof.

                  4.6 RIGHTS OF CONTRIBUTION.

         The Guarantors hereby agree as among themselves that, if any Guarantor shall make an Excess Payment (as defined below), such Guarantor shall have a right of contribution from each other Guarantor in an amount equal to such other Guarantor's Contribution Share (as defined below) of such Excess Payment. The payment obligations of any Guarantor under this Section 4.6 shall be subordinate and subject in right of payment to the Credit Party Obligations until such time as the Credit Party Obligations have been Fully Satisfied, and none of the Guarantors shall exercise any right or remedy under this Section 4.6 against any other Guarantor until such Credit Party Obligations have been Fully Satisfied. For purposes of this Section 4.6, (a) "Excess Payment" shall mean the amount paid by any Guarantor in excess of its Pro Rata Share of any Guaranteed Obligations; (b) "Pro Rata Share" shall mean, for any Guarantor in respect of any payment of Credit Party Obligations, the ratio (expressed as a percentage) as of the date of such payment of Guaranteed Obligations of (i) the amount by which the aggregate present fair salable value of all of its assets and properties exceeds the amount of all debts and liabilities of such Guarantor (including contingent, subordinated, unmatured, and unliquidated liabilities, but excluding the obligations of such Guarantor hereunder) to (ii) the amount by which the aggregate present fair salable value of all assets and other properties of all of the Credit Parties exceeds the amount of all of the debts and liabilities (including contingent, subordinated, unmatured, and unliquidated liabilities, but excluding the obligations of the Credit Parties hereunder) of the Credit Parties; provided, however, that, for purposes of calculating the Pro Rata Shares of the Guarantors in respect of any payment of Credit Party Obligations, any Guarantor that became a Guarantor subsequent to the date of any such payment shall be deemed to have been a Guarantor on the date of such payment and the financial information for such Guarantor as of the date such Guarantor became a Guarantor shall be utilized for such Guarantor in connection with such payment; and (c) "Contribution Share" shall mean, for any Guarantor in respect of any Excess Payment made by any other Guarantor, the ratio (expressed as a percentage) as of the date of such Excess Payment of (i) the amount by which the aggregate present fair salable value of all of its assets and properties exceeds the amount of all debts and liabilities of such Guarantor (including contingent, subordinated, unmatured, and unliquidated liabilities, but excluding the obligations of such Guarantor hereunder) to (ii) the amount by which the aggregate present fair salable value of all assets and other properties of the Credit Parties other than the maker of such Excess Payment exceeds the amount of all of the debts and liabilities (including contingent, subordinated, unmatured, and unliquidated liabilities, but excluding the obligations of the Credit Parties) of the Credit Parties other than the maker of such Excess Payment; provided, however, that, for purposes of calculating the Contribution Shares of the Guarantors in respect of any Excess Payment, any Guarantor that became a Guarantor subsequent to the date of any such Excess Payment shall be deemed to have been a Guarantor on the date of such

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


Excess Payment and the financial information for such Guarantor as of the date such Guarantor became a Guarantor shall be utilized for such Guarantor in connection with such Excess Payment. This Section 4.6 shall not be deemed to affect any right of subrogation, indemnity, reimbursement or contribution that any Guarantor may have under applicable law against the Borrower in respect of any payment of Guaranteed Obligations. Notwithstanding the foregoing, all rights of contribution against any Guarantor shall terminate from and after such time, if ever, that such Guarantor shall be relieved of its obligations pursuant to
Section 8.5.

                  4.7 GUARANTEE OF PAYMENT; CONTINUING GUARANTEE.

         The guarantee in this Section 4 is a guaranty of payment and not of collection, is a continuing guarantee, and shall apply to all Credit Party Obligations whenever arising.


                                    SECTION 5

                                   CONDITIONS


                  5.1 CLOSING CONDITIONS.

         This Credit Agreement shall become effective at such time on or after the Closing Date when it shall have been executed by the Borrower, Influence and the Agent, and the Agent shall have received copies hereof (telefaxed or otherwise) which, when taken together, bear the signatures of each Lender, and thereafter this Credit Agreement shall be binding upon and inure to the benefit of each Credit Party, the Agent and each Lender and their respective successors and assigns.

                  5.2 CONDITIONS TO INITIAL EXTENSIONS OF CREDIT.

         The obligation of the Lenders to enter into this Credit Agreement and to make the initial Loans or the Issuing Lender to issue the initial Letter of Credit, whichever shall occur first, shall be subject to satisfaction of the following conditions in addition to satisfaction of the conditions set forth in
Section 5.1:

                  (a) Executed Credit Documents. Receipt by the Agent of duly executed copies of: (i) the Notes, (ii) the Pledge Agreement, (iii) the Security Agreement, (iv) the Mortgage Instruments and (v) the Warburg Guaranty.

                  (b) Corporate Documents. Receipt by the Agent of the following:

                      (i) Charter Documents. Copies of the articles or
                  certificates of incorporation or other charter documents of each Credit Party certified to be true and complete as of a recent date by the appropriate Governmental Authority of the state or other jurisdiction of its incorporation and certified by a secretary or assistant secretary of such Credit Party to be true and correct as of the Initial Funding Date.

                           (ii) Bylaws. A copy of the bylaws of each Credit
                  Party certified by a secretary or assistant secretary of such Credit Party to be true and correct as of the Initial Funding Date.

                           (iii) Resolutions. Copies of resolutions of the Board
                  of Directors of each Credit Party approving and adopting the Credit Documents to which it is a party, the transactions contemplated therein and authorizing execution and delivery thereof, certified by a secretary or assistant secretary of such Credit Party to be true and correct and in force and effect as of the Initial Funding Date.

                           (iv) Good Standing. Copies of (A) certificates of
                  good standing, existence or its equivalent with respect to each Credit Party certified as of a recent date by the appropriate Governmental Authorities of the state or other jurisdiction of incorporation and each other jurisdiction in which the failure to so qualify and be in good standing could have a Material Adverse Effect and (B) to the extent available, a certificate indicating payment of all corporate or comparable franchise taxes certified as of a recent date by the appropriate governmental taxing authorities.

                           (v) Incumbency. An incumbency certificate of each
                  Credit Party certified by a secretary or assistant secretary to be true and correct as of the Initial Funding Date.

                  (c) Warburg Partnership Documents. (i) A copy of the certificate of limited partnership and the partnership agreement (not including the schedules thereto) of U.S. Warburg, as amended and modified from time to time, certified by an officer of the Manager to be true and correct as of the Initial Funding Date, (ii) a copy of the Management Agreement certified to be true and complete as of the Initial Funding Date by an officer of the Manager, (iii) a copy of the authorization of the General Partner authorizing the Manager to execute and deliver the Warburg Guaranty on behalf of U.S. Warburg, (iv) an excerpted copy of Sections 4.1, 4.2 and 4.3 of the Amended and Restated Operating Agreement of the Manager authorizing officers of the Manager to execute and deliver documents (including, without limitation, the Warburg Guaranty) on behalf of the Manager certified to be true and correct as of the Initial Funding Date by an officer of the Manager and
         (v) incumbency certificate of the Manager certified by an officer of the Manager to be true and correct as of the Initial Funding Date.

                  (d) Opinions of Counsel. The Agent shall have received, in each case dated as of the Initial Funding Date and in form and substance reasonably satisfactory to the Agent:

                           (i) a legal opinion of Willkie Farr & Gallagher,
                  counsel for the Credit Parties;

                           (ii) a legal opinion of Willkie Farr & Gallagher,
                  general counsel for the General Partner;



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



                           (iii) a legal opinion of special local counsel for
                  each Credit Party not organized in the State of Delaware or the State of New York;

                           (iv) a legal opinion of special local real estate
                  counsel for the Credit Parties for each State in which any Mortgaged Property is located; and

                           (v) a legal opinion of special foreign counsel for
                  the Credit Parties for each country in which any Material Foreign Subsidiary is organized.

                  (e) Personal Property Collateral. The Agent shall have received:

                        (i) searches of Uniform Commercial Code filings in the
                  jurisdiction of the chief executive office of each Credit Party and each jurisdiction where any Collateral is located or where a filing would need to be made in order to perfect the Agent's security interest in the Collateral, copies of the financing statements on file in such jurisdictions and evidence that no Liens exist other than Permitted Liens;

                       (ii) duly executed UCC financing statements for each
                  appropriate jurisdiction where financing statements are required to be filed, in the Agent's sole discretion, in order to perfect the Agent's security interest in the Collateral;

                      (iii) searches of ownership of, and Liens on, intellectual property of each Credit Party in the appropriate governmental offices;

                       (iv) all certificates evidencing any certificated Capital
                  Stock pledged to the Agent pursuant to the Pledge Agreement, together with duly executed in blank, undated stock powers attached thereto (unless, with respect to the pledged Capital Stock of any Material Foreign Subsidiary, such stock powers are deemed unnecessary by the Agent in its reasonable discretion under the law of the jurisdiction of incorporation of such Person);

                        (v) duly executed notices of grant of security interest
                  in the form required by the Security Agreement as are necessary, in the Agent's sole discretion, to perfect the Agent's security interest in the Collateral;

                       (vi) all instruments and chattel paper in the possession
                  of any of the Credit Parties, together with allonges or assignments as may be necessary or appropriate to perfect the Agent's security interest in the Collateral;

                      (vii) duly executed consents as are necessary, in the
                  Agent's sole discretion, to perfect the Agent's security interest in the Collateral; and

                     (viii) in the case of any personal property Collateral
                  located at a premises leased by a Credit Party, such estoppel letters, consents and waivers from the landlords on such real property as may be required by the Agent.


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



                  (f) Real Property Collateral. The Agent shall have received, in form and substance reasonably satisfactory to the Agent:

                        (i) fully executed and notarized mortgages, deeds of
                  trust or deeds to secure debt (each, as the same may be amended, modified, restated or supplemented from time to time, a "Mortgage Instrument" and collectively the "Mortgage Instruments") encumbering the fee interest and/or leasehold interest of any Credit Party in each of the Real Properties designated in Schedule 6.20(a) (each a "Mortgaged Property" and collectively the "Mortgaged Properties");

                       (ii) in the case of each real property leasehold interest
                  of any Credit Party constituting Mortgaged Property, (a) such estoppel letters, consents and waivers from the landlords on such real property as may be required by the Agent, which estoppel letters shall be in the form and substance reasonably satisfactory to the Agent and (b) evidence that the applicable lease, a memorandum of lease with respect thereto, or other evidence of such lease in form and substance reasonably satisfactory to the Agent, has been or will be recorded in all places to the extent necessary or desirable, in the reasonable judgment of the Agent, so as to enable the Mortgage Instrument encumbering such leasehold interest to effectively create a valid and enforceable first priority lien (subject to Permitted Liens) on such leasehold interest in favor of the Agent (or such other Person as may be required or desired under local law) for the benefit of Lenders;

                      (iii) maps or plats of an as-built survey of the sites of
                  the real property covered by the Mortgage Instruments certified to the Agent and the title insurance company issuing the policy referred to in Section 5.2(f)(iv) (the "Title Insurance Company") in a manner reasonably satisfactory to each of the Agent and the Title Insurance Company, dated a date reasonably satisfactory to each of the Agent and the Title Insurance Company by an independent professional licensed land surveyor, which maps or plats and the surveys on which they are based shall be sufficient to delete any standard printed survey exception contained in the applicable title policy and be made in accordance with the Minimum Standard Detail Requirements for Land Title Surveys jointly established and adopted by the American Land Title Association and the American Congress on Surveying and Mapping in 1992, and, without limiting the generality of the foregoing, there shall be surveyed and shown on such maps, plats or surveys the following: (A) the locations on such sites of all the buildings, structures and other improvements and the established building setback lines; (B) the lines of streets abutting the sites and width thereof; (C) all access and other easements appurtenant to the sites necessary to use the sites;
                  (D) all roadways, paths, driveways, easements, encroachments and overhanging projections and similar encumbrances affecting the site, whether recorded, apparent from a physical inspection of the sites or otherwise known to the surveyor;
                  (E) any encroachments on any adjoining property by the building structures and improvements on the sites; and (F) if the site is described as being on a filed map, a legend relating the survey to said map;


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


                       (iv) ALTA mortgagee title insurance policies issued by
                  Chicago Title Insurance Company (the "Mortgage Policies"), in amounts not less than the respective amounts designated in
                  Schedule 6.20(a) with respect to any particular Mortgaged Property, assuring the Agent that each of the Mortgage Instruments creates a valid and enforceable first priority mortgage lien on the applicable Mortgaged Property, free and clear of all defects and encumbrances except Permitted Liens, which Mortgage Policies shall be in form and substance reasonably satisfactory to the Agent and shall provide for affirmative insurance and such reinsurance as the Agent may reasonably request, all of the foregoing in form and substance reasonably satisfactory to the Agent;

                        (v) evidence as to (A) whether any Mortgaged Property is
                  in an area designated by the Federal Emergency Management Agency as having special flood or mud slide hazards (a "Flood Hazard Property") and (B) if any Mortgaged Property is a Flood Hazard Property, (1) whether the community in which such Mortgaged Property is located is participating in the National Flood Insurance Program, (2) the applicable Credit Party's written acknowledgment of receipt of written notification from the Agent (a) as to the fact that such Mortgaged Property is a Flood Hazard Property and (b) as to whether the community in which each such Flood Hazard Property is located is participating in the National Flood Insurance Program and (3) copies of insurance policies or certificates of insurance of the Consolidated Parties evidencing flood insurance satisfactory to the Agent and naming the Agent as sole loss payee on behalf of the Lenders; and

                       (vi) evidence reasonably satisfactory to the Agent that
                  each of the Mortgaged Properties, and the uses of the Mortgaged Properties, are in compliance in all material respects with all applicable laws, regulations and ordinances including without limitation health and environmental protection laws, erosion control ordinances, storm drainage control laws, doing business and/or licensing laws, zoning laws (the evidence submitted as to zoning should include the zoning designation made for each of the Mortgaged Properties, the permitted uses of each such Mortgaged Properties under such zoning designation and zoning requirements as to parking, lot size, ingress, egress and building setbacks) and laws regarding access and facilities for disabled persons including, but not limited to, the Federal Architectural Barriers Act, the Fair Housing Amendments Act of 1988, the Rehabilitation Act of 1973 and the Americans with Disabilities Act of 1990.

                  (g) Availability. After giving effect to the Refinancing and the making of the initial Loans and the issuance of the initial Letters of Credit hereunder on the Initial Funding Date, the Revolving Committed Amount shall exceed the sum of the aggregate outstanding principal amount of Revolving Loans plus LOC Obligations by at least $8,000,000.

                  (h) Evidence of Insurance. Receipt by the Agent of copies of insurance policies or certificates of insurance of the Consolidated Parties evidencing liability and casualty



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


         insurance meeting the requirements set forth in the Credit Documents, including, but not limited to, naming the Agent as additional insured (in the case of liability insurance) or loss payee (in the case of hazard insurance) on behalf of the Lenders.

                  (i) Government Consent. Receipt by the Agent of evidence that all governmental, shareholder and material third party consents and approvals necessary or desirable in connection with the Refinancing and expiration of all applicable waiting periods without any action being taken by any authority that could restrain, prevent or impose any material adverse conditions on the Refinancing or that could seek or threaten any of the foregoing, and no law or regulation shall be applicable which in the judgment of the Agent could have such effect.

                  (j) Capital Contribution. The Agent shall be satisfied that members of the Initial Investor Group shall have contributed approximately $20.9 million to the Borrower in exchange for common Capital Stock of the Borrower, all on terms that are satisfactory to the Agent.

                  (k) Officer's Certificates. The Agent shall have received (i) a certificate or certificates executed by an Executive Officer of the Borrower as of the Initial Funding Date, in form and substance satisfactory to the Agent, stating that (A) each Credit Party is in compliance with all existing financial obligations, (B) all governmental, shareholder and third party consents and approvals, if any, with respect to the Credit Documents and the transactions contemplated thereby have been obtained, (C) no action, suit, investigation or proceeding is pending or threatened in any court or before any arbitrator or governmental instrumentality that purports to affect any Credit Party or any transaction contemplated by the Credit Documents, if such action, suit, investigation or proceeding could have a Material Adverse Effect and (D) immediately after giving effect to the Refinancing, (1) no Default or Event of Default exists, (2) all representations and warranties contained herein and in the other Credit Documents are true and correct in all material respects and (3) on the basis of income statement items and capital expenditures for the 12-month period ending on the last day of the most recently ended calendar month prior to the Initial Funding Date and balance sheet items as of the Initial Funding Date after giving effect to the Refinancing, the Credit Parties are in pro forma compliance with each of the financial covenants set forth in Section 7.11; and (ii) a certificate or certificates executed by an officer of the Manager as of the Initial Funding Date stating that (A) all governmental, shareholder and third party consents and approvals, if any, with respect to the Warburg Guaranty and the transactions contemplated thereby have been obtained, (B) there does not exist any pending or threatened action, suit, investigation, or proceeding against any WPEP Entity that could have a Material Adverse Effect and (C) immediately after giving effect to the Credit Agreement, the other Credit Documents and all transactions contemplated therein to occur on such date, (1) no Default or Event of Default exists, (2) all representations and warranties of the WPEP Entities contained in the Warburg Guaranty are true and correct in all material respects and (3) as of the Initial Funding Date, the aggregate Remaining Capital Commitment Balances of all Limited Partners is at least $2.5 billion.


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


                  (l) Solvency Certificate. The Agent shall have received a certificate executed by an Executive Officer of the Borrower as of the Initial Funding Date, in form and substance satisfactory to the Agent, regarding the Solvency of each of the Credit Parties.

                  (m) Purchase Agreement. The Agent shall have received a copy, certified by an Executive Officer of the Borrower as true and complete, of the Purchase Agreement as originally executed and delivered, together with all exhibits and schedules thereto.

                  (n) Fees and Expenses. Payment by the Credit Parties to the Lenders and the Agent of all fees and expenses relating to the Credit Facilities which are due and payable on the Initial Funding Date, including, without limitation, payment to the Agent of the fees set forth in the Agent's Fee Letter.

                  (o) Leverage Ratio. After giving effect to the Refinancing, the ratio of (i) Funded Indebtedness of the Consolidated Parties on a consolidated basis (other than Revolving Loans and Tranche B Term Loans) on the Initial Funding Date to (ii) Consolidated EBITDA for the four fiscal quarter period ending on December 31, 1999, shall be no greater than 3.1 to 1.0.

                  (p) Parent Joinder Agreement. Receipt by the Agent of a duly executed copy of the Parent Joinder Agreement.

                  (q) 1999 Audited Financial Statements. Receipt by the Agent of the audited annual financial statements of the Consolidated Parties described in Section 7.1(a) for the fiscal year ended December 31, 1999.

                  (r) Other. Receipt by the Lenders of such other documents, instruments, agreements or information as reasonably requested by any Lender, including, but not limited to, information regarding litigation, tax, accounting, labor, insurance, pension liabilities (actual or contingent), real estate leases, material contracts, debt agreements, property ownership and contingent liabilities of the Consolidated Parties.

                  5.3 CONDITIONS TO ALL EXTENSIONS OF CREDIT.

         The obligations of each Lender to make, convert or extend any Loan and of the Issuing Lender to issue or extend any Letter of Credit (including the initial Loans and the initial Letter of Credit) are subject to satisfaction of the following conditions in addition to satisfaction on the Closing Date of the conditions set forth in Section 5.1 and satisfaction on the Initial Funding Date of the conditions set forth in Section 5.2:

                  (a) The Borrower shall have delivered (i) in the case of any Revolving Loan, any portion of the Tranche A Term Loan or any portion of the Tranche B Term Loan, an appropriate Notice of Borrowing or Notice of Extension/Conversion or (ii) in the case of any Letter of Credit, the Issuing Lender shall have received an appropriate request for issuance in accordance with the provisions of Section 2.2(b);


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                  (b) The representations and warranties set forth in Section 6 and in Section 10 of the Warburg Guaranty shall, subject to the limitations set forth therein, be true and correct in all material respects as of such date (except for those which expressly relate to an earlier date);

                  (c) There shall not have been commenced against the Borrower or the Parent an involuntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or any case, proceeding or other action for the appointment of a receiver, liquidator, assignee, custodian, trustee, sequestrator (or similar official) of such Person or for any substantial part of its Property or for the winding up or liquidation of its affairs, and such involuntary case or other case, proceeding or other action shall remain undismissed;

                  (d) No Default or Event of Default shall exist and be continuing either prior to or after giving effect thereto; and

                  (e) Immediately after giving effect to the making of such Loan (and the application of the proceeds thereof) or to the issuance of such Letter of Credit, as the case may be, (i) the sum of the aggregate outstanding principal amount of Revolving Loans plus LOC Obligations shall not exceed the Revolving Committed Amount, and (ii) the LOC Obligations shall not exceed the LOC Committed Amount.

The delivery of each Notice of Borrowing, each Notice of Extension/Conversion and each request for a Letter of Credit pursuant to Section 2.2(b) shall constitute a representation and warranty by the Credit Parties of the correctness of the matters specified in subsections (b), (c), (d) and (e) above.


                                    SECTION 6

                         REPRESENTATIONS AND WARRANTIES

         The Credit Parties hereby represent to the Agent and each Lender that:

                  6.1 FINANCIAL CONDITION.

                  (a) The audited consolidated balance sheets and income statements of the Consolidated Parties (other than Influence and its Subsidiaries) for the fiscal years ended December 31, 1996 and December 31, 1997 and the period from September 10, 1998 to December 31, 1998 (including the notes thereto) (i) have been audited by KPMG Peat Marwick LLP, in the case of the 1996 and 1997 financial statements, and Ernst & Young, LLP, in the case of the 1998 financial statements, (ii) have been prepared in accordance with GAAP consistently applied throughout the periods covered thereby and (iii) present fairly (on the basis disclosed in the footnotes to such financial statements) the consolidated financial condition, results of operations and cash flows of the Consolidated Parties (other than Influence and its Subsidiaries) as of such date and for such periods. The audited consolidated balance sheets and income statements of Influence for the fiscal year December 31, 1998 and for the six-month period ended June 30, 1999 (including the notes



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         thereto) (i) have been audited by Ernst & Young, LLP, (ii) have been prepared in accordance with GAAP consistently applied throughout the periods covered thereby and (iii) present fairly (on the basis disclosed in the footnotes to such financial statements) the consolidated financial condition, results of operations and cash flows of Influence as of such date and for such periods. The unaudited interim consolidated balance sheets of each of the Consolidated Parties (other than Influence and its Subsidiaries) and of Influence and its Subsidiaries as at the end of, and the related unaudited interim statements of earnings and of cash flows for, each fiscal quarterly period ended (x) after December 31, 1998 for the Consolidated Parties (other than Influence and its Subsidiaries) and (y) after June 30, 1999 for Influence and its Subsidiaries and prior to the Closing Date (i) have been prepared in accordance with GAAP consistently applied throughout the periods covered thereby and (ii) present fairly (on the basis disclosed in the footnotes to such financial statements) the consolidated and consolidating financial condition, results of operations and cash flows of the Consolidated Parties (other than Influence and its Subsidiaries) or Influence, as the case may be, as of such date and for such periods but are subject to potential adjustments for in process research and development write-offs associated with the acquisition of Influence and its Subsidiaries or the acquisition of the UroVive product line. Except as contemplated by the Purchase Agreement, during the period from December 31, 1998 to and including the Initial Funding Date, there has been no sale, transfer or other disposition by any Consolidated Party (including Influence and its Subsidiaries) of any material part of the business or property of the Consolidated Parties (including Influence and its Subsidiaries), taken as a whole, and, except for the Acquisition of the Capital Stock of Influence pursuant to the Purchase Agreement, no purchase or other acquisition by any of them of any business or property (including any Capital Stock of any other Person ) material in relation to the consolidated financial condition of the Consolidated Parties (including Influence and its Subsidiaries), taken as a whole, in each case, which is not reflected in the foregoing financial statements or in the notes thereto and has not otherwise been disclosed in writing to the Lenders on or prior to the Initial Funding Date. Except as disclosed on Schedule 6.1(a) hereto, the Consolidated Parties (including Influence and its Subsidiaries) have no material liabilities (contingent or otherwise) that are not reflected in the foregoing financial statements or in the notes thereto.

                  (b) The pro forma consolidated balance sheet of the Consolidated Parties as of the Initial Funding Date giving effect to the Refinancing and reflecting estimated purchase accounting adjustments is based upon reasonable assumptions made known to the Lenders and upon information not known to be incorrect or misleading in any material respect but such balance sheet is subject to potential adjustments for in process research and development write-offs associated with the acquisition of Influence and its Subsidiaries or the acquisition of the UroVive product line.

                  (c) The financial statements delivered pursuant to Section 7.1(a) and (b) have been prepared in accordance with GAAP (except as may otherwise be permitted under Section 7.1(a) and (b)) and present fairly (on the basis disclosed in the footnotes to such financial statements) the consolidated and consolidating financial condition, results of operations and cash flows of the Consolidated Parties as of such date and for such periods.


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                  6.2 NO MATERIAL CHANGE.

         Except as set forth on Schedule 6.9, since December 31, 1998, there has been no development or event relating to or affecting a Consolidated Party which has had or could reasonably be expected to have a Material Adverse Effect.

                  6.3 ORGANIZATION AND GOOD STANDING.

         Each of the Consolidated Parties (a) is duly organized, validly existing and is in good standing under the laws of the jurisdiction of its incorporation or organization, (b) has the corporate or other necessary power and authority, and the legal right, to own and operate its property, to lease the property it operates as lessee and to conduct the business in which it is currently engaged and (c) is duly qualified as a foreign entity and in good standing under the laws of each jurisdiction where its ownership, lease or operation of property or the conduct of its business requires such qualification, other than in such jurisdictions where the failure to be so qualified and in good standing would not be reasonably expected to have a Material Adverse Effect.

                  6.4 POWER; AUTHORIZATION; ENFORCEABLE OBLIGATIONS.

         Each of the Credit Parties has the corporate or other necessary power and authority, and the legal right, to make, deliver and perform the Credit Documents to which it is a party, and in the case of the Borrower, to obtain extensions of credit hereunder, and has taken all necessary corporate or other necessary action to authorize the borrowings and other extensions of credit on the terms and conditions of this Credit Agreement and to authorize the execution, delivery and performance of the Credit Documents to which it is a party. No consent or authorization of, filing with, notice to or other similar act by or in respect of, any Governmental Authority or any other Person is required to be obtained or made by or on behalf of any Credit Party in connection with the borrowings or other extensions of credit hereunder, with the execution, delivery, performance, validity or enforceability of the Credit Documents to which such Credit Party is a party or with the consummation of the Refinancing, except for (i) consents, authorizations, notices and filings described in Schedule 6.4, all of which have been obtained or made or have the status described in such Schedule 6.4 and (ii) filings to perfect the Liens created by the Collateral Documents. This Credit Agreement has been, and each other Credit Document to which any Credit Party is a party will be, duly executed and delivered on behalf of the Credit Parties. This Credit Agreement constitutes, and each other Credit Document to which any Credit Party is a party when executed and delivered will constitute, a legal, valid and binding obligation of such Credit Party enforceable against such party in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally and by general equitable principles (whether enforcement is sought by proceedings in equity or at law).

                  6.5 NO CONFLICTS.

         Neither the execution and delivery of the Credit Documents, nor the consummation of the transactions contemplated therein, nor performance of and compliance with the terms and provisions thereof by such Credit Party will (a) violate or conflict with any provision of its articles




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




or certificate of incorporation or bylaws or other organizational or governing documents of such Person, (b) violate, contravene or materially conflict with any Requirement of Law or any other law, regulation (including, without limitation, Regulation U or Regulation X), order, writ, judgment, injunction, decree or permit applicable to it, (c) violate, contravene or conflict with contractual provisions of, or cause an event of default under, any indenture, loan agreement, mortgage, deed of trust, contract or other agreement or instrument to which it is a party or by which it may be bound, the violation of which could reasonably be expected to have a Material Adverse Effect, or (d) result in or require the creation of any Lien (other than those contemplated in or created in connection with the Credit Documents) upon or with respect to its properties.

                  6.6 NO DEFAULT.

         No Consolidated Party is in default in any respect under any contract, lease, loan agreement, indenture, mortgage, security agreement or other agreement or obligation to which it is a party or by which any of its properties is bound which default could reasonably be expected to have a Material Adverse Effect. No Default or Event of Default has occurred or exists except as previously disclosed in writing to the Lenders.

                  6.7 OWNERSHIP.

         Each Consolidated Party is the owner of, and has good and marketable title to, all of its respective assets and none of such assets is subject to any Lien other than Permitted Liens.

                  6.8 INDEBTEDNESS.

         Except as otherwise permitted under Section 8.1, the Consolidated Parties have no Indebtedness.

                  6.9 LITIGATION.

         Except as disclosed in Schedule 6.9, there does not exist any pending or threatened action, suit or legal, equitable, arbitration or administrative proceeding against any Consolidated Party which could reasonably be expected to have a Material Adverse Effect.

                  6.10 TAXES.

         Each Consolidated Party has filed, or caused to be filed, all material tax returns (Federal, state, local and foreign) required to be filed and paid
(a) all amounts of taxes shown thereon to be due (including interest and penalties) and (b) all other taxes, fees, assessments and other governmental charges (including mortgage recording taxes, documentary stamp taxes and intangibles taxes) owing by it, except for such taxes (i) which are not yet delinquent or (ii) that are being contested in good faith and by proper proceedings, and against which adequate reserves are being maintained in accordance with GAAP. No Credit Party is aware as of the Initial Funding Date of any proposed material tax assessments against it or any other Consolidated Party.



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

                  6.11 COMPLIANCE WITH LAW.

         Each Consolidated Party is in compliance with all Requirements of Law and all other laws, rules, regulations, orders and decrees (including without limitation Environmental Laws) applicable to it, or to its properties, unless such failure to comply could not reasonably be expected to have a Material Adverse Effect.

                  6.12 ERISA.

         Except as disclosed and described in Schedule 6.12 attached hereto or as would not be reasonably expected to have a Material Adverse Effect:

                  (a) During the five-year period prior to the date on which this representation is made or deemed made: (i) no ERISA Event has occurred, and, to the best knowledge of the Executive Officers of the Credit Parties, no event or condition has occurred or exists as a result of which any ERISA Event could reasonably be expected to occur, with respect to any Plan; (ii) no "accumulated funding deficiency," as such term is defined in Section 302 of ERISA and Section 412 of the Code, whether or not waived, has occurred with respect to any Plan;
         (iii) each Plan has been maintained, operated, and funded in compliance with its own terms and in material compliance with the provisions of ERISA, the Code, and any other applicable federal or state laws; and
         (iv) no lien in favor of the PBGC or a Plan has arisen or is reasonably likely to arise on account of any Plan.

                  (b) The actuarial present value of all "benefit liabilities" (as defined in Section 4001(a)(16) of ERISA), whether or not vested, under each Single Employer Plan, as of the last annual valuation date prior to the date on which this representation is made or deemed made (determined, in each case, in accordance with Financial Accounting Standards Board Statement 87, utilizing the actuarial assumptions used in such Plan's most recent actuarial valuation report), did not exceed as of such valuation date the fair market value of the assets of such Plan.

                  (c) Neither any Consolidated Party nor any ERISA Affiliate has incurred, or, to the best knowledge of the Executive Officers of the Credit Parties, could be reasonably expected to incur, any withdrawal liability under ERISA to any Multiemployer Plan or Multiple Employer Plan. Neither any Consolidated Party nor any ERISA Affiliate would become subject to any withdrawal liability under ERISA if any Consolidated Party or any ERISA Affiliate were to withdraw completely from all Multiemployer Plans and Multiple Employer Plans as of the valuation date most closely preceding the date on which this representation is made or deemed made. Neither any Consolidated Party nor any ERISA Affiliate has received any notification that any Multiemployer Plan is in reorganization (within the meaning of Section 4241 of ERISA), is insolvent (within the meaning of Section 4245 of ERISA), or has been terminated (within the meaning of Title IV of ERISA), and no Multiemployer Plan is, to the best knowledge of the Executive Officers of the Credit Parties, reasonably expected to be in reorganization, insolvent, or terminated.


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                  (d) No prohibited transaction (within the meaning of Section
         406 of ERISA or Section 4975 of the Code) or breach of fiduciary responsibility has occurred with respect to a Plan which has subjected or may subject any Consolidated Party or any ERISA Affiliate to any liability under Sections 406, 409, 502(i), or 502(l) of ERISA or
         Section 4975 of the Code, or under any agreement or other instrument pursuant to which any Consolidated Party or any ERISA Affiliate has agreed or is required to indemnify any Person against any such liability.

                  (e) Neither any Consolidated Party nor any ERISA Affiliates has any material liability with respect to "expected post-retirement benefit obligations" within the meaning of the Financial Accounting Standards Board Statement 106, except as have been accrued on the financial statements of the Borrower. Each Plan which is a welfare plan (as defined in Section 3(1) of ERISA) to which Sections 601-609 of ERISA and Section 4980B of the Code apply has been administered in compliance in all material respects of such sections.

                  (f) Neither the execution and delivery of this Credit Agreement nor the consummation of the financing transactions contemplated thereunder will involve any transaction which is subject to the prohibitions of Sections 404, 406 or 407 of ERISA or in connection with which a tax could be imposed pursuant to Section 4975 of the Code. The representation by the Credit Parties in the preceding sentence is made in reliance upon and subject to the accuracy of the Lenders' representation in Section 11.15 with respect to their source of funds and is subject, in the event that the source of the funds used by the Lenders in connection with this transaction is an insurance company's general asset account, to the application of Prohibited Transaction Class Exemption 95-60, 60 Fed. Reg. 35,925 (1995), compliance with the regulations issued under Section 401(c)(1)(A) of ERISA, or the issuance of any other prohibited transaction exemption or similar relief, to the effect that assets in an insurance company's general asset account do not constitute assets of an "employee benefit plan" within the meaning of Section 3(3) of ERISA or a "plan" within the meaning of Section 4975(e)(1) of the Code.

                  6.13 CORPORATE STRUCTURE; CAPITAL STOCK, ETC.

         The corporate capital and ownership structure of the Consolidated Parties as of the Initial Funding Date is as described in Schedule 6.13A. Set forth on Schedule 6.13B is a complete and accurate list with respect to the Borrower and each of its direct and indirect Subsidiaries of (i) jurisdiction of incorporation, (ii) number of shares of each class of Capital Stock outstanding,
(iii) number and percentage of outstanding shares of each class owned (directly or indirectly) by the Consolidated Parties and (iv) number and effect, if exercised, of all outstanding options, warrants, rights of conversion or purchase and all other similar rights with respect thereto. The outstanding Capital Stock of all such Persons is validly issued, fully paid and, in the case of the Borrower or any Domestic Subsidiary, non-assessable and is owned by the Consolidated Parties, directly or indirectly, in the manner set forth on
Schedule 6.13B, free and clear of all Liens (other than those arising under or contemplated in connection with the Credit Documents). Other than as set forth in Schedule 6.13B, neither the Borrower nor any of its Subsidiaries has outstanding any securities convertible into or exchangeable for its Capital Stock nor does any such Person have outstanding any rights to subscribe for or to purchase or any options for the purchase of, or any agreements



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providing for the issuance (contingent or otherwise) of, or any calls, commitments or claims of any character relating to its Capital Stock. Schedule 6.13B may be updated from time to time by the Borrower by giving written notice thereof to the Agent.

                  6.14 GOVERNMENTAL REGULATIONS, ETC.

                  (a) None of the transactions contemplated by this Credit Agreement (including, without limitation, the direct or indirect use of the proceeds of the Loans) will violate or result in a violation of the Securities Act, the Securities Exchange Act or any of Regulations U and
         X. If requested by any Lender or the Agent, the Borrower will furnish to the Agent and each Lender a statement, in conformity with the requirements of FR Form U-1 referred to in Regulation U, that no part of the Letters of Credit or proceeds of the Loans will be used, directly or indirectly, for the purpose of "buying" or "carrying" any "margin stock" within the meaning of Regulations U and X, or for the purpose of purchasing or carrying or trading in any securities.

                  (b) None of the Consolidated Parties is (i) an "investment company", or a company "controlled" by "investment company", within the meaning of the Investment Company Act of 1940, as amended, (ii) a "holding company" as defined in, or otherwise subject to regulation under, the Public Utility Holding Company Act of 1935, as amended or
         (iii) subject to regulation under any other Federal or state statute or regulation which limits its ability to incur Indebtedness.

                  6.15 PURPOSE OF LOANS AND LETTERS OF CREDIT.

         The proceeds of the Loans hereunder shall be used solely by the Borrower to effect the Refinancing, to pay fees and expenses related to the Refinancing and to provide for working capital and general corporate purposes of the Borrower and its Subsidiaries (including, without limitation, Permitted Acquisitions). The Letters of Credit shall be used only for or in connection with appeal bonds, reimbursement obligations arising in connection with surety and reclamation bonds, reinsurance, domestic or international trade transactions and obligations not otherwise aforementioned relating to transactions entered into by the applicable account party for general corporate purposes in the ordinary course of business.

                  6.16 ENVIRONMENTAL MATTERS.

         Except as disclosed and described in Schedule 6.16 attached hereto or as would not reasonably be expected to have a Material Adverse Effect:

                  (a) Each of the Real Properties and all operations at the Real Properties are in compliance with all applicable Environmental Laws, there is no violation of any Environmental Law with respect to the Real Properties or the Businesses, and there are no conditions relating to the Real Properties or the Businesses that could reasonably be expected to give rise to liability under any applicable Environmental Laws.


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                  (b) None of the Real Properties contains, or has previously contained, any Materials of Environmental Concern at, on or under the Real Properties in amounts or concentrations that constitute or constituted a violation of, or could reasonably be expected to give rise to liability under, Environmental Laws.

                  (c) No Consolidated Party has received any written or verbal notice of, or inquiry from any Governmental Authority regarding, any violation, alleged violation, non-compliance, liability or potential liability regarding environmental matters or compliance with Environmental Laws with regard to any of the Real Properties or the Businesses that remains unresolved, nor does any Executive Officer of any Credit Party have knowledge or reason to believe that any such notice will be received or is being threatened.

                  (d) Materials of Environmental Concern have not been transported or disposed of from the Real Properties, or generated, treated, stored or disposed of at, on or under any of the Real Properties or any other location, in each case by or on behalf of any Consolidated Party in violation of, or in a manner that could reasonably be expected to give rise to liability under, any applicable Environmental Law.

                  (e) No judicial proceeding or governmental or administrative action is pending or, to the best knowledge of the Executive Officers of the Credit Parties, threatened, under any Environmental Law to which any Consolidated Party is or will be named as a party, nor are there any consent decrees or other decrees, consent orders, administrative orders or other orders, or other administrative or judicial requirements outstanding under any Environmental Law with respect to the Consolidated Parties, the Real Properties or the Businesses.

                  (f) There has been no release, or threat of release, of Materials of Environmental Concern at or from the Real Properties, or arising from or related to the operations (including, without limitation, disposal) of any Consolidated Party in connection with the Real Properties or otherwise in connection with the Businesses, in violation of or in amounts or in a manner that could give rise to liability under Environmental Laws.

                  6.17 INTELLECTUAL PROPERTY.

         Each Consolidated Party owns, or has the legal right to use, all patents, trademarks, tradenames, copyrights, technology, know-how and processes (the "Intellectual Property") necessary for each of them to conduct its business as currently conducted except for those the failure to own or have such legal right to use could not reasonably be expected to have a Material Adverse Effect. As of the Closing Date, set forth on Schedule 6.17 is a list of all Intellectual Property registered with the United States Copyright Office or the United States Patent and Trademark Office and owned by each Consolidated Party or that any Consolidated Party has the right to use. Except as provided on Schedule 6.17, no claim has been asserted and is pending by any Person challenging or questioning the use of any such Intellectual Property or the validity or effectiveness of any such Intellectual Property, nor does any Credit Party know of any such claim, and, to the knowledge of the Executive Officers of the Credit Parties, the use of such Intellectual Property by any Consolidated Party does not infringe on the rights of any Person, except for such claims and


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infringements that, in the aggregate, could not reasonably be expected to have a
Material Adverse Effect.

                  6.18 SOLVENCY.

         Each Credit Party is Solvent.

                  6.19 INVESTMENTS.

         All Investments of each Consolidated Party are Permitted Investments.

                  6.20 BUSINESS LOCATIONS.

         Set forth on Schedule 6.20(a) is a list of all Real Properties located in the United States as of the Initial Funding Date. Set forth on Schedule 6.20(b) is a list of all locations where any tangible personal property of a Consolidated Party is located as of the Initial Funding Date. Set forth on
Schedule 6.20(c) is the chief executive office and principal place of business of each Consolidated Party as of the Initial Funding Date.

                  6.21 DISCLOSURE.

         Neither this Credit Agreement nor any financial statements delivered to the Lenders nor any other document, certificate or statement furnished to the Lenders by or on behalf of any Consolidated Party in connection with the transactions contemplated hereby contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained therein or herein not misleading.

                  6.22 NO BURDENSOME RESTRICTIONS.

         No Consolidated Party is a party to any agreement or instrument or subject to any other obligation or any charter or corporate restriction or any provision of any applicable law, rule or regulation which, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.

                  6.23 BROKERS' FEES.

         No Consolidated Party has any obligation to any Person in respect of any finder's, broker's, investment banking or other similar fee in connection with any of the transactions contemplated under the Credit Documents.

                  6.24 LABOR MATTERS.

         There are no collective bargaining agreements or Multiemployer Plans covering the employees of a Consolidated Party as of the Initial Funding Date, and none of the Consolidated Parties has suffered any strikes, walkouts, work stoppages or other material labor difficulty within



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the last five years except for any of the foregoing that individually or in the aggregate could not be reasonably expected to have a Material Adverse Effect.

                  6.25 NATURE OF BUSINESS.

         As of the Closing Date, the Consolidated Parties are engaged in the business of manufacturing and distributing medical urological devices.

                  6.26 YEAR 2000 COMPLIANCE.

         Each of the Credit Parties has (i) completed a review and assessment of all areas within its and each of its Subsidiaries' businesses and operations (including those affected by suppliers, vendors and customers) that could be adversely affected by the "Year 2000 Problem" (that is, the risk that computer applications may not be able to recognize and properly perform date-sensitive functions after December 31, 1999), (ii) developed a plan and timeline for addressing the Year 2000 Problem on a timely basis, and (iii) substantially completed implementation of that plan in accordance with that timetable. The Year 2000 Problem has not resulted in, and each Credit Party believes that the Year 2000 Problem will not result in, a Material Adverse Effect.


                                    SECTION 7

                              AFFIRMATIVE COVENANTS

         Each Credit Party hereby covenants and agrees that, so long as this Credit Agreement is in effect or any amounts payable hereunder or under any other Credit Document shall remain outstanding or any Letter of Credit is outstanding, and until all of the Commitments hereunder shall have terminated:

                  7.1 INFORMATION COVENANTS.

         The Credit Parties will furnish, or cause to be furnished, to the Agent and each of the Lenders:

                  (a) Annual Financial Statements. As soon as available, and in any event within 90 days (or, in the case of fiscal year 1999, 120 days) after the close of each fiscal year of the Consolidated Parties, a consolidated balance sheet and income statement of the Consolidated Parties as of the end of such fiscal year, together with related consolidated statements of retained earnings and cash flows for such fiscal year, in each case setting forth in comparative form consolidated figures for the preceding fiscal year, all such financial information described above to be in reasonable form and detail and audited by independent certified public accountants of recognized national standing reasonably acceptable to the Agent and whose opinion shall be to the effect that such financial statements have been prepared in accordance with GAAP (except for changes with which such accountants concur) and shall not be limited as to the scope of the audit or qualified as to the status of the Consolidated Parties as a going concern or any other material qualifications or exceptions.



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


                  (b) Quarterly Financial Statements. As soon as available, and in any event within 45 days after the close of each fiscal quarter of the Consolidated Parties (other than the fourth fiscal quarter, in which case 90 days (or, in the case of fiscal year 1999, 120 days) after the end thereof), a consolidated and consolidating balance sheet and income statement of the Consolidated Parties as of the end of such fiscal quarter, together with related consolidated and consolidating statements of retained earnings and cash flows for such fiscal quarter, in each case setting forth in comparative form consolidated and consolidating figures for the corresponding period of the preceding fiscal year, all such financial information described above to be in reasonable form and detail and reasonably acceptable to the Agent, and accompanied by a certificate of an Executive Officer of the Borrower to the effect that such quarterly financial statements fairly present in all material respects the financial condition of the Consolidated Parties and have been prepared in accordance with GAAP, subject to changes resulting from audit and normal year-end audit adjustments.

                  (c) Officer's Certificate. At the time of delivery of the financial statements provided for in Sections 7.1(a) and 7.1(b) above, a certificate of an Executive Officer of the Borrower substantially in the form of Exhibit 7.1(c), (i) demonstrating compliance with the financial covenants contained in Section 7.11 by calculation thereof as of the end of each such fiscal period and (ii) stating that no Default or Event of Default exists, or if any Default or Event of Default does exist, specifying the nature and extent thereof and what action the Credit Parties propose to take with respect thereto.

                  (d) Annual Business Plan and Budgets. By March 1 of each fiscal year of the Borrower, an annual (with quarterly break out) business plan and budget of the Consolidated Parties for such fiscal year containing, among other things, pro forma financial statements.

                  (e) Compliance With Certain Provisions of the Credit Agreement. Within 90 days after the end of each fiscal year of the Credit Parties, a certificate containing information regarding (i) the calculation of Excess Cash Flow and (ii) the amount of all Asset Dispositions, Debt Issuances and Equity Issuances that were made during the prior fiscal year.

                  (f) Accountant's Certificate. Within the period for delivery of the annual financial statements provided in Section 7.1(a), a certificate of the accountants conducting the annual audit stating that they have reviewed this Credit Agreement as it relates to accounting and other financial matters and stating further whether, in the course of their audit, they have become aware of any Default or Event of Default and, if any such Default or Event of Default exists, specifying the nature and extent thereof, provided that such accountants shall not be liable by reason of any failure to obtain knowledge of any such Default or Event of Default that would not be disclosed in the course of their audit examination; provided further, that no such certificate shall be required if the Borrower has used its best efforts to obtain such a certificate and such accountants are unwilling to provide such a certificate and other independent certified public accountants of recognized national standing are unwilling to provide such a certificate.


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                  (g) Auditor's Reports. Promptly upon receipt thereof, a copy of any other report or "management letter" submitted by independent accountants to any Consolidated Party in connection with any annual, interim or special audit of the books of such Person.

                  (h) Reports. Promptly upon transmission or receipt thereof,
         (i) copies of any filings and registrations with, and reports to or from, the Securities and Exchange Commission, or any successor agency, and copies of all financial statements, proxy statements, notices and reports as any Consolidated Party shall send to its shareholders (in their capacity as shareholders) or to a holder of any Indebtedness owed by any Consolidated Party in its capacity as such a holder and (ii) upon the request of the Agent, all reports and written information to and from the United States Environmental Protection Agency, or any state or local agency responsible for environmental matters, the United States Occupational Health and Safety Administration, or any state or local agency responsible for health and safety matters, or any successor agencies or authorities concerning environmental, health or safety matters.

                  (i) Notices. Upon any Executive Officer of a Credit Party obtaining knowledge thereof, the Credit Parties will give written notice to the Agent immediately of (i) the occurrence of an event or condition consisting of a Default or Event of Default, specifying the nature and existence thereof and what action the Credit Parties propose to take with respect thereto, and (ii) the occurrence of any of the following with respect to any Consolidated Party (A) the pendency or commencement of any litigation, arbitral or governmental proceeding against such Person which if adversely determined is likely to have a Material Adverse Effect or (B) the institution of any proceedings against such Person with respect to, or the receipt of notice by such Person of potential liability or responsibility for violation, or alleged violation of any Federal, state or local law, rule or regulation, including but not limited to, Environmental Laws, the violation of which could reasonably be expected to have a Material Adverse Effect.

                  (j) ERISA. Upon any Executive Officer of a Credit Party obtaining knowledge thereof, the Credit Parties will give written notice to the Agent promptly (and in any event within five Business
         Days) of: (i) any event or condition, including, but not limited to, any Reportable Event, that constitutes, or might reasonably lead to, an ERISA Event; (ii) with respect to any Multiemployer Plan, the receipt of notice as prescribed in ERISA or otherwise of any withdrawal liability assessed against the Credit Parties or any ERISA Affiliates, or of a determination that any Multiemployer Plan is in reorganization or insolvent (both within the meaning of Title IV of ERISA); (iii) the failure to make full payment on or before the due date (including extensions) thereof of all amounts which any Consolidated Party or any ERISA Affiliate is required to contribute to each Plan pursuant to its terms and as required to meet the minimum funding standard set forth in ERISA and the Code with respect thereto; or (iv) any change in the funding status of any Plan that could reasonably be expected to have a Material Adverse Effect, together with a description of any such event or condition or a copy of any such notice and a statement by an Executive Officer of the Borrower briefly setting forth the details regarding such event, condition, or notice, and the action, if any, which has been or is being taken or is proposed to be taken by the Credit Parties with respect thereto. Promptly upon request, the Credit Parties shall




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         furnish the Agent and the Lenders with such additional information concerning any Plan as may be reasonably requested, including, but not limited to, copies of each annual report/return (Form 5500 series), as well as all schedules and attachments thereto required to be filed with the Department of Labor and/or the Internal Revenue Service pursuant to ERISA and the Code, respectively, for each "plan year" (within the meaning of Section 3(39) of ERISA).

                  (k) Environmental. Upon the written request of the Agent, (i) based upon the reasonable belief that there has been a violation of Environmental Law or a release of Materials of Environmental Concern at a Real Property which is reasonably likely to have a Material Adverse Effect or (ii) at any time during the existence of an Event of Default, upon the written request of the Agent, the Credit Parties will furnish or cause to be furnished to the Agent, at the Credit Parties' expense, a report of an environmental assessment of reasonable scope, form and depth, (including, where appropriate, invasive soil or groundwater sampling) by a consultant reasonably acceptable to the Agent as to the nature and extent of the presence of any Materials of Environmental Concern on any Real Properties (as defined in Section 6.16) and as to the compliance by any Consolidated Party with Environmental Laws at such Real Properties. If the Credit Parties fail to deliver such an environmental report within seventy-five (75) days after receipt of such written request then the Agent may arrange for same, and the Consolidated Parties hereby grant to the Agent and their representatives access to the Real Properties to reasonably undertake such an assessment (including, where appropriate, invasive soil or groundwater sampling). The reasonable cost of any assessment arranged for by the Agent pursuant to this provision will be payable by the Credit Parties on demand and added to the obligations secured by the Collateral Documents.

                  (l) Additional Patents and Trademarks. At the time of delivery of the financial statements and reports provided for in Section 7.1(a), a report signed by an Executive Officer of the Borrower setting forth
         (i) a list of registration numbers for all patents, trademarks, service marks, tradenames and copyrights awarded to any Consolidated Party since the last day of the immediately preceding fiscal year and (ii) a list of all patent applications, trademark applications, service mark applications, trade name applications and copyright applications submitted by any Consolidated Party since the last day of the immediately preceding fiscal year and the status of each such application, all in such form as shall be reasonably satisfactory to the Agent.

                  (m) Other Information. With reasonable promptness upon any such request, such other information regarding the business, properties or financial condition of any Consolidated Party as the Agent or the Required Lenders may reasonably request.

                  7.2 PRESERVATION OF EXISTENCE AND FRANCHISES.

         Except as a result of or in connection with a dissolution, merger or disposition of a Subsidiary not prohibited by Section 8.4 or Section 8.5, each Credit Party will, and will cause each of its Subsidiaries to, do all things necessary to preserve and keep in full force and effect its existence, rights, franchises and authority, except (with respect to rights, franchises and authority



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only) where the failure to do so would not have or be reasonably expected to have a Material Adverse Effect.

                  7.3 BOOKS AND RECORDS.

         Each Credit Party will, and will cause each of its Subsidiaries to, keep complete and accurate books and records of its transactions in accordance with good accounting practices on the basis of GAAP (including the establishment and maintenance of appropriate reserves).

                  7.4 COMPLIANCE WITH LAW.

         Each Credit Party will, and will cause each of its Subsidiaries to, comply with all laws, rules, regulations and orders, and all applicable restrictions imposed by all Governmental Authorities, applicable to it and its Property if noncompliance with any such law, rule, regulation, order or restriction could reasonably be expected to have a Material Adverse Effect.

                  7.5 PAYMENT OF TAXES AND OTHER INDEBTEDNESS.

         Each Credit Party will, and will cause each of its Subsidiaries to, pay, settle or discharge (a) all taxes, assessments and governmental charges or levies imposed upon it, or upon its income or profits, or upon any of its properties, before they shall become delinquent, (b) all lawful claims (including claims for labor, materials and supplies) which, if unpaid, might give rise to a Lien upon any of its properties, and (c) except as prohibited hereunder, all of its other Indebtedness as it shall become due; provided, however, that (i) no Consolidated Party shall be required to pay any such tax, assessment, charge, levy, claim or Indebtedness which is being contested in good faith by appropriate proceedings and as to which adequate reserves therefor have been established in accordance with GAAP, unless the failure to make any such payment (A) would give rise to an immediate right to foreclose on a Lien securing such amounts or (B) could reasonably be expected to have a Material Adverse Effect and (ii) no Consolidated Party shall be required to pay any Indebtedness if the aggregate amount of such unpaid Indebtedness does not exceed $1,500,000 (taking into account applicable insurance or indemnitees to the extent the provider of such insurance or indemnity has the financial ability to support its obligations with respect thereto and is not disputing the same).

                  7.6 INSURANCE.

                  (a) Each Credit Party will, and will cause each of its Subsidiaries to, at all times maintain in full force and effect insurance (including worker's compensation insurance, liability insurance, casualty insurance and business interruption insurance) in such amounts, covering such risks and liabilities and with such deductibles or self-insurance retentions as are in accordance with normal industry practice (or as otherwise required by the Collateral Documents). The Agent shall be named as loss payee or mortgagee, as its interest may appear, and/or additional insured with respect to any such insurance providing coverage in respect of any Collateral, and each provider of any such insurance shall agree, by endorsement upon the policy or policies issued by it or by independent instruments furnished to the Agent, that it will give the Agent thirty (30) days prior written notice




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         before any such policy or policies shall be altered or canceled. The present insurance coverage of the Consolidated Parties is outlined as to carrier, policy number, expiration date, type and amount on Schedule 7.6.

                  (b) In the event that the Consolidated Parties receive Net Cash Proceeds in excess of $500,000 in aggregate amount during any fiscal year of the Consolidated Parties ("Excess Proceeds") on account of any loss of, damage to or destruction of, or any condemnation or other taking for public use of, any Property of the Consolidated Parties (with respect to any Consolidated Party, an "Involuntary Disposition"), the Credit Parties shall, within the period of 365 days following the date of receipt of such Excess Proceeds, apply (or cause to be applied) an amount equal to such Excess Proceeds to (i) make Eligible Reinvestments (including but not limited to the repair or replacement of the related Property) or (ii) prepay the Loans (and cash collateralize LOC Obligations) in accordance with the terms of Section 3.3(b)(iii)(B); provided, however, that such Person shall not undertake replacement or restoration of such Property unless, after giving pro forma effect to any Funded Indebtedness to be incurred in connection with such replacement or restoration, the Credit Parties would be in compliance with the financial covenants set forth in Section 7.11(a) and (b) as of the most recent fiscal quarter end preceding the date of determination with respect to which the Agent has received the Required Financial Information (assuming, for purposes hereof, that such Funded Indebtedness was incurred as of the first day of the four fiscal-quarter period ending as of such fiscal quarter end). All insurance proceeds shall be subject to the security interest of the Agent (for the ratable benefit of the Lenders) under the Collateral Documents. Pending final application of any Excess Proceeds, the Credit Parties may apply such Excess Proceeds to temporarily reduce the Revolving Loans or to make Permitted Investments.

                  7.7 MAINTENANCE OF PROPERTY.

         Each Credit Party will, and will cause each of its Subsidiaries to, maintain and preserve its properties and equipment material to the conduct of its business in good repair, working order and condition, normal wear and tear and casualty and condemnation excepted, and will make, or cause to be made, in such properties and equipment from time to time all repairs, renewals, replacements, extensions, additions, betterments and improvements thereto as may be needed or proper, to the extent and in the manner customary for companies in similar businesses.

                  7.8 PERFORMANCE OF OBLIGATIONS.

         Each Credit Party will, and will cause each of its Subsidiaries to, perform in all material respects all of its obligations under the terms of all material agreements, indentures, mortgages, security agreements or other debt instruments to which it is a party or by which it is bound, unless the failure to do so will not have or be reasonably expected to have a Material Adverse Effect.

                  7.9 USE OF PROCEEDS.

         The Borrower will use the proceeds of the Loans and will use the Letters of Credit solely for the purposes set forth in Section 6.15.



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
                  7.10 AUDITS/INSPECTIONS.

         Upon reasonable notice and during normal business hours (but absent the existence of an Event of Default or other reasonable cause, not more than twice during any fiscal year), each Credit Party will, and will cause each of its Subsidiaries to, permit representatives appointed by the Agent, including, without limitation, independent accountants, agents, attorneys, and appraisers to visit and inspect its property, including its books and records, its accounts receivable and inventory, its facilities and its other business assets, and to make photocopies or photographs thereof and to write down and record any information such representative obtains and shall permit the Agent or its representatives to investigate and verify the accuracy of information provided to the Lenders and to discuss all such matters with the officers, employees and representatives of such Person. The Credit Parties agree that the Agent, and its representatives, may conduct an annual audit of the Collateral, at the expense of the Credit Parties.

                  7.11 FINANCIAL COVENANTS.

                  (a) Leverage Ratio. The Leverage Ratio, as of the last day of each fiscal quarter of the Consolidated Parties indicated below, shall be less than or equal to the ratio indicated with respect to such date:


                FISCAL QUARTER END                        LEVERAGE RATIO
                  March 31, 2000
                  June 30, 2000                            3.50 to 1.00
                September 30, 2000
                December 31, 2000
                  March 31, 2001
                  June 30, 2001                            3.00 to 1.00
                September 30, 2001
            December 31, 2001 and each
          fiscal quarter-end thereafter                    2.50 to 1.00

                  (b) Interest Coverage Ratio. The Interest Coverage Ratio, as of the last day of each fiscal quarter of the Consolidated Parties indicated below, shall be greater than or equal to the ratio indicated with respect to such date:


               FISCAL QUARTER END                   INTEREST COVERAGE RATIO
                 March 31, 2000
                  June 30, 2000                          2.00 to 1.00
                September 30, 2000
                December 31, 2000
                 March 31, 2001
                  June 30, 2001                          2.50 to 1.00
                September 30, 2001
            December 31, 2001 and each                   3.00 to 1.00







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                   fiscal quarter-end thereafter



                  (c) Fixed Charge Coverage Ratio. The Fixed Charge Coverage Ratio, as of the last day of each fiscal quarter of the Consolidated Parties indicated below, shall be greater than or equal to the ratio indicated with respect to such date:


             FISCAL QUARTER END                 FIXED CHARGE COVERAGE RATIO
       June 30, 2000 and each fiscal
           quarter-end thereafter                       1.00 to 1.00


                  7.12 NEW SUBSIDIARIES.

         As soon as practicable and in any event within 30 days after any Person becomes a direct or indirect Subsidiary of the Parent, the Borrower shall provide the Agent with written notice thereof setting forth information in reasonable detail describing all of the assets of such Person and shall (a) if such Person is a Domestic Subsidiary, (i) cause such Person to execute a Joinder Agreement in substantially the same form as Exhibit 7.12 and (ii) cause 100% of the issued and outstanding Capital Stock of such Person to be delivered to the Agent (together with undated stock powers signed in blank) and pledged to the Agent pursuant to an appropriate pledge agreement(s) in substantially the form of the Pledge Agreement and otherwise in form acceptable to the Agent, (b) if such Person is a Material Foreign Subsidiary, cause 65% of the issued and outstanding Capital Stock entitled to vote (within the meaning of Treas. Reg.
Section 1.956-2(c)(2)) and 100% of the issued and outstanding Capital Stock not entitled to vote (within the meaning of Treas. Reg. Section 1.956-2(c)(2)) of such Person to be delivered to the Agent (together with undated stock powers signed in blank (unless, with respect to a Material Foreign Subsidiary, such stock powers are deemed unnecessary by the Agent in its reasonable discretion under the law of the jurisdiction of incorporation of such Person)) and pledged to the Agent pursuant to an appropriate pledge agreement(s) in substantially the form of the Pledge Agreement and otherwise in form acceptable to the Agent, (c) if such Person is a Domestic Subsidiary, cause such Person to deliver to the Agent with respect to any real Property owned or leased by such Person and which is not Excluded Property, documents, instruments and other items of the types required to be delivered pursuant to Section 5.2(e) all in form, content and scope reasonably satisfactory to the Agent and (d) deliver such other documentation as the Agent may reasonably request in connection with the foregoing, including, without limitation, appropriate UCC-1 financing statements, real estate title insurance policies, environmental reports, landlord's waivers, certified resolutions and other organizational and authorizing documents of such Person, favorable opinions of counsel to such Person (which shall cover, among other things, the legality, validity, binding effect and enforceability of the documentation referred to above and the perfection of the Agent's liens thereunder) and other items of the types required to be delivered pursuant to Section 5.3(b), (c), (d) and (e), all in form, content and scope reasonably satisfactory to the Agent.

                  7.13 PLEDGED ASSETS.

         Each Credit Party will (i) cause all of its owned and leased real and personal Property other than Excluded Property to be subject at all times to first priority, perfected and, in the case



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of real Property (whether leased or owned), title insured Liens in favor of the
Agent to secure the Credit Party Obligations pursuant to the terms and conditions of the Collateral Documents or, with respect to any such Property acquired subsequent to the Initial Funding Date, such other additional security documents as the Agent shall reasonably request, subject in any case to Permitted Liens and (ii) deliver such other documentation as the Agent may reasonably request in connection with the foregoing, including, without limitation, appropriate UCC-1 financing statements, real estate title insurance policies, surveys, environmental reports, landlord's waivers, certified resolutions and other organizational and authorizing documents of such Person, favorable opinions of counsel to such Person (which shall cover, among other things, the legality, validity, binding effect and enforceability of the documentation referred to above and the perfection of the Agent's liens thereunder) and other items of the types required to be delivered pursuant to
Section 5.2(d) and (e), all in form, content and scope reasonably satisfactory to the Agent. Without limiting the generality of the above, the Borrower will cause (A) 100% of the issued and outstanding Capital Stock of the Borrower, (B) 100% of the issued and outstanding Capital Stock of each Domestic Subsidiary and
(C) 65% of the issued and outstanding Capital Stock entitled to vote (within the meaning of Treas. Reg. Section 1.956-2(c)(2)) and 100% of the issued and outstanding Capital Stock not entitled to vote (within the meaning of Treas. Reg. Section 1.956-2(c)(2)) in each Material Foreign Subsidiary to be subject at all times to a first priority, perfected Lien in favor of the Agent pursuant to the terms and conditions of the Collateral Documents or such other security documents as the Agent shall reasonably request.

                  7.14 INTEREST RATE PROTECTION.

         At all times from the date 90 days after the Initial Funding Date, the Credit Parties shall cause the Borrower to maintain protection against fluctuations in interest rates pursuant to one or more Hedging Agreements reasonably satisfactory to the Agent and providing coverage in a notional amount equal to at least $30,000,000 for a period of three years from the Initial Funding Date.

                  7.15 YEAR 2000 COMPLIANCE.

         The Credit Parties will promptly notify the Agent in the event any Credit Party discovers or determines that the Year 2000 Problem has resulted in, or is reasonably expected to result in, a Material Adverse Effect.


                                    SECTION 8

                               NEGATIVE COVENANTS

         Each Credit Party hereby covenants and agrees that, so long as this Credit Agreement is in effect or any amounts payable hereunder or under any other Credit Document shall remain outstanding or any Letter of Credit is outstanding, and until all of the Commitments hereunder shall have terminated:



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                  8.1 INDEBTEDNESS.

         The Credit Parties will not permit any Consolidated Party to contract, create, incur, assume or permit to exist any Indebtedness, except:

                  (a) Indebtedness arising under this Credit Agreement and the other Credit Documents;

                  (b) Indebtedness of the Borrower and its Subsidiaries set forth in Schedule 8.1(b) (and renewals, refinancings and extensions thereof on terms and conditions not in excess of that outstanding as of the date of such renewal, refinancing, or extension);

                  (c) purchase money Indebtedness (including obligations in respect of Capital Leases or Synthetic Leases) hereafter incurred by the Borrower or any of its Subsidiaries to finance the purchase of fixed assets provided that (i) the total of all such Indebtedness for all such Persons taken together shall not exceed an aggregate principal amount of $1,000,000 at any one time outstanding; (ii) such Indebtedness when incurred shall not exceed the purchase price of the asset(s) financed; and (iii) no such Indebtedness shall be refinanced for a principal amount in excess of the principal balance outstanding thereon at the time of such refinancing;

                  (d) obligations of the Borrower in respect of Hedging Agreements entered into in order to manage existing or anticipated interest rate or exchange rate risks and not for speculative purposes;

                  (e) intercompany Indebtedness arising out of loans, advances and Guaranty Obligations permitted under Section 8.6;

                  (f) preferred Capital Stock issued by the Parent;

                  (g) Indebtedness of the Borrower or any Domestic Subsidiary in respect of performance, surety or appeal bonds in the ordinary course of business;

                  (h) additional unsecured Indebtedness of the Borrower or any Domestic Subsidiary in an aggregate principal amount not to exceed $1,000,000 at any time outstanding for all such Persons taken together;

                  (i) Indebtedness of any Foreign Subsidiary to any other Foreign Subsidiary;

                  (j) additional Indebtedness of Foreign Subsidiaries in an aggregate principal amount not to exceed the Dollar Equivalent of $2,000,000 at any time outstanding for all such Persons taken together;

                  (k) subject to the terms of Section 8.6(j)(vii), Indebtedness of the Borrower or any Domestic Subsidiary assumed in connection with a Permitted Acquisition (including renewals, refinancings or extensions of such Indebtedness in a principal amount not in excess of that outstanding as of the date of such renewal, refinancing or extension), provided that (i) such Indebtedness is not incurred in anticipation of or in connection with such Permitted Acquisition and (ii) the aggregate principal amount of all such Indebtedness shall not exceed $10,000,000 at any one time outstanding;

                  (l) Indebtedness of the Borrower or any of its Subsidiaries arising from agreements providing for indemnification, adjustment of purchase price or similar obligations (or from guarantees or letters of credit, surety bonds or performance bonds securing any obligations of a Credit Party or any of its Subsidiaries pursuant to such agreements), in any case incurred in connection with any Asset Disposition permitted under Section 8.5, provided that such Indebtedness in respect of any such Asset Disposition shall not exceed the gross proceeds actually received by the Borrower and its Subsidiaries in connection therewith; and

                  (m) additional unsecured subordinated Indebtedness of the Parent or the Borrower to any member of the Initial Investor Group, provided that (i) such Indebtedness shall be subordinated in right of payment to the Credit Party Obligation on substantially the terms and conditions set forth in Schedule 8.1(m) and (ii) the aggregate principal amount of all such Indebtedness shall not exceed $30,000,000 at any one time outstanding.

                  8.2 LIENS.

         The Credit Parties will not permit any Consolidated Party to contract, create, incur, assume or permit to exist any Lien with respect to any of its Property, whether now owned or after acquired, except for:

                  (a) Liens in favor of the Agent to secure the Credit Party Obligations;

                  (b) Liens (other than Liens created or imposed under ERISA) for taxes, assessments or governmental charges or levies not yet due or Liens for taxes being contested in good faith by appropriate proceedings for which adequate reserves determined in accordance with GAAP have been established (and as to which the Property subject to any such Lien is not yet subject to foreclosure, sale or loss on account thereof);

                  (c) statutory Liens of landlords and Liens of carriers, warehousemen, mechanics, materialmen and suppliers and other Liens imposed by law or pursuant to customary reservations or retentions of title arising in the ordinary course of business, provided that such Liens secure only amounts not yet due and payable or, if due and payable, are unfiled and no other action has been taken to enforce the same or are being contested in good faith by appropriate proceedings for which adequate reserves determined in accordance with GAAP have been established (and as to which the Property subject to any such Lien is not yet subject to foreclosure, sale or loss on account thereof);



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                  (d) Liens (other than Liens created or imposed under ERISA)
         incurred or deposits made by any Consolidated Party in the ordinary course of business in connection with workers' compensation, unemployment insurance and other types of social security, or to secure the performance of tenders, statutory obligations, bids, leases, government contracts, performance and return-of-money bonds and other similar obligations (exclusive of obligations for the payment of borrowed money);

                  (e) Liens in connection with attachments or judgments (including judgment or appeal bonds) provided that the judgments secured shall not constitute an Event of Default;

                  (f) easements, rights-of-way, restrictions (including zoning restrictions), minor defects or irregularities in title and other similar charges or encumbrances not, in any material respect, impairing the use of the encumbered Property for its intended purposes;

                  (g) Liens on Property of any Person securing purchase money Indebtedness (including Capital Leases and Synthetic Leases) of such Person permitted under Section 8.1(c), provided that any such Lien attaches to such Property concurrently with or within 90 days after the acquisition thereof;

                  (h) Liens on Property of a Foreign Subsidiary securing Indebtedness of such Person permitted under Section 8.1(j);

                  (i) Liens on Property securing Indebtedness permitted under
         Section 8.1(k), provided that such Liens are not incurred in anticipation of or in connection with a Permitted Acquisition and do not extend to cover any Property not acquired in such Permitted Acquisition;

                  (j) leases or subleases granted to others not interfering in any material respect with the business of any Consolidated Party;

                  (k) any interest of title of a lessor under, and Liens arising from UCC financing statements (or equivalent filings, registrations or agreements in foreign jurisdictions) relating to, leases permitted by this Credit Agreement;

                  (l) Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods;

                  (m) Liens deemed to exist in connection with Investments in repurchase agreements permitted under Section 8.6;

                  (n) normal and customary rights of setoff upon deposits of cash in favor of banks or other depository institutions;

                  (o) Liens of a collection bank arising under Section 4-210 of the Uniform Commercial Code on items in the course of collection;


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                  (p) Liens of sellers of goods to the Borrower and any of its
         Subsidiaries arising under Article 2 of the Uniform Commercial Code or similar provisions of applicable law in the ordinary course of business, covering only the goods sold and securing only the unpaid purchase price for such goods and related expenses; and

                  (q) Liens existing as of the Closing Date and set forth on
         Schedule 8.2; provided that no such Lien shall at any time be extended to or cover any Property other than the Property subject thereto on the Closing Date.

                  8.3 NATURE OF BUSINESS.

         The Credit Parties will not permit any Consolidated Party to substantively alter the character of the business conducted by such Person as of the Closing Date with reasonable expansions and extensions of such Business.

                  8.4 CONSOLIDATION, MERGER, DISSOLUTION, ETC.

         Except in connection with a Permitted Asset Disposition, the Credit Parties will not permit any Consolidated Party to enter into any transaction of merger or consolidation or liquidate, wind up or dissolve itself (or suffer any liquidation or dissolution); provided that, notwithstanding the foregoing provisions of this Section 8.4 but subject to the terms of Sections 7.12 and 7.13, (a) the Borrower may merge or consolidate with any of its Subsidiaries provided that the Borrower shall be the continuing or surviving corporation, (b) any Credit Party other than the Parent or the Borrower may merge or consolidate with any other Credit Party other than the Parent or the Borrower, (c) any Consolidated Party which is not a Credit Party may be merged or consolidated with or into any Credit Party other than the Parent provided that such Credit Party shall be the continuing or surviving corporation, (d) any Consolidated Party which is not a Credit Party may be merged or consolidated with or into any other Consolidated Party which is not a Credit Party, (e) any Subsidiary of the Borrower may merge with any Person that is not a Credit Party in connection with an Asset Disposition permitted under Section 8.5, (f) the Borrower or any Subsidiary of the Borrower may merge with any Person other than a Consolidated Party in connection with a Permitted Acquisition provided that, if such transaction involves the Borrower, the Borrower shall be the continuing or surviving corporation and (g) any Wholly Owned Subsidiary of the Borrower may dissolve, liquidate or wind up its affairs at any time provided that such dissolution, liquidation or winding up, as applicable, could not have a Material Adverse Effect.

                  8.5 ASSET DISPOSITIONS.

         The Credit Parties will not permit any Consolidated Party to make any Asset Disposition other than an Excluded Asset Disposition unless (a) the consideration paid in connection therewith shall be cash or Cash Equivalents,
(b) if such transaction is a Sale and Leaseback Transaction, such transaction is not prohibited by the terms of Section 8.13, (c) such transaction does not involve the sale or other disposition of a minority equity interest in any Consolidated Party, (d) such transaction does not involve a sale or other disposition of receivables other than receivables owned by or attributable to other Property concurrently being disposed of in a transaction otherwise permitted under this Section 8.5, (e) the aggregate net book value of all of the assets sold or otherwise



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disposed of by the Consolidated Parties in all such transactions after the
Closing Date shall not exceed $1,000,000, (f) no later than five (5) Business Days prior to such Asset Disposition, the Borrower shall have delivered to the Agent (i) a Pro Forma Compliance Certificate demonstrating that, upon giving effect on a Pro Forma Basis to such transaction, the Credit Parties would be in compliance with the financial covenants set forth in Section 7.11(a) and (b) and
(ii) a certificate of an Executive Officer of the Borrower specifying the anticipated date of such Asset Disposition, briefly describing the assets to be sold or otherwise disposed of and setting forth the net book value of such assets, the aggregate consideration and the Net Cash Proceeds to be received for such assets in connection with such Asset Disposition and (g) the Credit Parties shall, within the period of 180 days following the consummation of such Asset Disposition (with respect to any such Asset Disposition, the "Application Period"), apply (or cause to be applied) an amount equal to the Net Cash Proceeds of such Asset Disposition to (i) make Eligible Reinvestments or (ii) prepay the Loans (and cash collateralize LOC Obligations) in accordance with the terms of Section 3.3(b)(iii)(A). Pending final application of the Net Cash Proceeds of any Asset Disposition, the Consolidated Parties may apply such Net Cash Proceeds to temporarily reduce the Revolving Loans or to make Investments in Cash Equivalents.

         Upon a sale of assets or the sale of Capital Stock of a Consolidated Party permitted by this Section 8.5, the Agent shall (to the extent applicable) deliver to the Credit Parties, upon the Credit Parties' request and at the Credit Parties' expense, such documentation as is reasonably necessary to evidence the release of the Agent's security interest, if any, in such assets or Capital Stock, including, without limitation, amendments or terminations of UCC financing statements, if any, the return of stock certificates, if any, and the release of such Consolidated Party from all of its obligations, if any, under the Credit Documents.

         8.6 INVESTMENTS.

         The Credit Parties will not permit any Consolidated Party to make any Investments, except for:

                  (a) Investments consisting of cash and Cash Equivalents;

                  (b) Investments consisting of accounts receivable created, acquired or made by any Consolidated Party in the ordinary course of business and payable or dischargeable in accordance with customary trade terms or otherwise in the prudent judgment of such Consolidated Party;

                  (c) Investments consisting of Capital Stock, obligations, securities or other property received by any Consolidated Party in settlement of accounts receivable (created in the ordinary course of business) from bankrupt obligors;

                  (d) Investments existing as of the Closing Date and set forth in Schedule 8.6 (including additional Investments required to be made in connection therewith as such additional Investments are described in
         Schedule 8.6);


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                  (e) Investments consisting of (i) loans or advances to
         directors, officers, employees and agents in the ordinary course of business to provide for the payment of reasonable expenses incurred by such persons in the performance of their responsibilities or in connection with any relocation and (ii) loans or advances to directors, officers, employees, agents, customers or suppliers that do not exceed $100,000 in the aggregate at any one time outstanding;

                  (f) Investments in any Credit Party other than the Parent;

                  (g) Investments in Foreign Subsidiaries in an aggregate principal amount (including Investments of such type set forth in Schedule 8.6) not to exceed the Dollar Equivalent of $1,000,000 at any time outstanding;

                  (h) to the extent constituting Investments, transactions permitted under Section 8.7;

                  (i) any Eligible Reinvestment of the proceeds of any Involuntary Disposition as contemplated by Section 7.6(b) or of any Asset Disposition as contemplated by Section 8.5(g); or

                  (j) Investments consisting of an Acquisition by the Borrower or any Subsidiary of the Borrower, provided that (i) the Property acquired (or the Property of the Person acquired) in such Acquisition is used or useful in the same or a similar line of business as the Borrower and its Subsidiaries were engaged in on the Closing Date (or any reasonable extensions or expansions thereof), (ii) the Agent shall have received all items in respect of the Capital Stock or Property acquired in such Acquisition required to be delivered by the terms of
         Section 7.12 and/or Section 7.13, (iii) in the case of an Acquisition of the Capital Stock of another Person, the board of directors (or other comparable governing body) of such other Person shall have duly approved such Acquisition, (iv) the Borrower shall have delivered to the Agent (A) a Pro Forma Compliance Certificate demonstrating that, upon giving effect to such Acquisition on a Pro Forma Basis, the Credit Parties would be in compliance with the financial covenants set forth in Section 7.11(a) and (b) and (B) a certificate of an Executive Officer of the Borrower demonstrating that upon giving effect to such Acquisition, at least 90% of Consolidated EBITDA for four fiscal-quarter period ending as of the most recent fiscal quarter end preceding the date of such transaction with respect to which the Agent has received the Required Financial Information shall have been audited in accordance with GAAP by independent certified public accountants of recognized national standing reasonably acceptable to the Agent (whose opinion shall not be limited as to the scope or qualified as to going concern status), (v) the representations and warranties made by the Credit Parties in any Credit Document shall be true and correct in all material respects at and as if made as of the date of such Acquisition (after giving effect thereto) except to the extent such representations and warranties expressly relate to an earlier date, (vi) after giving effect to such Acquisition, there shall be at least $7,000,000 of availability existing under the Revolving Committed Amount and (vii) the aggregate consideration (including cash and non-cash consideration and any assumption of Indebtedness, but excluding consideration consisting of (A) any Capital Stock of the





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         Parent issued to the seller of the Capital Stock or Property acquired in such Acquisition, (B) the proceeds of any Equity Issuance by the Parent consummated subsequent to the Initial Funding Date to the extent not required to be applied to prepay of the Loans pursuant to the terms of Section 3.3(b)(v), (C) the proceeds of any Asset Disposition, Excluded Asset Disposition or Involuntary Disposition consummated subsequent to the Initial Funding Date, (D) the proceeds of any Investor Subordinated Debt and (E) the proceeds of any Equity Issuance by any Consolidated Party to any Credit Party or any member of the Initial Investor Group) paid by the Consolidated Parties shall not exceed (1) $5,000,000, for any single Acquisition, or (2) $10,000,000 for all Acquisitions occurring after the Closing Date.

                  8.7 RESTRICTED PAYMENTS.

         The Credit Parties will not permit any Consolidated Party to, directly or indirectly, declare, order, make or set apart any sum for or pay any Restricted Payment, except (a) to make dividends or other distributions payable to any Credit Party other than the Parent (directly or indirectly through Subsidiaries), (b) as permitted by Section 8.8 or Section 8.9, (c) loans to the Parent to permit the Parent to pay expenses incurred by it so long as the Parent is in compliance with the provisions of Section 8.12, (d) loans to the Parent or dividends to the Parent to permit the Parent to, and the Parent shall be permitted to, (1) pay cash severance payments to employees of the Parent following the death, retirement or termination of such employees and (2) repurchase outstanding shares of Capital Stock of the Parent owned by employees of the Parent following the death, retirement or termination of such employee or purchase equity securities of the Parent from existing stockholders pursuant to the Parent's exercise of a right of first refusal, provided that such Restricted Payments do not exceed $500,000 in the aggregate during the term of this Credit Agreement and (e) purchases of Capital Stock of Influence from existing stockholders of Influence pursuant to the Exchange Agreement dated as of December 15, 1999 between the Borrower and Urotek Ltd. provided that the consideration for such Capital Stock is solely (except for cash issued for fractional shares) is Capital Stock in the Parent.

                  8.8 OTHER INDEBTEDNESS.

         The Credit Parties will not permit any Consolidated Party to (i) if any Default or Event of Default has occurred and is continuing or would be directly or indirectly caused as a result thereof, (a) after the issuance thereof, amend or modify any of the terms of any Indebtedness of such Consolidated Party if such amendment or modification would add or change any terms in a manner adverse to such Consolidated Party, or shorten the final maturity or average life to maturity or require any payment to be made sooner than originally scheduled or increase the interest rate applicable thereto, or (b) make (or give any notice with respect thereto) any voluntary or optional payment or prepayment or redemption or acquisition for value of (including without limitation, by way of depositing money or securities with the trustee with respect thereto before due for the purpose of paying when due), refund, refinance or exchange of any other Indebtedness of such Consolidated Party, (ii) after the issuance thereof, amend or modify any of the terms of the documents evidencing or governing any Investor Subordinated Debt if such amendment or modification would add or change any terms in a manner adverse to the Consolidated Parties, or shorten the final maturity or average life to maturity thereof or require any payment to be made


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sooner than originally scheduled or increase the interest rate applicable thereto or change any subordination provision thereof, (iii) make interest payments in respect of the Investor Subordinated Debt in violation of the subordination provisions of the documents evidencing or governing such Investor Subordinated Debt or (iv) make (or give any notice with respect thereto) any voluntary or optional payment or prepayment, redemption, acquisition for value or defeasance of (including without limitation, by way of depositing money or securities with the trustee with respect thereto before due for the purpose of paying when due), refund, refinance or exchange of any Investor Subordinated Debt.

                  8.9  TRANSACTIONS WITH AFFILIATES.

         The Credit Parties will not permit any Consolidated Party to enter into or permit to exist any transaction or series of transactions with any officer, director, shareholder, Subsidiary or Affiliate of such Person other than (a) advances of working capital to any Credit Party other than the Parent, (b) transfers of cash and assets to any Credit Party other than the Parent, (c) intercompany transactions expressly permitted by Section 8.1, Section 8.4,
Section 8.5, Section 8.6, or Section 8.7, (d) normal compensation and reimbursement of expenses of officers and directors and (e) except as otherwise specifically limited in this Credit Agreement, other transactions which are entered into in the ordinary course of such Person's business on terms and conditions substantially as favorable to such Person as would be obtainable by it in a comparable arms-length transaction with a Person other than an officer, director, shareholder, Subsidiary or Affiliate.

                  8.10 FISCAL YEAR; ORGANIZATIONAL DOCUMENTS.

         The Credit Parties will not permit any Consolidated Party to (i) change its fiscal year without prior written notice to the Agent (provided that no such change may occur if such change would materially affect the Lenders ability to read and interpret the financial statements delivered pursuant to Section 7.1 or make any calculation in respect of the financial covenants set forth in Section 7.11) or (ii) change its articles or certificate of incorporation or its bylaws in any manner that would reasonably be likely to adversely affect the rights of the Lenders.

                  8.11 LIMITATION ON RESTRICTED ACTIONS.

         The Credit Parties will not permit any Consolidated Party to, directly or indirectly, create or otherwise cause or suffer to exist or become effective any encumbrance or restriction on the ability of any such Person to (a) pay dividends or make any other distributions to any Credit Party on its Capital Stock or with respect to any other interest or participation in, or measured by, its profits, (b) pay any Indebtedness or other obligation owed to any Credit Party, (c) make loans or advances to any Credit Party, (d) sell, lease or transfer any of its properties or assets to any Credit Party, or (e) act as a Credit Party and pledge its assets pursuant to the Credit Documents or any renewals, refinancings, exchanges, refundings or extension thereof, except (in respect of any of the matters referred to in clauses (a)-(d) above) for such encumbrances or restrictions existing under or by reason of (i) this Credit Agreement and the other Credit Documents, (ii) applicable law, (iii) any document or instrument governing Indebtedness incurred pursuant to Section 8.1(c), provided that any such restriction contained therein relates only to the asset or assets constructed or acquired in connection therewith, (iv) any Permitted Lien or any document or instrument


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governing any Permitted Lien, provided that any such restriction contained therein relates only to the asset or assets subject to such Permitted Lien or
(v) customary restrictions and conditions contained in any agreement relating to the sale of any Property permitted under Section 8.5 pending the consummation of such sale.

                  8.12 OWNERSHIP OF SUBSIDIARIES; LIMITATIONS ON PARENT.

         Notwithstanding any other provisions of this Credit Agreement to the contrary:

                  (a) The Credit Parties will not permit any Consolidated Party to (i) permit any Person (other than the Borrower or any Wholly Owned Subsidiary of the Borrower) to own more than 10% of the Capital Stock of any Subsidiary of the Borrower, except (A) to qualify directors where required by applicable law or to satisfy other requirements of applicable law with respect to the ownership of Capital Stock of Foreign Subsidiaries or (B) as a result of or in connection with a dissolution, merger, consolidation or disposition of a Subsidiary not prohibited by Section 8.4 or Section 8.5, (ii) permit any Subsidiary of the Borrower to issue or have outstanding any shares of preferred Capital Stock or (iii) permit, create, incur, assume or suffer to exist any Lien on any Capital Stock of any Subsidiary of the Borrower, except for Permitted Liens.

                  (b) The Parent shall not (i) hold any material assets other than the Capital Stock of the Borrower, (ii) have any liabilities other than (A) the liabilities under the Credit Documents, (B) tax liabilities in the ordinary course of business, (C) loans and advances permitted under Section 8.9 and (D) corporate, administrative and operating expenses in the ordinary course of business or (iii) engage in any business other than (A) owning the Capital Stock of the Borrower and activities incidental or related thereto and (B) acting as a Guarantor hereunder and pledging its assets to the Agent, for the benefit of the Lenders, pursuant to the Collateral Documents to which it is a party.

                  8.13 SALE LEASEBACKS.

         The Credit Parties will not permit any Consolidated Party to enter into any Sale and Leaseback Transaction.

                  8.14 CAPITAL EXPENDITURES.

         The Credit Parties will not permit Consolidated Capital Expenditures for any fiscal year to exceed $4,000,000, plus the unused amount available for Consolidated Capital Expenditures under this Section 8.14 for the immediately preceding fiscal year (excluding any carry-forward available from any prior fiscal year).

                  8.15 NO FURTHER NEGATIVE PLEDGES.

         The Credit Parties will not permit any Consolidated Party to enter into, assume or become subject to any agreement prohibiting or otherwise restricting the existence of any Lien upon any of its Property in favor of the Agent (for the benefit of the Lenders) for the purpose of securing the



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Credit Party Obligations, whether now owned or hereafter acquired, or requiring the grant of any security for any obligation if such Property is given as security for the Credit Party Obligations, except (a) in connection with any Permitted Lien or any document or instrument governing any Permitted Lien, provided that any such restriction contained therein relates only to the asset or assets subject to such Permitted Lien, (b) in connection with any Permitted Lien or any document or instrument governing any Permitted Lien, provided that any such restriction contained therein relates only to the asset or assets subject to such Permitted Lien and (c) pursuant to customary restrictions and conditions contained in any agreement relating to the sale of any Property permitted under Section 8.5, pending the consummation of such sale.

                  8.16 OPERATING LEASE OBLIGATIONS.

         The Credit Parties will not permit any Consolidated Party to enter into, assume or permit to exist any obligations for the payment of rental under Operating Leases in respect of all Property other than automobiles provided to sales representatives in the ordinary course of business, which in the aggregate for all of the Consolidated Parties would exceed $500,000 in any fiscal year.

                  8.17 LIMITATION ON FOREIGN OPERATIONS.

         The Credit Parties will not permit (i) the sum of (a) the portion of Consolidated Total Assets owned by Foreign Subsidiaries plus (b) the portion of Consolidated Total Assets owned by the Parent, the Borrower and the Domestic Subsidiaries and located outside the United States to exceed 20% of Consolidated Total Assets or (ii) the portion of Consolidated EBITDA attributable to the Foreign Subsidiaries for any four quarter period to exceed 20% of Consolidated EBITDA for such period.


                                    SECTION 9

                                EVENTS OF DEFAULT


                  9.1 EVENTS OF DEFAULT.

         An Event of Default shall exist upon the occurrence and during the continuance of any of the following specified events (each an "Event of Default"):

                  (a) Payment. Any Credit Party shall

                           (i) default in the payment when due of any principal
                  of any of the Loans or of any reimbursement obligations arising from drawings under Letters of Credit, or

                           (ii) default, and such default shall continue for
                  three (3) or more Business Days, in the payment when due of any interest on the Loans or on any reimbursement obligations arising from drawings under Letters of Credit, or of any



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                  Fees or other amounts owing hereunder, under any of the other
                  Credit Documents or in connection herewith or therewith; or

                  (b) Representations. Any representation, warranty or statement made or deemed to be made by any Credit Party herein, in any of the other Credit Documents, or in any statement or certificate delivered or required to be delivered pursuant hereto or thereto shall prove untrue in any material respect on the date as of which it was deemed to have been made; or

                  (c) Covenants. Any Credit Party shall

                           (i) default in the due performance or observance of
                  any term, covenant or agreement contained in Sections 7.2, 7.9, 7.11, 7.12 or 7.13 or Section 8;

                           (ii) default in the due performance or observance of
                  any term, covenant or agreement contained in Sections 7.1(a),
                  (b), (c) or (d) and such default shall continue unremedied for a period of at least 5 days after the earlier of an Executive Officer of a Credit Party becoming aware of such default or notice thereof by the Agent; or

                           (iii) default in the due performance or observance by
                  it of any term, covenant or agreement (other than those referred to in subsections (a), (b), (c)(i) or (c)(ii) of this
                  Section 9.1) contained in this Credit Agreement or any other Credit Document and such default shall continue unremedied for a period of at least 30 days after the earlier of an Executive Officer of a Credit Party becoming aware of such default or notice thereof by the Agent; or

                  (d) Other Credit Documents. Except as a result of or in connection with a dissolution, merger or disposition of a Subsidiary not prohibited by Section 8.4 or Section 8.5, any Credit Document shall fail to be in full force and effect or to give the Agent and/or the Lenders the Liens, rights, powers and privileges purported to be created thereby, or any Credit Party shall so state in writing; or

                  (e) Guaranties. Except as the result of or in connection with a dissolution, merger or disposition of a Subsidiary not prohibited by
         Section 8.4 or Section 8.5, the guaranty given by any Guarantor hereunder (including any Person after the Closing Date in accordance with Section 7.12) or any provision thereof shall cease to be in full force and effect, or any Guarantor (including any Person after the Closing Date in accordance with Section 7.12) hereunder or any Person acting by or on behalf of such Guarantor shall deny or disaffirm such Guarantor's obligations under such guaranty, or any Guarantor shall default in the due performance or observance of any term, covenant or agreement on its part to be performed or observed pursuant to any guaranty; or

                  (f) Bankruptcy, etc. Any Bankruptcy Event shall occur with respect to the Parent, the Borrower or any Domestic Subsidiary; or



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                  (g) Defaults under Other Agreements.

                           (i) Any Consolidated Party shall default in the
                  performance or observance (beyond the applicable grace period with respect thereto, if any) or any material obligation or condition of any contract or lease material to the Consolidated Parties taken as a whole if such default could reasonably be expected to have a Material Adverse Effect; or

                           (ii) With respect to any Indebtedness (other than
                  Indebtedness outstanding under this Credit Agreement) in excess of $1,500,000 in the aggregate for the Consolidated Parties (other than Foreign Subsidiaries which are not Material Foreign Subsidiaries) taken as a whole, (A) either
                  (1) default in any payment shall occur and continue (beyond the applicable grace period with respect thereto, if any) with respect to any such Indebtedness, or (2) a default in the observance or performance relating to such Indebtedness or contained in any instrument or agreement evidencing, securing or relating thereto, or any other event or condition shall occur or exist, the effect of which default or other event or condition is to cause, or permit, the holder or holders of such Indebtedness (or trustee or agent on behalf of such holders) to cause (determined without regard to whether any notice or lapse of time is required), any such Indebtedness to become due prior to its stated maturity; or (B) any such Indebtedness shall be declared due and payable, or required to be prepaid other than by a regularly scheduled required prepayment, prior to the stated maturity thereof; or

                  (h) Judgments. One or more judgments or decrees shall be entered against one or more of the Consolidated Parties (other than Foreign Subsidiaries which are not Material Foreign Subsidiaries) involving a liability of $1,500,000 or more in the aggregate (to the extent not paid or fully covered by insurance provided by a carrier who has acknowledged coverage and has the ability to perform) and any such judgments or decrees shall not have been vacated, discharged or stayed or bonded pending appeal within 30 days from the entry thereof; or

                  (i) ERISA. Any of the following events or conditions, if such event or condition could involve possible taxes, penalties, and other liabilities in an aggregate amount which could reasonably be expected to have a Material Adverse Effect: (i) any "accumulated funding deficiency," as such term is defined in Section 302 of ERISA and
         Section 412 of the Code, whether or not waived, shall exist with respect to any Plan, or any lien shall arise on the assets of any Consolidated Party or any ERISA Affiliate in favor of the PBGC or a Plan; (ii) an ERISA Event shall occur with respect to a Single Employer Plan, which is, in the reasonable opinion of the Agent, likely to result in the termination of such Plan for purposes of Title IV of ERISA; (iii) an ERISA Event shall occur with respect to a Multiemployer Plan or Multiple Employer Plan, which is, in the reasonable opinion of the Agent, likely to result in (A) the termination of such Plan for purposes of Title IV of ERISA, or (B) any Consolidated Party or any ERISA Affiliate incurring any liability in connection with a withdrawal from, reorganization of (within the meaning of Section 4241 of ERISA), or insolvency (within the meaning of Section 4245 of ERISA) of such Plan; or



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         (iv) any prohibited transaction (within the meaning of Section 406 of
         ERISA or Section 4975 of the Code) or breach of fiduciary responsibility shall occur which may subject any Consolidated Party or any ERISA Affiliate to any liability under Sections 406, 409, 502(i), or 502(l) of ERISA or Section 4975 of the Code, or under any agreement or other instrument pursuant to which any Consolidated Party or any ERISA Affiliate has agreed or is required to indemnify any person against any such liability; or

                  (j) Event of Default under Warburg Guaranty. The occurrence of an "Event of Default" under and as defined in the Warburg Guaranty; or

                  (k) Ownership. The occurrence of a Change of Control.

                  9.2 ACCELERATION; REMEDIES.

         Upon the occurrence and during the continuance of an Event of Default, the Agent may or, upon the request and direction of the Required Lenders, shall, by written notice to the Credit Parties take any of the following actions:

                  (a) Termination of Commitments. Declare the Commitments terminated whereupon the Commitments shall be immediately terminated.

                  (b) Acceleration. Declare the unpaid principal of and any accrued interest in respect of all Loans, any reimbursement obligations arising from drawings under Letters of Credit and any and all other indebtedness or obligations of any and every kind owing by the Credit Parties to the Agent and/or any of the Lenders hereunder to be due whereupon the same shall be immediately due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Credit Parties.

                  (c) Cash Collateral. Direct the Credit Parties to pay (and the Credit Parties agree that upon receipt of such notice they will immediately pay) to the Agent additional cash, to be held by the Agent, for the benefit of the Lenders, in a cash collateral account as additional security for the LOC Obligations in respect of subsequent drawings under all then outstanding Letters of Credit in an amount equal to the maximum aggregate amount which may be drawn under all Letters of Credits then outstanding.

                  (d) Enforcement of Rights. Enforce any and all rights and interests created and existing under the Credit Documents including, without limitation, all rights and remedies existing under the Collateral Documents, all rights and remedies against a Guarantor and all rights of set-off.

         Notwithstanding the foregoing, if an Event of Default specified in
Section 9.1(f) shall occur with respect to the Borrower, then, without the giving of any notice or other action by the Agent or the Lenders, (i) the Commitments automatically shall terminate, (ii) all Loans, all reimbursement obligations arising from drawings under Letters of Credit, all accrued interest in respect thereof, all accrued and unpaid Fees and other indebtedness or obligations owing to the Agent and/or any of the Lenders hereunder automatically shall immediately become due and payable and (iii) the Credit




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Parties automatically shall be obligated to pay to the Agent additional cash, to be held by the Agent, for the benefit of the Lenders, in a cash collateral account as additional security for the LOC Obligations in respect of subsequent drawings under all then outstanding Letters of Credit in an amount equal to the maximum aggregate amount which may be drawn under all Letters of Credits then outstanding.


                                   SECTION 10

                                AGENCY PROVISIONS

                  10.1 APPOINTMENT, POWERS AND IMMUNITIES.

         Each Lender hereby irrevocably appoints and authorizes the Agent to act as its agent under this Credit Agreement and the other Credit Documents with such powers and discretion as are specifically delegated to the Agent by the terms of this Credit Agreement and the other Credit Documents, together with such other powers as are reasonably incidental thereto. The Agent (which term as used in this sentence and in Section 10.5 and the first sentence of Section 10.6 hereof shall include its Affiliates and its own and its Affiliates' officers, directors, employees, and agents): (a) shall not have any duties or responsibilities except those expressly set forth in this Credit Agreement and shall not be a trustee or fiduciary for any Lender; (b) shall not be responsible to the Lenders for any recital, statement, representation, or warranty (whether written or oral) made in or in connection with any Credit Document or any certificate or other document referred to or provided for in, or received by any of them under, any Credit Document, or for the value, validity, effectiveness, genuineness, enforceability, or sufficiency of any Credit Document, or any other document referred to or provided for therein or for any failure by any Credit Party or any other Person to perform any of its obligations thereunder; (c) shall not be responsible for or have any duty to ascertain, inquire into, or verify the performance or observance of any covenants or agreements by any Credit Party or the satisfaction of any condition or to inspect the property (including the books and records) of any Credit Party or any of its Subsidiaries or Affiliates; and (d) shall not be responsible for any action taken or omitted to be taken by it under or in connection with any Credit Document, except for its own gross negligence or willful misconduct. The Agent may employ agents and attorneys-in-fact and shall not be responsible for the negligence or misconduct of any such agents or attorneys-in-fact selected by it with reasonable care.

                  10.2 RELIANCE BY AGENT.

         The Agent shall be entitled to rely upon any certification, notice, instrument, writing, or other communication (including, without limitation, any thereof by telephone or telecopy) believed by it to be genuine and correct and to have been signed, sent or made by or on behalf of the proper Person or Persons, and upon advice and statements of legal counsel (including counsel for any Credit Party), independent accountants, and other experts selected by the Agent. The Agent may deem and treat the payee of any Note as the holder thereof for all purposes hereof unless and until the Agent receives and accepts an Assignment and Acceptance executed in accordance with Section 11.3(b) hereof. As to any matters not expressly provided for by this




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Credit Agreement, the Agent shall not be required to exercise any discretion or take any action, but shall be required to act or to refrain from acting (and shall be fully protected in so acting or refraining from acting) upon the instructions of the Required Lenders, and such instructions shall be binding on all of the Lenders; provided, however, that the Agent shall not be required to take any action that exposes the Agent to personal liability or that is contrary to any Credit Document or applicable law or unless it shall first be indemnified to its satisfaction by the Lenders against any and all liability and expense which may be incurred by it by reason of taking any such action.

                  10.3 DEFAULTS.

         The Agent shall not be deemed to have knowledge or notice of the occurrence of a Default or Event of Default unless the Agent has received written notice from a Lender or a Credit Party specifying such Default or Event of Default and stating that such notice is a "Notice of Default". In the event that the Agent receives such a notice of the occurrence of a Default or Event of Default, the Agent shall give prompt notice thereof to the Lenders. The Agent shall (subject to Section 10.2 hereof) take such action with respect to such Default or Event of Default as shall reasonably be directed by the Required Lenders (or such other Lenders as required by Section 11.6), provided that, unless and until the Agent shall have received such directions, the Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or Event of Default as it shall deem advisable in the best interest of the Lenders.

                  10.4 RIGHTS AS A LENDER.

         With respect to its Commitment and the Loans made by it, Bank of America (and any successor acting as Agent) in its capacity as a Lender hereunder shall have the same rights and powers hereunder as any other Lender and may exercise the same as though it were not acting as the Agent, and the term "Lender" or "Lenders" shall, unless the context otherwise indicates, include the Agent in its individual capacity. Bank of America (and any successor acting as Agent) and its Affiliates may (without having to account therefor to any Lender) accept deposits from, lend money to, make investments in, provide services to, and generally engage in any kind of lending, trust, or other business with any Credit Party or any of its Subsidiaries or Affiliates as if it were not acting as Agent, and Bank of America (and any successor acting as Agent) and its Affiliates may accept fees and other consideration from any Credit Party or any of its Subsidiaries or Affiliates for services in connection with this Credit Agreement or otherwise without having to account for the same to the Lenders.

                  10.5 INDEMNIFICATION.

         The Lenders agree to indemnify the Agent (to the extent not reimbursed under Section 11.5 hereof, but without limiting the obligations of the Credit Parties under such Section) ratably (in accordance with their respective (i) Revolving Commitments (or, if the Revolving Commitments have been terminated, the outstanding Revolving Loans and Participation Interests in Letters of Credit (including the Participation Interests of the Issuing Lender in Letters of Credit)), (ii) outstanding Tranche A Term Loans (and Participation Interests therein) and (iii) outstanding



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Tranche B Term Loans (and Participation Interests therein)) for any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses (including attorneys' fees), or disbursements of any kind and nature whatsoever that may be imposed on, incurred by or asserted against the Agent (including by any Lender) in any way relating to or arising out of any Credit Document or the transactions contemplated thereby or any action taken or omitted by the Agent under any Credit Document; provided that no Lender shall be liable for any of the foregoing to the extent they arise from the gross negligence or willful misconduct of the Person to be indemnified. Without limitation of the foregoing, each Lender agrees to reimburse the Agent promptly upon demand for its ratable share of any costs or expenses payable by the Credit Parties under Section 11.5, to the extent that the Agent is not promptly reimbursed for such costs and expenses by the Credit Parties. The agreements in this Section 10.5 shall survive the repayment of the Loans, LOC Obligations and other obligations under the Credit Documents and the termination of the Commitments hereunder.

                  10.6 NON-RELIANCE ON AGENT AND OTHER LENDERS.

         Each Lender agrees that it has, independently and without reliance on the Agent or any other Lender, and based on such documents and information as it has deemed appropriate, made its own credit analysis of the Credit Parties and their Subsidiaries and decision to enter into this Credit Agreement and that it will, independently and without reliance upon the Agent or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own analysis and decisions in taking or not taking action under the Credit Documents. Except for notices, reports, and other documents and information expressly required to be furnished to the Lenders by the Agent hereunder, the Agent shall not have any duty or responsibility to provide any Lender with any credit or other information concerning the affairs, financial condition, or business of any Credit Party or any of its Subsidiaries or Affiliates that may come into the possession of the Agent or any of its Affiliates.

                  10.7 SUCCESSOR AGENT.

         The Agent may resign at any time by giving notice thereof to the Lenders and the Credit Parties. Upon any such resignation, the Required Lenders shall have the right to appoint a successor Agent. If no successor Agent shall have been so appointed by the Required Lenders and shall have accepted such appointment within thirty (30) days after the retiring Agent's giving of notice of resignation, then the retiring Agent may, on behalf of the Lenders, appoint a successor Agent which shall be a commercial bank organized under the laws of the United States having combined capital and surplus of at least $100,000,000. Upon the acceptance of any appointment as Agent hereunder by a successor, such successor shall thereupon succeed to and become vested with all the rights, powers, discretion, privileges, and duties of the retiring Agent, and the retiring Agent shall be discharged from its duties and obligations hereunder. After any retiring Agent's resignation hereunder as Agent, the provisions of this Section 10 shall continue in effect for its benefit in respect of any actions taken or omitted to be taken by it while it was acting as Agent.



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                                   SECTION 11

                                  MISCELLANEOUS

                  11.1 NOTICES.

         Except as otherwise expressly provided herein, all notices and other communications shall have been duly given and shall be effective (a) when delivered, (b) when transmitted via telecopy (or other facsimile device) to the number set out below, (c) the Business Day following the day on which the same has been delivered prepaid (or pursuant to an invoice arrangement) to a reputable national overnight air courier service, or (d) the third Business Day following the day on which the same is sent by certified or registered mail, postage prepaid, in each case to the respective parties at the address, in the case of the Credit Parties and the Agent, set forth below, and, in the case of the Lenders, set forth on Schedule 2.1(a), or at such other address as such party may specify by written notice to the other parties hereto:

         if to any Credit Party:

                  American Medical Systems, Inc.
                  10700 Bren Road
                  Minnetonka, Minnesota  55343-9679
                  Attn:  Greg Melsen
                  Telephone: (612) 930-6167
                  Telecopy:  (612) 930-6695

         if to the Agent:

                  Bank of America, N. A.
                  Independence Center, 15th Floor
                  NC1-001-15-04
                  101 North Tryon Street
                  Charlotte, North Carolina 28255
                  Attn:  Erik Truette, Agency Services
                  Telephone: (704) 388-1108
                  Telecopy:  (704) 409-0028

         with a copy to:



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


                  Bank of America, N. A.
                  Bank of America Corporate Center, 13th Floor
                  NC1-007-13-06
                  100 North Tryon Street
                  Charlotte, North Carolina 28255
                  Attn:  Kip Davis
                  Telephone: (704) 388-7731
                  Telecopy:  (704) 386-9607

                  11.2 RIGHT OF SET-OFF; ADJUSTMENTS.

         Upon the occurrence and during the continuance of any Event of Default, each Lender (and each of its Affiliates) is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by such Lender (or any of its Affiliates) to or for the credit or the account of any Credit Party against any and all of the obligations of such Person now or hereafter existing under this Credit Agreement, under the Notes, under any other Credit Document or otherwise, irrespective of whether such Lender shall have made any demand hereunder or thereunder and although such obligations may be unmatured. Each Lender agrees promptly to notify any affected Credit Party after any such set-off and application made by such Lender; provided, however, that the failure to give such notice shall not affect the validity of such set-off and application. The rights of each Lender under this Section 11.2 are in addition to other rights and remedies (including, without limitation, other rights of set-off) that such Lender may have.

                  11.3 BENEFIT OF AGREEMENT.

                  (a) This Credit Agreement shall be binding upon and inure to the benefit of and be enforceable by the respective successors and assigns of the parties hereto; provided that none of the Credit Parties may assign or transfer any of its interests and obligations without prior written consent of each of the Lenders; provided further that the rights of each Lender to transfer, assign or grant participations in its rights and/or obligations hereunder shall be limited as set forth in this Section 11.3.

                  (b) Each Lender may assign to one or more Eligible Assignees all or a portion of its rights and obligations under this Credit Agreement (including, without limitation, all or a portion of its Loans, its Notes, and its Commitment); provided, however, that

                           (i) each such assignment shall be to an Eligible
                  Assignee;

                           (ii) except in the case of an assignment to another
                  Lender, an Affiliate of an existing Lender or any fund that invests in bank loans and is advised or managed by an investment advisor to an existing Lender or an assignment of all of a Lender's rights and obligations under this Credit Agreement, any such partial assignment shall be in an amount at least equal to $5,000,000 (or, if less, the




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                  remaining amount of the Commitment being assigned by such
                  Lender) or an integral multiple of $1,000,000 in excess thereof; and

                           (iii) the parties to such assignment shall execute
                  and deliver to the Agent for its acceptance an Assignment and Acceptance in the form of Exhibit 11.3(b) (an "Assignment and Acceptance"), together with any Note subject to such assignment and a processing fee of $3,500.

         Upon execution, delivery, and acceptance of such Assignment and Acceptance, the assignee thereunder shall be a party hereto and, to the extent of such assignment, have the obligations, rights, and benefits of a Lender hereunder and the assigning Lender shall, to the extent of such assignment, relinquish its rights and be released from its obligations under this Credit Agreement. Upon the consummation of any assignment pursuant to this Section 11.3(b), the assignor, the Agent and the Credit Parties shall make appropriate arrangements so that, if required, new Notes are issued to the assignor and the assignee. If the assignee is not a United States person under Section 7701(a)(30) of the Code, it shall deliver to the Credit Parties and the Agent certification as to exemption from deduction or withholding of Taxes in accordance with Section 3.11.

                  (c) The Agent shall maintain (and the Borrower hereby designates the Agent to serve as the Borrower's agent to maintain) at its address referred to in Section 11.1 a copy of each Assignment and Acceptance delivered to and accepted by it and a register for the recordation of the names and addresses of the Lenders and the Commitment of, and principal amount of the Loans owing to, each Lender from time to time (the "Register"). The entries in the Register shall be conclusive and binding for all purposes, absent manifest error, and the Credit Parties, the Agent and the Lenders may treat each Person whose name is recorded in the Register as a Lender hereunder for all purposes of this Credit Agreement. The Register shall be available for inspection by the Credit Parties or any Lender at any reasonable time and from time to time upon reasonable prior notice. Any assignment of any Loan or other Credit Party Obligations shall be effective only upon an entry with respect thereto being made in the Register.

                  (d) Upon its receipt of an Assignment and Acceptance executed by the parties thereto, together with any Note subject to such assignment and payment of the processing fee, the Agent shall, if such Assignment and Acceptance has been completed and is in substantially the form of Exhibit 11.3(b) hereto, (i) accept such Assignment and Acceptance, (ii) record the information contained therein in the Register and (iii) give prompt notice thereof to the parties thereto.

                  (e) Each Lender may sell participations to one or more Persons in all or a portion of its rights, obligations or rights and obligations under this Credit Agreement (including all or a portion of its Commitment or its Loans); provided, however, that (i) such Lender's obligations under this Credit Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations, (iii) the participant shall be entitled to the benefit of the yield protection provisions contained in Sections 3.6 through 3.12, inclusive (but only to




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         the extent that the selling Lender is so entitled), and the right of set-off contained in Section 11.2, and (iv) the Credit Parties shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Credit Agreement, and such Lender shall retain the sole right to enforce the obligations of the Credit Parties relating to the Credit Party Obligations owing to such Lender and to approve any amendment, modification, or waiver of any provision of this Credit Agreement (other than amendments, modifications, or waivers (A) decreasing the amount of principal of or the rate at which interest is payable on such Loans or Notes, (B) extending any scheduled principal payment date or date fixed for the payment of interest on such Loans or Notes, (C) extending its Commitment, (D) except as the result of or in connection with an Asset Disposition not prohibited by Section 8.5, releasing all or substantially all of the Collateral, (E) except as the result of or in connection with a dissolution, merger or disposition of a Consolidated Party not prohibited by Section 8.4 or Section 8.5, releasing the Borrower or substantially all of the other Credit Parties from its or their obligations under the Credit Documents or (D) releasing US Warburg from its obligations under the Warburg Guaranty).

                  (f) Notwithstanding any other provision set forth in this Credit Agreement, any Lender may at any time assign and pledge all or any portion of its Loans and its Notes (i) to any Federal Reserve Bank as collateral security pursuant to Regulation A and any Operating Circular issued by such Federal Reserve Bank or (ii) in the case of any Lender which has made Tranche B Term Loans hereunder and is an investment fund, to the trustee under the indenture to which such fund is a party in support of its obligations to such trustee for the benefit of the applicable trust beneficiaries. No such assignment shall release the assigning Lender from its obligations hereunder.

                  (g) Any Lender may furnish any information concerning the Consolidated Parties in the possession of such Lender from time to time to assignees and participants (including prospective assignees and participants), subject, however, to the provisions of Section 11.14 hereof.

                  11.4 NO WAIVER; REMEDIES CUMULATIVE.

         No failure or delay on the part of the Agent or any Lender in exercising any right, power or privilege hereunder or under any other Credit Document and no course of dealing between the Agent or any Lender and any of the Credit Parties shall operate as a waiver thereof; nor shall any single or partial exercise of any right, power or privilege hereunder or under any other Credit Document preclude any other or further exercise thereof or the exercise of any other right, power or privilege hereunder or thereunder. The rights and remedies provided herein are cumulative and not exclusive of any rights or remedies which the Agent or any Lender would otherwise have. No notice to or demand on any Credit Party in any case shall entitle the Credit Parties to any other or further notice or demand in similar or other circumstances or constitute a waiver of the rights of the Agent or the Lenders to any other or further action in any circumstances without notice or demand.

                  11.5     EXPENSES; INDEMNIFICATION.

                  (a) The Credit Parties jointly and severally agree to pay on demand all reasonable out-of-pocket costs and expenses of the Agent in connection with the syndication, preparation, execution, delivery, administration, modification, and amendment of this Credit Agreement, the other Credit Documents, and the other documents to be delivered hereunder, including, without limitation, the reasonable fees and expenses of counsel for the Agent (including the cost of internal counsel) with respect thereto and with respect to advising the Agent as to its rights and responsibilities under the Credit Documents. The Credit Parties further jointly and severally agree to pay on demand all costs and expenses of the Agent and the Lenders, if any (including, without limitation, reasonable attorneys' fees and expenses and the cost of internal counsel), in connection with any work-out or restructuring relating to the Credit Facilities or any enforcement (whether through negotiations, legal proceedings, or otherwise) of any of the Credit Documents.

                  (b) The Credit Parties jointly and severally agree to indemnify and hold harmless the Agent and each Lender and each of their Affiliates and their respective officers, directors, employees, agents, and advisors (each, an "Indemnified Party") from and against any and all claims, damages, losses, liabilities, costs, and expenses (including, without limitation, reasonable attorneys' fees) that may be incurred by or asserted or awarded against any Indemnified Party, in each case arising out of or in connection with or by reason of (including, without limitation, in connection with any investigation, litigation, or proceeding or preparation of defense in connection therewith) the Credit Documents, any of the transactions contemplated herein or the actual or proposed use of the proceeds of the Loans, except to the extent such claim, damage, loss, liability, cost, or expense is found in a final, non-appealable judgment by a court of competent jurisdiction to have resulted from such Indemnified Party's gross negligence or willful misconduct. In the case of an investigation, litigation or other proceeding to which the indemnity in this Section 11.5 applies, such indemnity shall be effective whether or not such investigation, litigation or proceeding is brought by any of the Credit Parties, their respective directors, shareholders or creditors or an Indemnified Party or any other Person or any Indemnified Party is otherwise a party thereto and whether or not the transactions contemplated hereby are consummated. The Credit Parties agree not to assert any claim against the Agent, any Lender, any of their Affiliates, or any of their respective directors, officers, employees, attorneys, agents, and advisers, on any theory of liability, for special, indirect, consequential, or punitive damages arising out of or otherwise relating to the Credit Documents, any of the transactions contemplated herein or the actual or proposed use of the proceeds of the Loans.

                  (c) Without prejudice to the survival of any other agreement of the Credit Parties hereunder, the agreements and obligations of the Credit Parties contained in this Section 11.5 shall survive the repayment of the Loans, LOC Obligations and other obligations under the Credit Documents and the termination of the Commitments hereunder.

                  11.6     AMENDMENTS, WAIVERS AND CONSENTS.

         Neither this Credit Agreement nor any other Credit Document nor any of the terms hereof or thereof may be amended, changed, waived, discharged or terminated unless such amendment, change, waiver, discharge or termination is in writing entered into by, or approved in writing by, each of the Credit Parties party thereto and the Required Lenders, provided, however, that:

                  (a) without the consent of each Lender affected thereby, neither this Credit Agreement nor any other Credit Document may be amended, changed, waived, discharged or terminated so as to

                        (i) extend the final maturity of any Loan or of any
                  reimbursement obligation, or any portion thereof, arising from drawings under Letters of Credit, or extend or waive any Principal Amortization Payment of any Loan, or any portion thereof,

                       (ii) reduce the rate or extend the time of payment of
                  interest on any Loan or of any reimbursement obligation, or any portion thereof, arising from drawings under Letters of Credit (other than as a result of waiving the applicability of any post-default increase in interest rates) or of any Fees,

                      (iii) reduce or waive the principal amount of any Loan or
                  of any reimbursement obligation, or any portion thereof, arising from drawings under Letters of Credit,

                       (iv) increase the Commitment of a Lender over the amount
                  thereof in effect (it being understood and agreed that a waiver of any Default or Event of Default or mandatory reduction in the Commitments shall not constitute a change in the terms of any Commitment of any Lender),

                        (v) except as the result of or in connection with a
                  Permitted Asset Disposition and subject to the terms of
                  Section 11.6(e), release all or substantially all of the Collateral,

                       (vi) except as the result of or in connection with a
                  dissolution, merger or disposition of a Consolidated Party not prohibited by Section 8.4 or Section 8.5 and subject to the terms of Section 11.6(e), release the Borrower or substantially all of the other Credit Parties from its or their obligations under the Credit Documents,

                       (vii) amend, modify or waive any provision of this
                  Section 11.6,

                      (viii) reduce any percentage specified in, or otherwise
                  modify, the definitions of Required Guaranteed Lenders, Required Lenders or Required Tranche A Term Lenders,



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

                       (ix) release US Warburg from its obligations under the
                  Warburg Guaranty, or

                        (x) subject to the terms of Section 11.6(e), consent to
                  the assignment or transfer by the Borrower or all or substantially all of the other Credit Parties of any of its or their rights and obligations under (or in respect of) the Credit Documents except as permitted thereby;

                  (b) without the consent of the Agent, no provision of Section 10 may be amended, changed, waived, discharged or terminated;

                  (c) without the consent of the Issuing Lender, no provision of
         Section 2.2 may be amended, changed, waived, discharged or terminated;

                  (d) without the consent of the Required Tranche A Term Lenders, (A) no amendment, change, waiver, discharge or termination of any of the following which would have an adverse effect on the Tranche A Term Lenders shall be effective: (1) the definitions of "Asset Disposition", "Asset Disposition Prepayment Event", "Application Period", "Capital Stock", "Collateral", "Collateral Documents", "Debt Issuance", "Domestic Subsidiary", "Eligible Reinvestment", "Equity Issuance", "Excess Proceeds", "Excluded Asset Disposition", "Excluded Equity Issuance", "Excluded Property", "Foreign Subsidiary", "Guarantors", "Involuntary Disposition", "Joinder Agreement", "Lien", "Material Foreign Subsidiary", "Mortgaged Instruments", "Mortgaged Properties", "Mortgaged Policies", "Net Cash Proceeds", "Permitted Asset Disposition", "Permitted Liens", "Pledge Agreement", "Property", "Security Agreement", "Subsidiary", "Subsidiary Guarantor" and "Tranche A Obligations" set forth in Section 1.1, (2) Sections 3.3(a), 3.3(b)(iii)-(vi),3.15(b), 4, 7.6(b), 7.12, 7.13, 8.2, 8.5 or 9.1(e) or
         (3) any of the Collateral Documents, and (B) neither this Credit Agreement nor any other Credit Document may be amended, changed, waived, discharged or terminated so as to (1) except as the result of or in connection with a Permitted Asset Disposition, release any of the Collateral, (2) except as the result of or in connection with a dissolution, merger or disposition of a Consolidated Party not prohibited by Section 8.4 or Section 8.5, release the Borrower or any of the other Credit Parties from its or their obligations under the Credit Documents or (3) consent to the assignment or transfer by the Borrower or any of the other Credit Parties of any of its or their rights and obligations under (or in respect of) the Credit Documents except as permitted thereby;

                  (e) without the consent of the Required Guaranteed Lenders, no amendment, change, waiver, discharge or termination of any of the following which would have an adverse effect on the Guaranteed Lenders shall be effective: (A) the definitions of "Guaranteed Lenders" set forth in Section 1.1, (B) the Warburg Guaranty or (C) Section 9.1(j); and

                  (f) without the consent of each Lender, no amendment, change, waiver, discharge or termination of Sections 5.2(a), (n), (o), (p) or
         (q) shall be effective.

         Notwithstanding the fact that the consent of all the Lenders is required in certain circumstances as set forth above, (x) each Lender is entitled to vote as such Lender sees fit on any bankruptcy reorganization plan that affects the Loans, and each Lender acknowledges that the provisions of Section 1126(c) of the Bankruptcy Code supersedes the unanimous consent provisions set forth herein and
         (y) the Required Lenders shall determine whether or not to allow a Credit Party to use cash collateral in the context of a bankruptcy or insolvency proceeding and such determination shall be binding on all of the Lenders.

                  11.7     COUNTERPARTS.

         This Credit Agreement may be executed in any number of counterparts, each of which when so executed and delivered shall be an original, but all of which shall constitute one and the same instrument. It shall not be necessary in making proof of this Credit Agreement to produce or account for more than one such counterpart for each of the parties hereto. Delivery by facsimile by any of the parties hereto of an executed counterpart of this Credit Agreement shall be as effective as an original executed counterpart hereof and shall be deemed a representation that an original executed counterpart hereof will be delivered.

                  11.8     HEADINGS.

         The headings of the sections hereof are provided for convenience only and shall not in any way affect the meaning or construction of any provision of this Credit Agreement.

                  11.9     SURVIVAL.

         All indemnities set forth herein, including, without limitation, in
Section 2.2(i), 3.11, 3.12, 10.5 or 11.5 shall survive the execution and delivery of this Credit Agreement, the making of the Loans, the issuance of the Letters of Credit, the repayment of the Loans, LOC Obligations and other obligations under the Credit Documents and the termination of the Commitments hereunder, and all representations and warranties made by the Credit Parties herein shall survive until this Credit Agreement shall be terminated in accordance with the terms of Section 11.13.

                  11.10    GOVERNING LAW; SUBMISSION TO JURISDICTION; VENUE.

                  (a) THIS CREDIT AGREEMENT AND, UNLESS OTHERWISE EXPRESSLY PROVIDED THEREIN, THE OTHER CREDIT DOCUMENTS AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER AND THEREUNDER SHALL BE GOVERNED BY AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK. Any legal action or proceeding with respect to this Credit Agreement or any other Credit Document may be brought in the courts of the State of New York in New York County, or of the United States for the Southern District of New York, and, by execution and delivery of this Credit Agreement, each of the Credit Parties hereby irrevocably accepts for itself and in respect of its property, generally and unconditionally, the nonexclusive jurisdiction of such courts. Each of the Credit Parties further irrevocably consents to the service of process out of any of the aforementioned courts in any such action or proceeding by the mailing of copies thereof by registered or certified mail, postage prepaid, to it at the address set out for notices pursuant to Section 11.1, such service to become effective three (3) days after such mailing. Nothing herein shall affect the right of the Agent or any Lender to serve process in any other manner permitted by law or to commence legal proceedings or to otherwise proceed against any Credit Party in any other jurisdiction.

                  (b) Each of the Credit Parties hereby irrevocably waives any objection which it may now or hereafter have to the laying of venue of any of the aforesaid actions or proceedings arising out of or in connection with this Credit Agreement or any other Credit Document brought in the courts referred to in subsection (a) above and hereby further irrevocably waives and agrees not to plead or claim in any such court that any such action or proceeding brought in any such court has been brought in an inconvenient forum.

                  (c) TO THE EXTENT PERMITTED BY LAW, EACH OF THE AGENT, THE LENDERS, EACH OF THE CREDIT PARTIES HEREBY IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS CREDIT AGREEMENT, ANY OF THE OTHER CREDIT DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED HEREBY.

                  11.11    SEVERABILITY.

         If any provision of any of the Credit Documents is determined to be illegal, invalid or unenforceable, such provision shall be fully severable and the remaining provisions shall remain in full force and effect and shall be construed without giving effect to the illegal, invalid or unenforceable provisions.

                  11.12    ENTIRETY.

         This Credit Agreement together with the other Credit Documents represent the entire agreement of the parties hereto and thereto, and supersede all prior agreements and understandings, oral or written, if any, including any commitment letters or correspondence relating to the Credit Documents or the transactions contemplated herein and therein.

                  11.13    TERMINATION.

         The term of this Credit Agreement shall be until the Credit Party Obligations are Fully Satisfied.

                  11.14    CONFIDENTIALITY.

         The Agent and each Lender (each, a "Lending Party") agrees to keep confidential any information furnished or made available to it by or on behalf of the Credit Parties pursuant to this Credit Agreement; provided that nothing herein shall prevent any Lending Party from disclosing such information (a) to any other Lending Party or any Affiliate of any Lending Party, or any officer, director, employee, agent, or advisor of any Lending Party or Affiliate of any Lending

Party, (b) to any other Person if reasonably incidental to the administration of the Credit Facilities, (c) as required by any law, rule, or regulation, (d) upon the order of any court or administrative agency, (e) upon the request or demand of any regulatory agency or authority, (f) that is or becomes available to the public or that is or becomes available to any Lending Party other than as a result of a disclosure by any Lending Party prohibited by this Credit Agreement,
(g) in connection with any litigation to which such Lending Party or any of its Affiliates may be a party, (h) to the extent necessary in connection with the exercise of any remedy under this Credit Agreement or any other Credit Document,
(i) to the National Association of Insurance Commissioners or any similar organization or any nationally recognized rating agency that requires access to information about a Lender's investment portfolio in connection with ratings issued with respect to such Lender, (j) to any direct or indirect contractual counterparty in swap agreements or such contractual counterparty's professional advisor (so long as such contractual counterparty or professional advisor to such contractual counterparty (i) has been approved in writing by the Borrower and (ii) agrees in a writing enforceable by the Borrower to be bound by the provisions of this Section 11.14) and (k) subject to provisions substantially similar to those contained in this Section 11.14, to any actual or proposed participant or assignee.

                  11.15    SOURCE OF FUNDS.

         Each of the Lenders hereby represents and warrants to the Borrower that at least one of the following statements is an accurate representation as to the source of funds to be used by such Lender in connection with the financing hereunder:

                  (a) no part of such funds constitutes assets allocated to any separate account maintained by such Lender in which any employee benefit plan (or its related trust) has any interest;

                  (b) to the extent that any part of such funds constitutes assets allocated to any separate account maintained by such Lender, such Lender has disclosed to the Borrower the name of each employee benefit plan whose assets in such account exceed 10% of the total assets of such account as of the date of such purchase (and, for purposes of this clause (b), all employee benefit plans maintained by the same employer or employee organization are deemed to be a single plan);

                  (c) to the extent that any part of such funds constitutes assets of an insurance company's general account, such insurance company has complied with all of the requirements of the regulations issued under Section 401(c)(1)(A) of ERISA; or

                  (d) such funds constitute assets of one or more specific benefit plans which such Lender has identified in writing to the Borrower.

As used in this Section 11.15, the terms "employee benefit plan" and "separate account" shall have the respective meanings assigned to such terms in Section 3 of ERISA.

                  11.16    REGULATION D.

         Each of the Lenders hereby represents and warrants to the Borrower that it is a commercial lender, other financial institution or other "accredited" investor (as defined in SEC Regulation D) which makes or acquires or loans on the ordinary course of business and that it will make or acquire Loans for its own account in the ordinary course of business.

                  11.17    CONFLICT.

         To the extent that there is a conflict or inconsistency between any provision hereof, on the one hand, and any provision of any Credit Document, on the other hand, this Credit Agreement shall control.


                           [Signature Page to Follow]

         IN WITNESS WHEREOF, each of the parties hereto has caused a counterpart of this Credit Agreement to be duly executed and delivered as of the date first above written.

BORROWER:                                   AMERICAN MEDICAL SYSTEMS, INC.


                                            By:  /s/ Gregory J. Melsen
                                               ----------------------------
                                            Name:  Gregory J. Melsen
                                                 --------------------------
                                            Title:  Vice President -
                                                  -------------------------
                                                    Finance, Treasurer and
                                                  -------------------------
                                                    Chief Financial Officer
                                                  -------------------------

SUBSIDIARY
GUARANTOR:                                  INFLUENCE, INC.


                                            By:  /s/ Gregory J. Melsen
                                               ----------------------------
                                            Name:  Gregory J. Melsen
                                                 --------------------------
                                            Title:  Chief Financial Officer
                                                  -------------------------

LENDERS: BANK OF AMERICA, N. A., individually in its capacity as a Lender and in its capacity as Agent

                                            By:  /s/ John J. O'Neill
                                               ----------------------------
                                            Name:  John J. O'Neill
                                                 --------------------------
                                            Title:  Managing Director
                                                  -------------------------

                                            BANKERS TRUST COMPANY

                                            By:  /s/ David J. Bell
                                               ----------------------------
                                            Name:  David J. Bell
                                                 --------------------------
                                            Title:  Principal
                                                  -------------------------

                                            U.S. BANK NATIONAL ASSOCIATION

                                            By:  /s/ Mark K. Olson
                                               ----------------------------
                                            Name:  Mark K. Olson
                                                 --------------------------
                                            Title:  Senior Vice President
                                                  -------------------------

                                            FLEET NATIONAL BANK

                                            By:  /s/ Timothy G. Clifford
                                               ----------------------------
                                            Name:  Timothy G. Clifford
                                                 --------------------------
                                            Title:  Director
                                                  -------------------------